As filed with the Securities and Exchange Commission on July 16, 1999
                                           Registration Statement No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             SFC NEW HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)

         Delaware                        2022                      52-2173533
(State or other Jurisdiction   (Primary Standard Industrial    (I.R.S. Employer
    of incorporation or               Classification             Identification
       organization)                    Code Number)                 Number)

                               520 Lake Cook Road
                                    Suite 550
                               Deerfield, IL 60015
                                 (847) 405-5300
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                                Larry S. Benjamin
                      President and Chief Executive Officer
                             SFC New Holdings, Inc.
                               520 Lake Cook Road
                                    Suite 550
                            Deerfield, Illinois 60015
                                 (847) 405-5300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With A Copy To:

                            Mitchell S. Fishman, Esq.
                    Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                          New York, New York 10019-6064
                                 (212) 373-3000

      Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration Statement becomes effective.

                           ---------------------------

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.|_|

                            ------------------------

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
         Title of Each Class            Amount to Be      Proposed Maximum        Proposed Maximum           Amount of
   of Securities to Be Registered        Registered      Offering Price Per      Aggregate Offering     registration fee (2)
                                                             Security                  Price
------------------------------------------------------------------------------------------------------------------------------------
11 1/4% Senior Notes due 2001 ........   $225,000,000            100%             $225,000,000 (1)        $62,550
12 1/8% Senior Notes due 2002 ........   $150,000,000            100%             $150,000,000 (1)        $41,700
13 1/4% Subordinated Notes due 2003 ..   $200,000,000            100%             $200,000,000 (1)        $55,600
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act of 1933.
(2) The registration fee has been calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933. The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state

                   Subject To Completion, Dated July 16, 1999

PRELIMINARY PROSPECTUS

                             SFC New Holdings, Inc.

                              Exchange Offers for:

                $220,695,000 of our 11 1/4% Senior Notes due 2001
                $149,925,000 of our 12 1/8% Senior Notes due 2002
             $197,646,000 of our 13 1/4% Subordinated Notes due 2003

                                       and

   $4,305,000 of 10 1/4% Senior Notes due 2001 of Specialty Foods Corporation
     $75,000 of 11 1/8% Senior Notes due 2002 of Specialty Foods Corporation $2,354,000 of 11 1/4% Subordinated Notes due 2003 of Specialty Foods Corporation

      Terms of the exchange offers:

o     They expire at 5:00 p.m., New York City time, on           , 1999, unless
      extended.

o     All notes that are validly tendered and not withdrawn will be exchanged.

o Tenders of notes may be withdrawn at any time before the expiration of the exchange offer.

o The terms of the exchange notes we will issue in the exchange offer are substantially identical to those of our initial notes, except that transfer restrictions and registration rights relating to the initial notes will not apply to the exchange notes.

o The notes of Specialty Foods Corporation which we are offering to acquire in exchange for exchange notes are all structurally subordinated to both our initial notes and the exchange notes.

o The exchange notes are new securities and there is currently no established market for them.

Before participating in these exchange offers please refer to the section in this prospectus entitled "Risk Factors" beginning on page 12.

      Neither the Securities and Exchange Commission nor any state commission has approved the notes to be distributed in the exchange offers, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

               --------------------------------------------------

                The date of this prospectus is __________, 1999.

               --------------------------------------------------

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

Prospectus Summary .......................................................     1
Risk Factors .............................................................    13
Use of Proceeds ..........................................................    23
Pro Forma Capitalization .................................................    24
Selected Consolidated Financial Data .....................................    25
Management's Discussion and Analysis of Financial Condition
  and Results of Operations ..............................................    26
Business .................................................................    34
Management ...............................................................    44
Security Ownership .......................................................    54
Relationships and Related Transactions ...................................    57
The Exchange Offers ......................................................    59
Description of the Other Indebtedness and Our Accounts
   Receivable Transfer Program ...........................................    74
Description of the Exchange Notes ........................................    82
Description of the Initial Notes .........................................   132
Description of the SFC Notes .............................................   133
Plan of Distribution .....................................................   160
United States Federal Income Tax Considerations ..........................   161
Legal Matters ............................................................   172
Experts ..................................................................   172
Where You Can Obtain Additional Information ..............................   173
Index to Financial Information ...........................................   F-1
Report of Independent Auditors ...........................................   F-2

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                               PROSPECTUS SUMMARY

      This summary highlights some information from this prospectus. Because it is a summary, it does not contain all of the information that you should consider before participating in the exchange offers. You should read the entire prospectus carefully, including the section entitled "Risk Factors" and the financial statements and the related notes to those statements included in this prospectus.

                               About Our Business

General

      SFAC New Holdings, Inc. is a holding corporation which, through us, SFC New Holdings, Inc., owns a group of specialty food businesses. We are a leading producer, marketer and distributor of retail bread, cookies and other baked goods throughout the United States and we are now the nation's third largest cookie company. Our operations include Metz Baking Company, Mother's Cake & Cookie Co., Archway Cookies, Inc. and Andre-Boudin Bakeries, Inc.

      Since 1996, we have increased our focus on our core baked goods businesses while divesting non-core businesses including B&G Foods/Burns & Ricker, Inc., Gai's Seattle French Baking Co. and San Francisco French Bread. In addition, in 1997 we sold Stella Foods, Inc., a producer of specialty and Italian cheeses, for $405 million, and, in April 1999, we sold H&M Foods Systems Company, Inc., a manufacturer and distributor of specialty meats and meat-based prepared foods to restaurants and food manufacturers, for $132 million. The net proceeds that we received from the sales have been used to reduce our indebtedness, invest in our businesses or acquire baked goods companies. In recent years, the baked goods industry has undergone substantial consolidation, which is being driven by opportunities to reduce costs by combining manufacturing, distribution and administrative capabilities.

      These exchange offers are being made to fulfill our obligations under the registration rights agreement that we entered in connection with the restructuring transaction and prior exchange offers that we completed on June 11, 1999. The restructuring and prior exchange offers were designed to give us added flexibility to pursue our strategic plan and to allow us to maximize value through selective acquisitions.

      Since May 1998, we have completed seven acquisitions of baking companies that complement our existing business, expand our geographic scope and strengthen our competitive position. In October 1998, we acquired Archway for approximately $90 million and used an additional $26 million to repay some of Archway's indebtedness. The Archway acquisition created, together with Mother's, the nation's third largest cookie business and provides us with a strong, established brand name, a more diversified product line and a nation-wide presence. The Archway acquisition also provides us with opportunities to realize significant operational and distribution synergies.

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                                       1

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      In June 1999, we acquired Grocers Baking Company of Grand Rapids, Michigan for $33.2 million plus an additional $5.8 million of indebtedness. Grocers, which had 1998 sales of approximately $60 million, sells a variety of bread, buns, sweet goods, cookie dough and other frozen products throughout Michigan. Additionally, in July 1999, we completed a small add-on acquisition of a Detroit-based baker, Blue-Bird Products, Inc. These acquisitions will provide our Metz business unit with both cost savings and new revenue opportunities.

      We also completed four smaller, strategic bread acquisitions in 1998 for a total aggregate consideration of $19.6 million. We acquired Pane Corporation, which does business as San Diego Bread Company and sells a variety of specialty breads, including a sourdough product that complements Boudin's premium sourdough bread brand in California. This acquisition provides our Boudin operating unit with the opportunity to strengthen its position in Southern California. Our Metz business also acquired three bakery companies in 1998:
Clear Lake Bakery, Inc., which bakes and distributes a variety of bread, buns, rolls, doughnuts and sweet rolls throughout Iowa; Grandma Sycamore's, which distributes its brand name bread throughout Utah and neighboring states; and Eagle (Rock Island) Bakery, which produces private label bread and buns distributed in Iowa and Illinois. These bread acquisitions provide us with significant opportunities to reduce our manufacturing and distribution costs and to strengthen Metz's competitive position in its core Midwestern territory.

Business Strategy

      Our strategy is to build the enterprise value of our operating companies, which we believe is best attained in the current baking industry environment by realizing significant cost synergies from acquisitions. Since May 1998, we have consummated seven bakery acquisitions and we intend to continue to acquire bakery businesses to the extent our financial resources allow. We have identified potential acquisition candidates that would provide us with a range of synergy opportunities if they were combined with our existing bakery business. When our financial capabilities preclude us from pursuing additional acquisitions, we will explore available options to maximize the value of our stakeholders' investments.

      SFC New Holdings, Inc. was formed in 1998 and is a Delaware corporation. Our principal executive offices are located at 520 Lake Cook Road, Suite 550, Deerfield, Illinois 60015. Our telephone number is (847) 405-5300.

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                                       2

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                         Summary of The Exchange Offers

      We are offering to exchange $220,695,000 aggregate principal amount of our new 11 1/4% Senior Notes due 2001, which we refer to as "11 1/4% Senior Notes," $149,925,000 aggregate principal amount of our new 12 1/8% Senior Notes due 2002, which we refer to as "12 1/8% Senior Notes," and $197,646,000 aggregate principal amount of our new 13 1/4% Subordinated Notes due 2003, which we refer to as "Subordinated Notes," for the same aggregate principal amount of substantially identical notes that we issued in a private transaction on June 11, 1999. We refer to the notes that we are offering to acquire collectively as our "private exchange notes."

      In addition, we are offering to exchange

      o $4,305,000 aggregate principal amount of our 11 1/4% Senior Notes, for the same principal amount of the 10 1/4% Senior Notes due 2001 (CUSIP No. 847499-AC-4) of Specialty Foods Corporation, which we refer to as "SFC 10 1/4% Senior Notes;"

      o $75,000 aggregate principal amount of our 12 1/8% Senior Notes for the same principal amount of the 11 1/8% Senior Notes due 2002 (CUSIP No. 847499-AF-7) of Specialty Foods Corporation, which we refer to as "SFC 11 1/8% Senior Notes;" and

      o $2,354,000 aggregate principal amount of our Subordinated Notes for the same principal amount of the 11 1/4% Subordinated Notes due 2003 (CUSIP No. 847499-AD-2) of Specialty Foods Corporation, which we refer to as "SFC Subordinated Notes." In this prospectus, we refer to the SFC 10 1/4% Senior Notes, the SFC 11 1/8% Senior Notes and the SFC Subordinated Notes collectively as the "SFC Notes."

      We refer to our private exchange notes and the SFC Notes collectively as "initial notes." In order to exchange your initial notes, you must properly tender them and we must accept your tender. We will exchange all outstanding initial notes that are validly tendered and not validly withdrawn. We refer to the exchange offer for our private exchange notes and the exchange offer for the SFC Notes collectively as the "exchange offers."

      On June 11, 1999, in a private transaction, we exchanged:

      o $220,695,000 aggregate principal amount of our initial 11 1/4% Senior Notes (CUSIP No. 784123-AA-9), $5,551,086 aggregate principal amount of 11% Senior Subordinated Discount Debentures due 2009 issued by SFC Sub, Inc., a Delaware corporation, which we refer to as "11% Debentures," for $220,695,000 aggregate principal amount of SFC 10 1/4% Senior Notes;

      o $149,925,000 aggregate principal amount of our initial 12 1/8% Senior Notes (CUSIP No. 784123-AB-7) and $3,771,026 aggregate principal amount of

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

            11% Debentures for $149,925,000 aggregate principal amount of SFC 11 1/8% Senior Notes; and

      o $197,646,000 aggregate principal amount of our initial 13 1/4% Subordinated Notes (CUSIP No. 784123-AC-5) and $18,642,522 of 11% Debentures for $197,646,000 aggregate principal amount of SFC Subordinated Notes.

Expiration Date

      The exchange offers will expire at 5:00 p.m., New York City time, on ____________, 1999, unless we decide to extend it.

Conditions to the Exchange offers

      The exchange offers are subject to the following customary conditions:

      o there is no change in the laws and regulations which would impair our ability to proceed with the exchange offer,

      o there is no change in the current interpretation of the staff of the Securities and Exchange Commission which permits resales of the exchange notes,

      o there is no stop order issued by the staff of the Securities and Exchange Commission which would suspend the effectiveness of the registration statement of which this prospectus is a part,

      o there is no litigation which would impair our ability to proceed with the exchange offers,

      o we obtain all the governmental approvals we deem necessary for the exchange offers, and

      o there is no change or development involving a prospective change in our business or financial affairs which might materially impair our ability to proceed with the exchange offers.

      Please refer to the section in this prospectus entitled "The Exchange Offers--Terms of the Exchange Offers--Conditions."

Procedures for Tendering Initial Notes

      To participate in the exchange offers, you must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, and transmit it together with all other documents required by the letter of transmittal, including the initial notes to be exchanged, to United States Trust Company of New York, as exchange agent, at the address indicated on the cover page of the letter of transmittal. In the alternative, you can tender your initial notes by following the procedure for book-entry transfer described in

--------------------------------------------------------------------------------

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this prospectus. If your initial notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, we urge you to contact that person promptly to tender your initial notes in the exchange offers. For more information on tendering your initial notes, please refer to the sections in this prospectus entitled "The Exchange Offers--Terms of the Exchange Offers--Procedures for Tendering" and "--Book Entry Transfer."

Guaranteed Delivery Procedures

      If you wish to tender your initial notes and you cannot get your required documents to the exchange agent on time, you may tender your initial notes according to the guaranteed delivery procedures described under the section of this prospectus entitled "The Exchange Offers--Terms of the Exchange Offers--Guaranteed Delivery Procedure."

Withdrawal Rights

      You may withdraw the tender of your initial notes at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offers. To withdraw, you must send a written or facsimile transmission notice of withdrawal to the exchange agent at its address indicated under the "The Exchange Offers--Terms of the Exchange Offers--Exchange Agent" before 5:00 pm., New York City time, on the expiration date of the exchange offers.

Acceptance of Initial Notes and Delivery of Exchange Notes

      If all conditions required for proper acceptance of initial notes are fulfilled, we will accept any and all initial notes that are properly tendered in the exchange offers on or before 5:00 p.m., New York City time, on the expiration date. We will return any initial note that we do not accept for exchange to you without expense as promptly as practicable after the expiration date. We will deliver the exchange notes as promptly as practicable after the expiration date and acceptance of the initial notes for exchange. Please refer to the section in this prospectus entitled "The Exchange Offers--Terms of the Exchange Offers."

Federal Income Tax Considerations Relating to the Exchange Offers

      If you are a holder of our private exchange notes, exchanging your private exchange notes for exchange notes will not be a taxable event to you for United States Federal income tax purposes. If you are a holder of SFC Notes, exchanging your SFC Notes for exchange notes should be a taxable event to you for United States Federal income tax purposes, and you should recognize gain or loss equal to the difference between the issue price of any exchange notes received in the exchange and your adjusted tax basis in your SFC Notes exchanged therefor. Please refer to the section of this prospectus entitled "United States Federal Income Tax Considerations."

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                                       5

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Exchange Agent

      United States Trust Company of New York is serving as exchange agent in the exchange offers.

Fees and Expenses

      We will bear all expenses related to the exchange offers. Please refer to the section in this prospectus entitled "The Exchange Offers--Terms of the Exchange Offers--Fees and Expenses."

Use of Proceeds

      We will not receive any proceeds from the issuance of the exchange notes. We are making these exchange offers solely to satisfy certain of our obligations under our registration rights agreement. Please refer to the sections in this prospectus entitled "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" for a discussion of our use of the proceeds from the original issuance of the initial notes.

Consequences of Failure to Exchange Initial Notes

      If you do not exchange your initial notes in these exchange offers, or if you do not properly tender your initial notes in these exchange offers,

      o you will no longer be able to obligate us to register our private exchange notes under the Securities Act except in the limited circumstances provided under our registration rights agreement, and you will not be entitled to obligate us to register the SFC Notes at all;

      o you will not be able to resell, offer to resell or otherwise transfer our private exchange notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act;

      o SFC Notes that are not exchanged will be subordinated and junior in right of payment to the exchange notes, the 11% Debentures and the 13% Senior Secured Discount Debentures due 2009 issued by SFAC New Holdings, which we refer to as "New 13% Debentures"; and

      o SFC Notes that are not exchanged will not be entitled to any increase in the interest rate.

      Please refer to the section in this prospectus entitled "Risk Factors--Your failure to participate in the exchange offers will have adverse consequences."

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                                       6

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                     Summary of Terms of the Exchange Notes

Issuer

      SFC New Holdings, Inc.

Notes Offered

      $225,000,000 aggregate principal amount of our 11 1/4% Senior Notes, $150,000,000 aggregate principal amount of our 12 1/8% Senior Notes, and $200,000,000 aggregate principal amount of our Subordinated Notes. The form and terms of the exchange notes received in exchange for our private exchange notes are the same as the form and terms of our private exchange notes except that the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not be entitled to registration rights under our registration rights agreement. The exchange notes will evidence the same debt as our private exchange notes and both our private exchange notes and the exchange notes will be governed by the same indenture.

      The form and terms of the exchange notes received in exchange for the SFC Notes are substantially the same as the form of the SFC Notes but the terms of the exchange notes provide that the exchange notes will be issued by us, accrue interest at higher rates than the SFC Notes, require us to make cash payments to the holders of the Subordinated Notes if the Subordinated Notes are not redeemed by November 15, 2002 and provide for restrictive covenants and events of default. In addition, the exchange notes evidence our debt and not the debt of Specialty Foods and the SFC Notes and the exchange notes are not governed by the same indenture.

Maturity Dates

      o     11 1/4% Senior Notes -- August 15, 2001

      o     12 1/8% Senior Notes -- October 1, 2002

      o     Subordinated Notes -- August 15, 2003

Interest on the Exchange Notes

      Interest on the 11 1/4% Senior Notes will accrue at 11 1/4% per annum and will be payable semi-annually in arrears on February 15 and August 15 of each year, commencing on August 15, 1999, to holders of record on the immediately preceding February 1 and August 1.

      Interest on the 12 1/8% Senior Notes will accrue at 12 1/8% per annum and will be payable semi-annually in arrears on April 1 and October 1 of each year, commencing on October 1, 1999, to holders of record on the immediately preceding March 15 and September 15.

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                                       7

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      Interest on the Subordinated Notes will accrue at 13 1/4% per annum and all but 1% of such accrued interest will be payable semi-annually in arrears in cash on February 15 and August 15 of each year, commencing on August 15, 1999, to holders of record on the immediately preceding February 1 and August 1. The remaining interest on the Subordinated Notes will be payable through the issuance of Subordinated Notes required to be issued as interest payable in kind, which we refer to as "PIK Subordinated Notes." We will issue PIK Subordinated Notes at the rate of 1% per annum payable semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 1999.

      We will pay all accrued but unpaid interest on the SFC Notes on the first interest payment date of each of our private exchange notes. In addition, on the SFC Notes that we acquired on June 11, 1999, we will pay (i) additional interest on each of those SFC Notes at the rate of 1% per annum, commencing April 1, 1999, on the first interest payment date of each of our private exchange notes, and (ii) additional interest on the SFC Subordinated Notes that we acquired on June 11, 1999 through the issuance of PIK Subordinated Notes at the rate of 1% per annum, commencing April 1, 1999, on August 15, 1999. The effective date of the additional interest that we will pay is April 1, 1999.

      Interest on the exchange notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Original Issue Discount

      If you are a holder of our private exchange notes tendering to the exchange, the 11 1/4% Senior Notes, the 12 1/8% Senior Notes, and the Subordinated Notes will have "original issue discount" for Federal income tax purposes. If you are a holder of SFC Notes tendering to the exchange, the Subordinated Notes will have "original issue discount" for Federal income tax purposes. Consequently, holders will be required to include amounts in gross income for Federal income tax purposes in advance of the receipt of cash attributable thereto. See "United States Federal Income Tax Considerations."

Sinking Funds

      None.

Optional Redemption

      We will be able to redeem the 11 1/4% Senior Notes and Subordinated Notes, in whole or in part, at our option, at any time, at the redemption prices contained in this prospectus under the heading "Description of the Exchange Notes--Optional Redemption," plus accrued and unpaid interest on the notes redeemed to the redemption date. However, if we do not redeem the Subordinated Notes, in whole, on or before November 15, 2002, we will be required to pay the holders of the Subordinated Notes $50.00 per $1,000

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                                       8

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principal amount of their Subordinated Notes, which we refer to as the
"Non-Redemption Payment," on November 16, 2002.

      We are not entitled to redeem the 12 1/8% Senior Notes before October 1, 1999. After that date, we may redeem the 12 1/8% Senior Notes, in whole or in part, at our option, at any time, at the redemption prices set forth of page ____ in this prospectus, plus accrued and unpaid interest on the notes redeemed to the redemption date.

Change of Control

      Upon a change of control of SFC New Holdings, you will have the right to require us to repurchase all of your exchange notes at a repurchase price equal to 101% of the aggregate principal amount of these exchange notes, together with accrued and unpaid interest, if any, to the date of repurchase. We cannot assure you that we will have available or that we will be able to obtain sufficient funds to repurchase your exchange notes when required upon a change of control. Please refer to the section in this prospectus entitled "Description of the Exchange Notes --Repurchase at the Option of Holders--Change of Control."

Ranking

      Except as described below, the exchange notes will:

      o     be general unsecured obligations,

      o rank without preference with all our other existing and future unsecured senior indebtedness,

      o be effectively junior in right of payment to all our existing and future secured indebtedness to the extent of the assets that secure this indebtedness, and

      o be effectively junior in right of payment to all of our subsidiaries' existing or future indebtedness, whether or not secured.

      The Subordinated Notes are subordinated in right of payment to the prior payment in full in cash or cash equivalents of all of our senior debt, including the 11 1/4% Senior Notes and the 12 1/8% Senior Notes.

Restrictive Covenants

      The indentures under which the exchange notes will be issued limit our and our subsidiaries' ability to:

      o pay dividends on, and repurchase or redeem our capital stock and our subsidiaries' capital stock and repurchase or redeem our subordinated obligations,

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                                       9
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      o     incur additional indebtedness or issue preferred stock,

      o grant or suffer to exist additional secured claims against our and our subsidiaries' properties,

      o     invest and sell assets and subsidiary stock, and

      o     engage in transactions with related entities.

      In addition, the indentures limit our ability to consolidate, merge and transfer substantially all of our assets, and also contain restrictions on distributions from our subsidiaries. All of these limitations and prohibitions have a number of important qualifications and exceptions. Please refer to the sections in this prospectus entitled "Risk Factors--Restrictions imposed by our debt agreement may significantly limit our ability to execute our business strategy and increase the risk of default under our debt obligations" and "Description of the Exchange Notes--Certain Covenants."

Absence of a Public Market for the Notes

      The exchange notes are new securities and there is currently no established market for them. We cannot assure you that a market for the exchange notes will develop or be liquid. The SFC Notes, but not our private exchange notes, are currently freely tradable in the over-the-counter market. Our private exchange notes are not eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages market. Following commencement of the exchange offers, you may continue to trade the SFC Notes in the over-the-counter market, but the exchange notes will not be eligible for trading in this market until the exchange offers have been completed.

Form of Exchange Notes

      The exchange notes will be represented by one or more permanent global securities in bearer form deposited on behalf of The Depository Trust Company with United States Trust Company of New York, as custodian in connection with the 11 1/4% Senior Notes and the 12 1/8% Senior Notes, and with United States Trust Company of Texas, N.A., as custodian in connection with the Subordinated Notes. You will not receive exchange notes in registered form unless one of the events described in the section of this prospectus entitled "Description of the Exchange Notes--Book Entry; Delivery and Form" occurs. Instead, beneficial interests in the exchange notes will be shown on, and transfers of these interests will be effected only through, records maintained in book-entry form by The Depository Trust Company with respect to its participants.

                                  Risk Factors

      You should consider carefully the information provided in the section in this prospectus entitled "Risk Factors" beginning on page 12 and all the other information

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

provided to you in this prospectus in deciding whether to tender your initial notes in the exchange offers.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                       Ratio of Earnings to Fixed Charges

      The following table contains our ratio of earnings to fixed charges and the resulting deficiencies for each of the periods indicated. The data used to compute the ratio has been derived from Specialty Foods Corporation's consolidated financial statements. Our earnings were insufficient to cover our fixed charges for the periods presented.

                                            Year ended December 31,
                                   ------------------------------------------------
                                                                                      Quarter ended
                                   1994       1995       1996       1997       1998   March 31, 1999
                                   ----       ----       ----       ----       ----   --------------
Ratio of earnings
to fixed charges .........         0.29       0.47       0.18       0.32       0.43       0.07

Deficiency (in millions) .        $64.1      $51.7      $81.5      $67.2      $56.4      $22.9

--------------------------------------------------------------------------------

                                  RISK FACTORS

      Before tendering your initial notes in the exchange offers, you should carefully consider the information below, as well as all other information provided to you in this prospectus, including information in the section of this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations--Special Note Regarding Forward-looking Statements."

      We have substantial debt which may limit our ability to borrow, restrict the use of our cash flows, constrain our business strategy and prevent us from meeting our debt obligations.

      We have substantial debt and debt service requirements. Our substantial debt may have the following consequences:

      o limiting our ability to borrow additional amounts for working capital, capital expenditures or other purposes;

      o preventing us from satisfying our obligations with respect to the exchange notes;

      o consuming a substantial portion of our cash flow from operations in the form of debt service payments; and

      o limiting our ability to complete acquisitions, to capitalize on significant business opportunities and to react to changes in general economic conditions, interest rates, competitive pressures and adverse changes in government regulation.

      We cannot assure you that our cash flow and capital resources will be sufficient to repay the initial or exchange notes, our other existing indebtedness and any indebtedness that we may incur in the future, or that we will be successful in obtaining alternative financing. If we are unable to repay our debts, we may be forced to reduce or cease some of our operations, sell additional assets, obtain additional equity capital or refinance or restructure our debt. Please refer to the sections in this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Business."

      We expect to continue to incur negative cash flow from operations and may continue to incur net losses due to the high level of interest expense arising from our substantial debt.

      Since 1997, we have reported positive operating profits in our financial statements. However, due to the high level of our interest expense, we have reported net losses and negative cash flows from operating activities. Our interest expense was $84.8 million in fiscal 1998 and $90.8 million in fiscal 1997. Given our current levels of debt and higher interest costs on the exchange notes, we expect to continue to incur high interest expense which will result in reported net losses and negative cash flows from operating activities for the foreseeable future.

      Continued losses and negative cash flow may prevent us from pursuing our strategies for growth and could limit our ability to meet our debt service obligations, including our obligations under the initial and exchange notes, capital expenditure requirements or working capital needs. Please refer to the section in the prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

      Restrictions imposed by our debt agreements may significantly limit our ability to execute our business strategy and increase the risk of default under our debt obligations.

      The indentures for the initial and exchange notes contain a number of significant covenants. These covenants will limit our ability to, among other things:

      o     borrow additional money;

      o     make capital expenditures and other investments;

      o     pay dividends;

      o     merge, consolidate, or dispose of our assets; and

      o     enter into transactions with related entities.

      If we fail to comply with these covenants we will default under the indentures. A default, if not waived, could result in acceleration of our indebtedness, in which case the debt would become immediately due and payable. If this occurs, we may not be able to repay our debt or borrow sufficient funds to refinance it. Even if new financing is available, it may not be on terms that are acceptable to us. In addition, complying with these covenants may cause us to take actions that we otherwise would not take, or not take actions that we otherwise would take. Please refer to the sections in this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Business--Strategy" and "Description of the Exchange Notes."

      Factors affecting our business operations may limit our ability to increase our future earnings and cash flows.

      Our continued and future success depends on our ability to increase our earnings and cash flow which, in turn, depends on factors specific to the food industry and numerous other factors beyond our control. These include changes in general economic conditions; adverse changes in local markets; limited shelf life of food products; lack of attractiveness of a particular food product line after its novelty has worn off; evolving consumer preferences and nutritional and health-related concerns; federal, state and local food processing controls; consumer product liability claims; risks of product tampering; our continued ability to hire and retain qualified management personnel; and the availability and expense of liability insurance and other overhead expenses.

      In the future, we may acquire or try to acquire products and businesses from, make investments in, or enter into strategic alliances with, companies which have products or distribution networks in our current markets or in areas into which we intend to expand our distribution network. Any future acquisitions, investments, strategic alliances or related efforts will be accompanied by risks such as:

      o the difficulty of assimilating the operations of the respective entities;

      o     the potential disruption of our ongoing business;

      o the inability of management to capitalize on the opportunities presented by acquisitions, investments, strategic alliances or related efforts;

      o the inability to maintain uniform standards, controls, procedures and policies; and

      o the impairment of relationships with employees and customers as a result of changes in management.

      We cannot assure you that we would be successful in overcoming these risks or any other problems encountered with these acquisitions, investments, strategic alliances or related efforts. Please refer to the section in this prospectus entitled "Business--Strategy."

      The baking industry is highly competitive, which might adversely affect our results of operations and cause us to be unable to implement our business strategy.

      The baking industry is highly competitive. Competition in the baking industry is based on a variety of factors including price, breadth of products offered, product quality and customer service. Significant changes in marketing or pricing strategies by one or more of our competitors could adversely affect our business. Some of our competitors have greater financial, marketing and other resources than we have, while smaller competitors may have lower fixed costs and greater operating flexibility. Generally, our competitors generate positive cash flows and have substantially less debt than we have. Please refer to the section of this prospectus entitled "Business--Competition."

      Our inability to compete adequately in the baking industry could result in price reductions, reduced margins and losses of our market share.

      We may suffer adverse effects from changes in demographic trends and consumer preferences.

      The baking industry is affected by changes in consumer preferences, tastes and eating habits, local, regional and national economic conditions and demographic trends. Factors such as increased raw material, labor and benefits costs, the availability of experienced management and hourly employees and difficulties or delays in developing and introducing new products to suit consumer preferences may adversely affect the baking industry in general and our businesses in particular. Consequently, our success will depend on our ability to recognize and react to such trends adequately. Any changes in these factors could adversely affect our profitability. In addition, the failure of customers to respond favorably to our marketing or new products, could have an adverse effect on our profitability.

      Many of our employees are unionized and a prolonged work stoppage at any of our facilities could have a material adverse effect on our business and results of operations.

      We, through our subsidiaries, are parties to numerous collective bargaining agreements with unions representing employees involved in the manufacture and distribution of our bakery products. These contracts generally run for periods of three to five years. While we believe that our relations with our employees are generally good, we cannot assure you that there will not be one or more localized work stoppages in the future. Any prolonged work stoppage at a subsidiary could have a material adverse effect on the subsidiary and us.

      Fluctuations in the price of raw materials may adversely affect our financial performance.

      Flour, sugar, vegetable oils and other agricultural products, and plastic and paper for packaging, constitute significant components of our cost of goods sold. The prices of these commodity raw materials often fluctuate, which may adversely affect our financial performance. Please refer to the sections of this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business--Raw Materials."

      The heavy regulation of the food industry may limit our growth and affect our competitive position.

      Our operations are extensively regulated by the United States Food and Drug Administration and other state and local authorities. These regulations apply to the processing, packaging, storage, distribution and labeling of our products, as well as environmental compliance. Our processing facilities and products may be inspected periodically by federal, state and local authorities. We believe that our operating subsidiaries are currently in substantial compliance with all material governmental laws and regulations, and that they maintain all material permits and licenses relating to their operations. Nevertheless, we cannot assure you that these subsidiaries currently comply with those laws and regulations in all respects, that they will be able to maintain compliance with existing laws or regulations, or that they will comply with any future laws and regulations. If any of our subsidiaries fail to comply with any applicable laws and regulations, both civil remedies, including fines, injunctions, recalls or seizures, and criminal sanctions may be imposed on the subsidiary. Any penalty imposed on any of our subsidiaries could have an adverse effect on that subsidiary and on us. See "Business--Legal and Regulatory Matters--Regulation."

      Complying with environmental laws may adversely affect our results of operations.

      Extensive and changing federal, state, local and foreign environmental laws and regulations govern our and our subsidiaries' past and present business operations, and ownership and operation of real property. These laws and regulations apply to the discharge of materials into the environment, the handling and disposition of wastes (including solid and hazardous wastes), and other matters relating to protecting the environment. Although we do not expect the costs of complying with federal, state, local and foreign environmental laws and regulations to have a material impact on our capital expenditures, earnings or competitive position, we cannot assure you that additional environmental issues will not require additional investigation, assessment or expenditures beyond what we currently expect. Please refer to the section of this prospectus entitled "Business--Environmental Matters."

      Failure to address the year 2000 problem may cause disruptions in our operations and in our services to our customers, which would affect our results of operations and financial condition.

      Many computer systems and software products will not function properly in the year 2000 and beyond due to a once-common programming standard that represents years using two digits. This problem is often referred to as the "year 2000 problem." It is possible that our currently installed computer systems, software products or other information technology systems, including imbedded technology, or those of our suppliers, contractors or major systems developers, working either alone or in conjunction with other software or systems, will not properly function in the year 2000 because of the year 2000 problem. If we or our customers, suppliers, contractors and major systems developers are unable to address these year 2000 issues in a timely manner, we could suffer a material adverse effect on our results of operations and financial condition. Although we currently believe we have addressed our year 2000 problem, we are not able to determine the potential impact of a failure of some or all of our systems if our compliance efforts are not completely successful. Similarly, we are unable to assess the potential impact on our business of a failure or disruption to any of our suppliers, customers, service providers or major third parties. Please also refer to the section of this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000."

      There may be a negative effect on our financial condition if our subsidiaries' trademarks are challenged.

      We believe that trademarks owned or licensed by us or by our subsidiaries have significant value and are important to the marketing of our products. Although these trademarks are registered in the United States, we cannot be sure that these trademarks cannot be circumvented, or that the trademarks do not or will not violate the proprietary rights of others, or would be upheld if challenged, or that we or our subsidiaries would not be prevented from using our trademarks. Any challenge to our use of these trademarks could have an adverse effect on our financial condition and results of operations, either as a result of a negative ruling with regards to our use, validity or enforceability of the trademarks, or because of the time consumed and the legal costs of defending against a claim. In addition, we cannot be sure that we will have the financial resources necessary to enforce or defend our trademarks. Please refer to the section of this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

      Our financial condition and results may be affected by adverse publicity.

      Our ability to compete depends in part on maintaining our and our subsidiaries' reputations with the consumer. Publicity resulting from food quality, illness, injury, or other health concerns, including food-borne illness claims, or operating issues stemming from any or all of our subsidiaries' operations, or even a competitor's operations, can adversely affect a business such as ours. As a result, it is possible that such adverse publicity may adversely affect our financial condition and results of operations.

      Litigation against us could have an adverse effect on our business.

      We are involved in a litigation pertaining to one of our former subsidiaries, and routine litigation in the ordinary course of business. Please refer to the section of this prospectus entitled "Business--Legal Matters."

      Although we are not currently subject to any material product liability litigation, product liability litigation involving any of our products may arise in the future. Our quality control programs are designed to maintain high standards for the food and materials and food preparation procedures that we use. Products are inspected periodically by our personnel at both the point-of-sale locations and the manufacturing facilities to ensure that they conform to our standards. In addition to insurance held by our suppliers, we maintain insurance relating to personal injury and product liability in amounts that we consider adequate for the baking industry. While we have been able to obtain this insurance in the past, we may not be able to do so in the future. Any successful claim against us in an amount materially exceeding our coverage could have a material adverse effect on our business, financial condition and results of operations.

      Payment of principal and interest on the exchange notes effectively depends on receiving income from our subsidiaries which have no obligations to make any payments on the exchange notes.

      We are a holding company with few direct operations and few assets of significance other than the stock of our subsidiaries. As such, we are dependent on the cash flows of our subsidiaries to meet our obligations, including the payment of principal and interest on the exchange notes. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the exchange notes or to make any funds available for payments due under the exchange notes, whether by dividends, loans or other payments. Our subsidiaries do not guarantee the payment of the exchange notes. The exchange notes therefore will be effectively junior in right of payment to the claims of the creditors of our subsidiaries, including trade creditors and holders of indebtedness of our subsidiaries. Our current and future subsidiaries have and will continue to have significant amounts of financing and other indebtedness in connection their operations. Please refer to the sections of this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Business" and "Description of Our Other Indebtedness and Our Accounts Receivable Transfer Program."

      Payment of principal and interest on the exchange notes is effectively junior in right of payment to the claims of our secured creditors and our subsidiaries' creditors who would be entitled to realize their claims on our assets before you.

      The exchange notes are unsecured and will be effectively junior in right of payment to all our existing and future secured indebtedness to the extent of the value of the assets securing that indebtedness. If any of our subsidiaries is dissolved, liquidated, reorganized or becomes bankrupt, the assets of that subsidiary will be available to satisfy obligations of any secured debt before any payment may be made on the exchange notes. In addition, to the extent our assets cannot satisfy in full the secured indebtedness, the holders of this indebtedness would have a claim for any shortfall that would rank equally in right of payment with the exchange notes. If the indebtedness were issued by a subsidiary, the holders' claim for any shortfall would effectively rank senior to the exchange notes with respect to such subsidiary's assets.

      In addition, the exchange notes also will be effectively junior in right of payment to all of our subsidiaries' existing or future indebtedness, whether or not secured. The indenture for the initial and exchange notes permits us and our subsidiaries to incur additional indebtedness in certain circumstances. Please refer to the section of this prospectus entitled "Description of the Exchange Notes." Accordingly, there might only be a limited amount of assets available to satisfy your claims as a holder of the exchange notes upon an acceleration of the maturity of the exchange notes.

      Our controlling stockholder may take actions that may be contrary to your interests.

      SFAC New Holdings owns all of our capital stock. As a result, SFAC New Holdings is in a position to elect all of our directors who, in turn, appoint all of our executive officers. In addition, SFAC New Holdings is in a position to amend our certificate of incorporation and by-laws, effect corporate transactions such as mergers and asset sales and otherwise control our management and policies without the approval of any other security holder, subject to the provisions of the indenture. Accordingly, SFAC New Holdings will be able to, directly or indirectly, control all of our affairs in a manner that may be contrary to your interests. Please refer to the section of this prospectus entitled "Security Ownership."

      We may be unable to pay our debt obligations if a change of control occurs under the indenture.

      Upon certain change of control events, you may require us to repurchase all or a portion of your exchange notes at a purchase price equal to 101% of the principal amount of the notes plus any additional amounts and any accrued and unpaid interest on the notes. Our ability to repurchase the notes upon a change in control event will be limited by the terms of our other debt agreements. Upon a change of control event, we may be required immediately to repay the outstanding principal and other amounts owed by us under our credit facility or other financing agreements.

      We may not be able to repay amounts outstanding under that credit facility or obtain necessary consents under that facility to repurchase these notes. Any requirement to offer to purchase the notes may result in our having to refinance our outstanding indebtedness, which we may not be able to do. The term "change of control" is defined in the section of this prospectus entitled "Description of the Exchange Notes."

      A court could declare the exchange notes void, junior in right of payment or take other actions detrimental to you.

      An unpaid creditor or representative of creditors, such as a trustee in bankruptcy or SFC New Holdings as a debtor-in-possession in a bankruptcy proceeding, could file a lawsuit claiming that the issuance of the private exchange notes constitutes a fraudulent conveyance. If the court were to make such a finding, it may also find that the issuance of the exchange notes is part of the fraudulent conveyance. If it did so, the court could:

      o     void our obligations under the exchange notes;

      o declare the exchange notes junior in right of payment to other indebtedness; or

      o take other actions detrimental to you as a holder of the exchange notes.

      To make this determination, a court would have to find that:

      o we did not receive fair consideration or reasonably equivalent value for the private exchange notes, and that,

      o at the time the private exchange notes were issued, we were insolvent or rendered insolvent by the issuance of the private exchange notes; were engaged in a business or transaction for which our remaining assets constituted unreasonably small capital; or intended to incur, or believed that we would incur, debts which it would be beyond our ability to pay as they matured.

      The measure of insolvency for these purposes will vary depending upon the law of the jurisdiction and upon the valuation assumptions and the methodology applied by the court.

      Moreover, regardless of solvency, a court could also void the issuance of the exchange notes if it determined that the transaction or the private exchange transactions were made with intent to hinder, delay or defraud creditors, or a court could subordinate the exchange notes to the claims of all existing and future creditors on similar grounds.

      You may find it difficult to sell your exchange notes.

      The exchange notes will be registered under the Securities Act but will not be eligible for trading on the Private Offerings, Resales and Trading through Automated Linkages market. The exchange notes will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

      o     the development of any market for the exchange notes;

      o     the liquidity of any market for the exchange notes that may develop;

      o     your ability to sell your exchange notes; or

      o     the price at which you would be able to sell your exchange notes.

      If a market for the exchange notes were to exist, the exchange notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar debentures and the financial performance of SFC New Holdings. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. We cannot assure you that the market for the exchange notes, if any, will not be subject to similar disruptions. Any disruption may adversely affect you as a holder of the exchange notes.

      Holders of SFC Notes who do not participate in the exchange offers will not be entitled to an increased interest rate and will be subordinated and junior in right of payment to the exchange notes and our private exchange notes, the 11% Debentures and the New 13% Debentures.

      Once the exchange offers have been completed, holders of outstanding SFC Notes will not be entitled to any increase in the interest rate on their notes or have any further rights to have their outstanding notes registered. The SFC Notes will be subordinated and junior in right of payment to the exchange notes and any untendered and tendered but unaccepted initial notes, 11% Debentures and New 13% Debentures.

      Your failure to participate in the exchange offers will have adverse consequences.

      Our private exchange notes were not registered under the Securities Act or under the securities laws of any state and you may not resell them, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your private exchange notes for exchange notes pursuant to the exchange offers, or if you do not properly tender your private exchange notes in the exchange offers, you will not be able to resell, offer to resell or otherwise transfer the private exchange notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, you will no longer be able to obligate us to register our private exchange notes under the Securities Act except in the limited circumstances provided under our registration rights agreement.

      If you do not exchange your SFC Notes for exchange notes pursuant to the exchange offers or if you do not properly tender your SFC Notes you will no longer be able to obligate us to register additional exchange notes under the Securities Act.

      Certain persons who participate in the exchange offers must deliver a prospectus in connection with resales of the exchange notes.

      Based on no-action letters issued by the staff of the Securities and Exchange Commission, we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "The Exchange Offers," you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your exchange notes. In these cases, if you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes under this Act, you may incur liability under the Securities Act. We do not and will not assume or indemnify you against this liability.

      If you wish to participate, you must make sure that you comply with the exchange offer procedures.

      We will only issue exchange notes to you after we timely receive your initial notes, a properly completed and duly executed letter of transmittal, and all other required documents. Therefore, you should allow enough time to ensure timely delivery of your initial notes. We are under no duty to notify you of defects or irregularities with respect to your tender of initial notes for exchange. If your initial notes are not tendered or are tendered but not accepted, they will, after the exchange offers end, continue to have the existing restrictions upon transfer. In addition, when the exchange offers end, certain registration rights under the Registration Rights Agreement will terminate.

                                 USE OF PROCEEDS

      We will not receive any cash proceeds from the issuance of the exchange notes in exchange for the outstanding initial notes. We are making these exchange offers solely to satisfy our obligations under our registration rights agreement.

      The original issuance of the SFC 10 1/4% Senior Notes and the SFC Subordinated Notes occurred in 1993 and resulted in an aggregate of approximately $413 million in net proceeds to Specialty Foods. The net proceeds were used to finance the 1993 acquisition of the underlying businesses of Specialty Foods.

      The original issuance of the SFC 11 1/8% Senior Notes in 1995 resulted in an aggregate of approximately $145 million in net proceeds to Specialty Foods. The net proceeds were used to refinance a portion of the Term Loan Agreement and to pay fees and expenses incurred in connection with the refinancing undertaken by Specialty Foods at the time.

                            PRO FORMA CAPITALIZATION

      The following table shows our pro forma capitalization as of March 31, 1999 reflecting the impact of the exchange offers on our capitalization. You should read this table together with the consolidated financial statements and related notes included in this prospectus beginning on page F-1 and the information in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                                                           As of March 31, 1999
                                                           --------------------
                                                          (dollars in thousands)
Cash and Cash Equivalents (1) .......................         $        --

Long-term debt, including current portion

     SFC New Holdings, Inc.:
          Term Loan .................................             168,646
          Revolving Credit Facility .................              99,708
          11 1/4% Senior Notes due 2001 .............             220,695
          12 1/8% Senior Notes due 2002 .............             149,925
          13 1/4% Subordinated Notes due 2003 .......             197,646
          Other .....................................               4,245
                                                              -----------
                    Subtotal ........................             840,865

     SFAC New Holdings, Inc. ........................
          13% Senior Secured Debentures .............             304,583

     SFC Sub, Inc. ..................................
          11% Senior Secured Debentures .............             166,317
                                                              -----------

     Specialty Foods Corporation
          10 1/4% Senior Notes due 2001 .............               4,305
          11 1/8% Senior Notes due 2002 ..............                  75
          11 1/4% Subordinated Notes due 2003 .......               2,354
                                                              -----------
                  Subtotal ..........................               6,734

     Specialty Foods Acquisition Corporation
          13% Senior Secured Debentures .............                  53
                                                              -----------

Total long-term debt, including current portion .....           1,318,552
                                                              ===========

Preferred stock .....................................              19,500
Stockholders' equity (2) ............................            (938,626)
                                                              -----------
Total capitalization ................................            $399,426
                                                              ===========
----------
(1) Includes a pro forma adjustment to reflect the estimated fees of approximately $18.9 million paid in connection with our private exchange offer that was completed on June 11, 1999.

(2) Includes a pro forma adjustment to reflect the write-off of deferred debt issuance costs on the original SFAC and SFC Notes of $16.9 million.

                      SELECTED CONSOLIDATED FINANCIAL DATA

      The selected net sales and income (loss) from operations data for 1998, 1997 and 1996 and the total assets and long-term debt data as of December 31, 1998 and 1997 presented below have been derived from Specialty Foods Corporation's consolidated financial statements included in this prospectus beginning on page F-1. The selected net sales and income (loss) from operations data for 1995 and 1994 and the total assets and long-term debt data as of December 31, 1996, 1995 and 1994 presented below have been derived from Specialty Foods Corporation's consolidated financial statements that are not included in this prospectus.

      You should read the following information in conjunction with "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," our consolidated financial statements and the related notes and the other financial data appearing in this prospectus.

                                      1998         1997         1996         1995        1994
                                      ----         ----         ----         ----        ----
                                                           (In millions)
Net sales                           $   742      $   718      $   706      $   704      $   667
                                    =======      =======      =======      =======      =======

Loss from continuing
operations (1)                      $   (56)     $   (67)     $  (285)     $  (209)     $   (65)
                                    =======      =======      =======      =======      =======

Income (loss) from discontinued
operations (2)(3)                   $    10      $   165      $  (161)     $   (61)     $    45
                                    =======      =======      =======      =======      =======

Total assets                        $   530      $   513      $   522      $   985      $ 1,242
                                    =======      =======      =======      =======      =======

Long-term debt                      $   820      $   753      $   834      $   831      $   802
                                    =======      =======      =======      =======      =======

----------

(1) Included in continuing operations is a goodwill writedown of $203 million in 1996 and $157 million in 1995.

(2) Included in discontinued operations is a goodwill writedown of $152 million in 1996 and $97 million in 1995. Additionally, discontinued operations included a gain on disposal of $133 million in 1997.

(3)   Interest expense is not allocated to discontinued operations.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

      The following table provides information about the percentage of our net sales represented by certain items in our statements of operations for the periods presented. The data used to compute the percentages has been derived from Specialty Foods Corporation's financial statements.

                                                                                      Quarter ended
                                                  Year ended December 31,                March 31,
                                              ------------------------------         ----------------
                                              1998         1997         1996         1999        1998
                                              ----         ----         ----         ----        ----

Net sales                                    100.0%       100.0%       100.0%       100.0%      100.00%
Cost of sales                                 44.4         44.8         46.5         44.7         44.7
                                             -----        -----        -----        -----       ------
  Gross profit                                55.6         55.2         53.5         55.3         55.3

Operating expenses:
  Selling, distribution, general and          51.1         51.2         49.4         54.2         55.2
  administrative
  Amortization of intangible assets            0.2          0.1          1.0          0.4          0.1
  Goodwill write-down                           --           --         28.9           --           --
                                             -----        -----        -----        -----       ------
Total operating expenses                      51.3         51.3         79.3         54.6         55.3
                                             -----        -----        -----        -----       ------
  Operating profit (loss)                      4.3          3.9        (25.8)         0.7          0.0
Interest expense, net                         11.4         12.6         13.2         11.8         11.5
Other expenses, net                            0.4          0.7          1.4          0.4          0.5
                                             -----        -----        -----        -----       ------
  Loss from continuing operations             (7.5)%       (9.4)%      (40.4)%      (11.5)%      (12.0)%
                                             =====        =====        =====        =====       ======

Results of Operations

      First Quarter 1999 Compared to First Quarter 1998

      Our consolidated net sales from continuing operations increased 17.2% to $200.3 million in 1999 compared to $170.9 million in 1998. This increase in net sales was primarily due to the inclusion of Archway's sales in 1999, price increases taken at Metz and higher cafe sales at Boudin.

      Our gross profit margin remained constant at 55.3% in 1999 and 1998. Our gross profit margin benefitted from higher pricing, a volume shift to higher margin products and moderately favorable commodities. However, the benefit was offset by inflationary cost increases and higher depreciation expense.

      Our selling, distribution, and general and administrative expenses, which we refer to as "SDG&A", increased $14.1 million in 1999 to $108.5 million primarily due to the inclusion of acquisitions completed in 1998. However, as a percentage of sales, SDG&A expenses decreased one percentage point to 54.2% in 1999 due to the fact that we realized cost synergies as a result of the 1998 acquisitions.

      Our net interest expense increased $3.9 million in 1999 to $23.5 million from $19.6 million in 1998. The increase is primarily due to higher borrowings under our Revolving Credit Facility and lower interest income earned on our cash equivalents in 1999.

      Our net other expense in 1999 and 1998 consists principally of discount expense on our Accounts Receivable Facility.

      As a result of the above factors, our net loss from continuing operations increased to $23.0 million in 1999 compared to $20.4 million in 1998.

      As a result of our net operating loss position, for tax purposes we report minimal state income tax and no federal income tax due.

      1998 Compared to 1997

      Our consolidated net sales from continuing operations increased 3.4% to $742.3 million in 1998, compared to $718.1 million in 1997. This increase was due to increased sales volume at Metz and the inclusion of ten weeks of Archway's sales in 1998. However, the increase was partially offset by our having one less week of sales in 1998 (because 1997 was a fifty-three week fiscal year for our operating units), changes in our customer mix and lower pricing at Mother's. The increase in volume at Metz was the result of its expansion into central Illinois and its increased private label business.

      Our gross profit margin increased to 55.6% in 1998 from 55.2% in 1997. Our gross profit margin benefitted from a shift at Mother's towards higher margin products and customers and lower commodity costs at Metz. However, the benefit was partially offset by increases in manufacturing costs and higher depreciation expense.

      Our SDG&A increased $12.7 million, or 3.5%, in 1998 to $379.8 million. However, as a percentage of sales, SDG&A expenses remained constant in 1998. The increase in SDG&A in 1998 was caused by the inclusion of ten weeks of Archway's operations, contractual wage increases, increased marketing expenses at Mother's and Metz's new business initiatives. However, staff reductions at both Mother's and Metz tempered the increased level of our 1998 SDG&A expenditures.

      Our net interest expense in 1998 decreased $6.0 million, or 6.6%, to $84.8 million from $90.8 million in 1997. The decrease was primarily due to lower borrowings under our Revolving Credit Facility and the interest we earned on our cash equivalents. Proceeds from the sale of Stella increased our available cash and decreased our required borrowing levels in 1998.

      Our net other expense was $3.1 million in 1998 compared to $4.7 million in 1997, a decrease of $1.6 million or 34%. This reduction in 1998 was primarily due to a decrease in our loss on disposals of property, plant and equipment.

      As a result of all these factors, our net loss from continuing operations decreased to $55.9 million in 1998 compared to $67.5 million in 1997, a decrease of 17.2%.

      As a result of our net operating loss position, for tax purposes we report minimal state income tax and no federal income tax due.

1997 Compared to 1996

      Our consolidated net sales from continuing operations increased 1.7% to $718.1 million in 1997, compared to $706.0 million in 1996. The $12.1 million increase was principally due to increased cafe sales at Boudin and an additional week of sales resulting from 1997 being a fifty-three week fiscal year.

      Our gross profit margin increased to 55.2% in 1997 from 53.5% in 1996, primarily as a result of lower commodity costs.

      SDG&A expenses increased by $17.6 million, or 5.0%, in 1997 to $367.1 million. Selling expenses increased primarily because we increased the number of Boudin's cafe locations and increased promotional spending at Mother's. Distribution expenses increased due to contractual wage increases in Metz's and Mother's direct-store-delivery systems. General and administrative expenses decreased, primarily as a result of reduced corporate overhead expenses at Specialty Foods and the fact that severance expenses in 1996 related to some of our former senior executives were non-recurring.

      Our net interest expense decreased in 1997 by $2.7 million, or 2.9%, to $90.8 million from $93.5 million in 1996, principally because we had lower borrowings under the Revolving Credit Facility.

      Our net other expense was $4.7 million in 1997, compared to $9.1 million in 1996. The decrease was due primarily to a decrease in our loss on disposals of property, plant and equipment in 1997. This decrease occurred due to our recording in 1996 a non-recurring loss on disposals of property, plant and equipment in connection with a sale-leaseback transaction.

      As a result of the above factors and a goodwill write-off of $203.3 million in 1996, our net loss from continuing operations decreased to $67.5 million in 1997 compared to $285.8 million in 1996.

      As a result of our net operating loss position, for tax purposes we report minimal state income tax and no federal income tax due.

      Our extraordinary loss of $5.7 million in 1997 resulted from writing off deferred financing costs associated with the Revolving Credit Facility, the Term Loan Facility and the Accounts Receivable Transfer Facility, each of which we refinanced in the first quarter of 1998.

      In view of our highly leveraged capital structure, we and many of our stakeholders consider EBITDA to be an important performance measure. EBITDA consists of earnings (loss) before income taxes plus all net interest expense and all depreciation and amortization expense. You should not think of EBITDA as an alternative measure of operating results or cash flows from operating activities, as determined in accordance with generally accepted accounting principles. However, EBITDA is a widely used financial measure of the potential capacity of a company to incur and service debt, and accordingly we believe that EBITDA provides additional information for determining our ability to meet our future obligations and debt service requirements. Our reported EBITDA may not be comparable to similarly titled measures used by other companies. Our EBITDA from continuing operations for the twelve months ended December 31, 1998, 1997 and 1996 and the three months ended March 31, 1999 and 1998 is calculated as follows:

                                          Twelve Months Ended           Three Months Ended
                                              December 31,                    March 31,
                                              ------------                    ---------
               (In thousands)
               --------------
                                     1998         1997       1996         1999        1998
                                     ----         ----       ----         ----        ----
Continuing operations:
   Operating profit (loss)        $  31,483   $  28,303   $(182,225)   $   1,267   $      29
   Goodwill write-down                   --          --     203,304           --          --
   Amortization                       1,471         900       7,032        1,017         212
   Depreciation                      25,733      20,187      20,836        8,314       5,441
                                  ---------   ---------   ---------    ---------   ---------

EBITDA                            $  58,687   $  49,390   $  48,947    $  10,598   $   5,682
                                  =========   =========   =========    =========   =========

Liquidity and Capital Resources

      In 1998, our net cash used in operating activities totaled $44.0 million, including cash requirements of $18.8 million related to continuing operations, $13.5 million related to working capital and $11.7 million for discontinued businesses. Net of the effects of acquisitions, our use of cash related to working capital was primarily related to reducing our accounts payable by $8.5 million through taking advantage of certain discount opportunities and expenditures associated with acquisition liabilities and restructuring payments which contributed to our $12.4 million reduction in accrued liabilities. Our use of cash related to working capital was offset by $8.9 million provided by increased funding under the Accounts Receivable Transfer Facility.

      Our net cash used in operating activities in 1997 was $95.6 million. Our increase in net cash used in operating activities in 1997 compared to 1996 was primarily due to increased cash requirements related to discontinued operations, payments of accrued acquisition liabilities, restructuring payments and reductions in accounts payable and accrued expenses.

      In 1998, we invested a total of $239.6 million in our business. This amount included $135.0 million to acquire businesses, $35.4 million to purchase previously leased transportation and production equipment and $56 million to make planned capital expenditures.

      Our net cash provided by financing activities amounted to $55.1 million in 1998, primarily as a result of additional borrowings under the Revolving Credit Facility, offset by refinancing costs and scheduled payments on long-term debt. Our net cash used in financing activities amounted to $63.1 million in 1997, as a paydown of revolving credit borrowings and normal payments on long-term debt were partially offset by our issuance of redeemable preferred stock. In 1996, our cash used by financing activities, $3.2 million, was primarily due to payments of long-term debt and refinancing costs, slightly offset by increased revolver borrowings.

      As of March 31, 1999, we had a cash balance of $17.0 million and $97.8 million of borrowings under our $122.8 million Revolving Credit Facility. Outstanding letters of credit of $10.2 million as of March 31, 1999 reduce our available funds under the facility.

      We expect our 1999 working capital requirements to be lower than 1998, and our planned 1999 capital expenditures are substantially reduced from 1998 levels. Our liquidity was significantly enhanced by the $110 million of net proceeds that we received on the sale of H&M on April 12, 1999. We believe that our available funds and the proceeds from the H&M sale will be adequate to fund our 1999 operations, capital expenditures and certain targeted bakery acquisitions. To satisfy our debt service obligations beyond 1999, we may need to sell additional assets, refinance or restructure our existing indebtedness or issue new equity. However, we cannot assure you that our available funds will be adequate to meet our needs.

      On June 11, 1999, we completed our private exchange transactions. In addition, in June 1999, we amended and restated the Revolving Credit Facility, the Term Loan Facility and the Accounts Receivable Transfer Facility. The Revolving Credit Facility and the Term Loan Facility contain restrictive covenants that require us to maintain specified leverage and interest coverage ratios and other limitations regarding capital expenditures, sales of assets, loans and investments and encumbrances of assets. In addition, those facilities significantly limit our ability to incur additional debt. The Revolving Credit Facility and Term Loan Facility mature in January 2001. The Accounts Receivable Transfer Facility begins to amortize December 15, 2000 and matures in January 2001.

Year 2000

      The year 2000 issue is the result of computer programs using a two-digit format to define the applicable year. For example, "1999" is recorded as "99." Computer systems using a two-digit date format will be unable to interpret dates beyond the year 1999, as the computer will be unable to differentiate between "1900" and "2000." Consequently, the year 2000 issue could cause system failures and other computer errors, resulting in business and operational disruptions. We developed a three-phase program to address the year 2000 issue as it relates to our information systems and other computer-based operations. Phase I was the identification of which of our systems could be affected by the year 2000 issue. Phase I was completed in 1998.

      Phase II, which was completed during 1999, included the development and implementation of the corrective steps necessary to ensure year 2000 issue compliance. Phase III, the final testing of all systems potentially at risk to ensure remediation of any year 2000 related problems, was completed during 1999.

      We have completed our review of our systems and have contacted software suppliers to assess major areas of potential exposure due to the year 2000 issue. While a number of our systems have been determined to be year 2000 issue compliant, certain applications required remediation. We have completed our remediation and have replaced certain non-year 2000 issue compliant hardware and software. We have completed our testing of year 2000 issue related software changes. In addition, we have contacted key third parties to assess their level of year 2000 issue compliance. Our significant suppliers have informed us that they have completed their year 2000 issue compliance changes.

      We have spent approximately $1.3 million on our year 2000 compliance program.

      We are not able to determine the potential impact of a failure of some or all of our systems in the event our compliance efforts are not completely successful. We are also unable to assess the potential effect on our operations and financial condition of a systems failure or disruption to any of our suppliers, customers, service providers or other major third parties.

Quantitative and Qualitative Disclosure about Market Risk

      During 1998, we entered into interest rate swap agreements to reduce our exposure to changes in the cost of our variable rate borrowings, as required by our term loan facility. Under the interest rate swap agreements, which expire in January 2000, we receive floating rate payments from the counterparties based upon the three-month LIBOR and we make fixed rate payments at 5.753% and 5.765% to the respective counterparties. The payments are calculated based upon a notional principal amount of $100 million. We recognize the net differential of interest to be paid or received under the remaining agreements as it is incurred. In 1998, we made net payments totaling $30,000 to the counterparties. Off-balance-sheet risk from the interest rate swap agreements includes the risk associated with changes in market values and interest rates. The counterparties to the agreements are major financial institutions.

Special Note Regarding Forward-looking Statements

      Any statements in this prospectus about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "will likely result," "expect," "will continue," "anticipate," "estimate," "intend," "plan," "projection," "would" and "outlook." Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus. The following cautionary statements identify important factors that could cause our actual results to differ materially from those projected in the forward-looking statements made in this prospectus. Among the key factors that have a direct bearing on our results of operations are:

      o general economic and business conditions; the existence or absence of adverse publicity; the existence or absence and effect of litigation; changes in, or failure to comply with, government regulations; changes in marketing and technology; changes in political, social and economic conditions; changes in interest rates;

      o industry conditions, including competition and consolidation in the baking industry and excess industry capacity;

      o our highly leveraged capital structure and substantial principal repayment and interest payment obligations;

      o     cost and availability of raw materials such as flour and sugar;

      o weather in geographic areas where grain and other raw materials used in the baking industry are grown and produced;

      o success of acquisitions and operating initiatives; changes in business strategy or development plans;

      o     timing of and value received in connection with asset divestitures;

      o     costs and other effects of legal and administrative proceedings;

      o     costs and timely success of year 2000 issue compliance;

      o dependence on senior management; availability of qualified personnel; and labor and employee benefit costs;

      o access to capital markets and other risks relating to the availability of financing; and

      o other factors referenced in this prospectus, including in the section entitled "Risk Factors."

      Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any of our forward-looking statements, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                                    BUSINESS

      We produce, market and distribute bakery products, including bread, cookies and other baked goods, throughout the United States. Our operations, which we collectively refer to as the "Businesses," are comprised of:

      o     Metz Baking Company, a retail bread company;

      o Mother's Cake and Cookie Co. and Archway Cookies, Inc., retail cookie marketers and distributors;

      o Andre-Boudin Bakeries, Inc., a marketer of premium branded specialty breads and related products.

      As of June 11, 1999, in private transactions, we and SFAC New Holdings acquired debt securities of Specialty Foods and Specialty Foods Acquisition Corp., in exchange for our securities and securities of SFAC New Holdings. SFAC New Holdings owns all of our capital stock. We, SFAC New Holdings and each of our subsidiaries, including the Businesses, are separate corporate entities. Unless otherwise stated, references to the terms "we," "our," "Company" and other terms similar to those terms used in this prospectus mean, collectively, Specialty Foods Corporation, Specialty Foods Acquisition Corporation, SFC New Holdings, SFAC New Holdings and all of those entities' subsidiaries, including the Businesses.

General

      We operate principally in one business segment--bakery products, including bread, cookies, baked goods and bakery cafes. We believe our cookie operations are the third largest in the United States. We also believe that we have a leading regional position in multiple product lines within the bread and baked goods markets of the baking industry. We operate one of the largest food distribution systems in the country, with a network of more than 2,490 direct-store-delivery routes in 45 states.

      Metz, established in 1922 and headquartered in Deerfield, Illinois, is a leading retail bread company serving a 17 state area of the Midwestern United States. Metz's product line includes breads, buns, rolls and sweet goods. These products are marketed by Metz under a large number of brand names, including Taystee, Holsum, Old Home, Master, Country Hearth, Egekvist, D'Italiano, Pillsbury, Healthy Choice and numerous private labels. Metz manufactures its products in 23 bakeries located in 8 states and distributes its products through a network of approximately 1,550 company-owned direct-store-delivery system routes to retail grocers, club stores, mass merchandisers, convenience stores and other outlets.

      Our cookie business consists of two companies, Mother's and Archway, and is headquartered in Oakland, California. Combined, Mother's and Archway are the nation's third largest cookie company. Our cookies are distributed through an extensive direct-store-delivery system with over 900 routes serving 45 states. We sell our cookies primarily to retail grocers, club stores and mass merchandisers. Additionally, Archway cookies are sold through franchisees that resell the cookies through similar distribution channels in certain U.S. geographical areas and Canada.

      Mother's, founded in 1914, is the second largest retail cookie marketer and distributor in the Western United States. Mother's products are marketed under the Mother's, Mrs. Wheatley's, Bakery Wagon and Marie Lu brand names. Mother's also distributes imported cookies under the Lu brand. Mother's has the leading share position in the Western United States in many "variety" cookie segments (such as oatmeal). Archway, established in 1936, is the nation's leading producer of home style soft cookie varieties. Archway bakes more than one billion cookies annually, and produces more than 60 varieties of cookies, including home style, holiday and sugar free products, all under the Archway brand name. Mother's products are manufactured in a bakery located in California. Archway products are manufactured at our facilities in Iowa and Ohio.

      Boudin, which was founded in 1849 and is based in San Francisco, is a marketer of premium branded specialty breads and bread-related products. Boudin sells most of its products through more than 40 company-owned and operated bakery cafes in California and the Chicago area. Boudin also distributes some of its products through its own direct-mail catalog, restaurants and supermarkets.

History and Development

      Specialty Foods was formed in June 1993 to acquire the North American food businesses of a subsidiary of Artal Group S.A. Specialty Foods commenced operations in August 1993. Specialty Foods Acquisition Corp. owns all of Specialty Foods' capital stock.

      In 1996, we adopted a strategy of divesting certain brands, regions and product lines to improve the focus of our businesses. In December 1996, we sold Bloch & Guggenheimer, Inc. and Burns & Ricker, Inc. Under our ownership, Bloch & Guggenheimer manufactured, marketed and distributed pickles, peppers and spices, primarily through retail grocers in the greater New York metropolitan area. Burns & Ricker manufactured, marketed and distributed baked premium snack products through brokers and distributors to grocery stores.

      In February 1997, we divested our subsidiary, Gai's Seattle French Baking Company, a restaurant and institutional bakery operation serving the northwestern United States. In March 1997, we divested our subsidiary San Francisco French Bread Company, a sourdough bread operation located in California. In August 1997, we divested a restaurant and institutional bakery operated by Metz located in Illinois. In December 1997, we sold our subsidiary Stella Foods, Inc., which was one of the largest specialty cheese producers in the United States, for $405 million. On April 14, 1999, we divested our subsidiary H&M Food Systems Company, Inc. by selling all the stock of its holding company for approximately $132 million.

      In 1998, as part of our strategy to strengthen our remaining core bakery operations, we completed five acquisitions of bakery companies. The acquired companies complement our existing businesses, expand our geographic scope and strengthen our competitive position. In October 1998, we acquired Archway, which, added to Mother's, represents the nation's third largest cookie business. The Archway acquisition provides us with a strong established brand name, a more diversified product line and a nation-wide presence. The Archway acquisition also provides opportunities to realize significant operational and distribution synergies. We acquired the capital stock of Archway for approximately $90 million, and used an additional approximately $26 million to repay certain indebtedness of Archway.

      In 1998, we also completed four smaller, strategic bread acquisitions for a total aggregate consideration of $19.6 million. Boudin acquired Pane Corporation, which does business as San Diego Bread Company. San Diego Bread Company sells a variety of specialty breads, including a private label sourdough that complements Boudin's premium sourdough bread brand in California. The acquisition of the San Diego Bread Company provides Boudin with the opportunity to strengthen its position in Southern California.

      Metz also acquired three bakery companies in 1998:

      o Clear Lake Bakery, Inc., which bakes and distributes a variety of bread, buns, rolls, doughnuts and sweet rolls throughout Iowa;

      o Grandma Sycamore's Bakery, which distributes its brand name bread throughout Utah and neighboring states; and

      o Eagle (Rock Island) Bakery, which produces private label bread and buns distributed in Iowa and Illinois.

      We believe these bread acquisitions provide significant opportunities for reducing Metz's costs and for strengthening Metz's competitive position in its core Midwestern service area.

      On June 7, 1999, we acquired Grocers Baking Company of Grand Rapids, Michigan for $33.2 million plus the assumption of an additional $5.8 million of indebtedness. Grocers had 1998 sales of approximately $60 million. Grocers sells a variety of bread, buns, sweet goods, cookie dough and other frozen products in Western Michigan under several leading brands, including Oven Fresh, Lumber Jack and April Hill. Additionally, in July 1999, we completed a small add-on acquisition of a Detroit-based baker, Blue-Bird Products, Inc.

      We intend to continue to selectively acquire bakery businesses in order to build enterprise value by realizing significant cost synergies. We have identified additional potential acquisition candidates, each of which will provide a range of opportunities for synergy if they are combined with our existing bakery businesses. However, since we have a significant amount of debt, we might be unable to complete all of our targeted acquisitions.

Financing Structure

      Our financing structure at the date of this prospectus consists of the following:

      o $122.8 million Revolving Credit Facility at the operating company level, which we refer to as our "Revolving Credit Facility";

      o $168.2 million Term Loan Facility at the SFC New Holdings level, which we refer to as our "Term Loan Facility";

      o     $220.7 million of 11 1/4% Senior Notes;

      o     $149.9 million of 12 1/8% Senior Notes;

      o     $197.7 million of Subordinated Notes;

      o New 13% Debentures, with an accreted value at June 30, 1999 of $314.4 million; and

      o 11% Senior Subordinated Discount Debentures due 2009 issued by SFC Sub, Inc., a Delaware corporation which is the direct parent of SFAC New Holdings, with an accreted value at June 30, 1999 of $170.3 million.

      In addition, because not all holders of outstanding debt securities of Specialty Foods and Specialty Foods Acquisition Corp. exchanged them for our securities in the private transactions that were completed on June 11, 1999, there are also outstanding the following securities:

      o     $4,305,000 of SFC 10 1/4% Senior Notes;

      o     $75,000 of SFC 11 1/8% Senior Notes;

      o     $2,354,000 of SFC Subordinated Notes;

      o $54,176 of 13% Senior Secured Discount Debentures issued by Specialty Foods Acquisition Corp., which we refer to as "13% Debentures."

      We are also a party to an accounts receivable securitization facility under which the accounts receivable of our operating subsidiaries are transferred to a master trust, which we refer to as our "Accounts Receivable Transfer Facility." The maximum amount of accounts receivable that can be sold to the Accounts Receivable Transfer Facility is $50 million.

      Refinancing Transaction

      The Revolving Credit Facility, the Term Loan Facility and the Accounts Receivable Facility were refinanced in March 1998 and again in June 1999. As a result, the Term Loan and Revolving Credit Facilities have a final maturity date of January 31, 2001. The Accounts Receivable Facility also has a final maturity date of January 31, 2001 and begins to amortize on December 15, 2000. For additional information, see the section of this prospectus entitled "Description of Our Other Indebtedness and Our Accounts Receivable Transfer Program."

      Private Exchange Transactions

      In May 1999, we commenced private transactions to exchange our private exchange notes for debt securities of both Specialty Foods and Specialty Foods Acquisition Corp. Those private transactions were completed on June 11, 1999. Specialty Foods Acquisition Corp. offered holders of its 13% Debentures who were "accredited investors" within Rule 501(a)(1)(2) or (3) of the Securities Act the opportunity to exchange their existing debt for New 13% Debentures of SFAC New Holdings and an aggregate of 31,925 shares of common stock of SFAC New Holdings. The New 13% Debentures include provisions which (as compared to the terms of the existing 13% Debentures):

      o extend the first date on which interest must be paid in cash to December 15, 2004 and extend the final maturity date to June 15, 2009;

      o give SFAC New Holdings the right to redeem the New 13% Debentures, in whole or in part, at any time, at specified percentages of their accreted value, commencing at 50% of such amount until June 15, 2000;

      o resulted in consenting holders of its 13% Debentures holding an aggregate of 9.99% of the equity interest of SFAC New Holdings.

      We offered to exchange an aggregate of up to $225,000,000 aggregate principal amount of our initial 11 1/4% Senior Notes, up to $150,000,000 aggregate principal amount of our initial 12 1/8% Senior Notes, up to $200,000,000 aggregate principal amount of our initial Subordinated Notes and up to $28,296,838 of 11% Debentures, for the SFC Notes.

      The exchange notes we are offering by means of this prospectus have substantially the same terms and covenants as our private exchange notes for which they will be exchanged, and will remain structurally senior to the New 13% Debentures. Those exchange offers were made only to "accredited investors" under the Securities Act. The holders of the SFC Subordinated Notes were offered a consent payment of $35 per $1,000 note to consent to the transaction, and the holders of the SFC 11 1/8% Senior Notes and the SFC 10 1/4% Senior Notes were offered a consent payment of $10 per $1,000 note. In addition, we obtained the consent of the lenders to our Revolving Credit Facility and Term Loan Facility to amend their agreements to conform to our new holding company structure.

      We conduct substantially all of our business through our subsidiaries. Consequently, our ability and the ability of SFAC New Holdings or of any new intermediate holding company to meet our individual obligations to our creditors depends on our subsidiaries' earnings, cash flow, ability to pay dividends and ability to advance funds to SFC New Holdings. In addition, if a subsidiary is liquidated or reorganized, our rights and the rights of SFAC New Holdings and of any new intermediate holding company, and of these companies' creditors and securities holders, including the holders of debt securities, to participate in the subsidiary's assets will be limited by prior claims of the subsidiary's creditors (except to the extent that we are, or SFAC New Holdings or the intermediate holding company is, also a creditor with recognized claims against the subsidiary).

Strategy

      Our strategy is to build the enterprise value of our operating companies, which we believe is best attained in the current baking industry environment by realizing significant cost synergies from acquisitions. Since May 1998, we have consummated seven bakery acquisitions and we intend to continue to acquire bakery businesses to the extent our financial resources allow. We have identified potential acquisition candidates that would provide us with a range of synergy opportunities if they were combined with our existing bakery business. When our financial capabilities preclude us from pursuing additional acquisitions, we will explore available options to maximize the value of our stakeholders' investments.

Competition

      Our bakery businesses compete in the highly competitive bakery products industry. Competition is likely to increase due to continued industry consolidation and overcapacity in certain areas of the country. Our competitors include large multi-product food companies (such as Bestfoods), national bakers (such as Interstate Brands and Earthgrains), cookie companies with national distribution (such as Keebler and Nabisco) and numerous smaller regional and local companies. Many of our larger competitors have significantly greater financial, marketing and other resources than we do, while smaller competitors may have lower fixed costs and greater operating flexibility. We are also more highly leveraged than most of our competitors, which may place us at a competitive disadvantage or restrict our ability to implement our acquisition strategy in a consolidating industry. We do not encounter material foreign competition. Competition in our industry is based on a number of factors including price, quality, brand loyalty, service, freshness, marketing effectiveness and obtaining access to retail outlets and adequate shelf space.

Raw Materials

      We are a major purchaser of flour, sugar, vegetable oils and other agricultural products, as well as of plastic, paper and corrugated products for packaging materials. Although we have some long-term contracts, we buy the bulk of our raw materials on the open market or under short-term agreements. The prices we pay for food product raw materials generally reflect external forces, among which weather conditions and commodity market activities are the most significant. Although the prices of our principal raw materials fluctuate as a result of government actions and/or market forces (which directly affect the cost of products and value of inventories), raw materials are generally in adequate supply and readily available from numerous sources. Occasionally, and where possible, we make advance purchases of important commodities in order to lock in what we perceive to be favorable prices and to limit exposure to short-term market price fluctuations. We attempt to pass through increases in the costs of purchased ingredients to our customers where possible. Our ability to do so depends primarily upon competitive conditions and the pricing methodologies we use in our various geographical areas.

Seasonality

      Our business is moderately seasonal, with higher sales, operating profit and cash flows generally occurring in the second, third and fourth quarters of the year. This seasonality is due primarily to higher bread, bun and cookie sales in the summer and fall months and during the year-end holiday season.

Customers, Sales and Backlog

      No single customer accounts for more than 10% of our net sales. Our principal customers are retail food outlets, club stores, mass merchandisers and consumers who buy directly through our bakery cafes. In general, we do not believe that our order backlog is significant or material for an understanding of our business.

Legal and Regulatory Matters

      Litigation

      On May 20, 1993, prior to our acquisition of our former subsidiary Stella Foods, Inc. from Artal, Cacique, Inc. commenced proceedings against Stella in the California Superior Court, Alameda County. Cacique's action relates to "Hispanic"-style cheese, which was produced by Stella between 1993 and September 1994. In November 1997, we sold Stella to a third party, but we retained liability with respect to Cacique's action. We have indemnified the purchaser in connection with the action, and we continue to control the defense of the action.

      Cacique's complaint asserts claims for misappropriation of trade secrets, trademark interference, inducing breach of contract, interference with business relations, unfair competition, and conspiracy to commit certain of these causes of action.

      Cacique claims damages for lost profits of approximately $14 million, as well as punitive damages and attorneys' fees. Stella has filed a cross-complaint seeking approximately $14 million in damages that alleges that Cacique engaged in predatory pricing practices.

      A trial on this matter is currently being conducted and is expected to conclude during the third quarter of 1999. Although litigation always has an element of uncertainty, and we can give no assurances about the impact that this litigation will have on us, our management believes that the ultimate resolution of this matter will not have a material adverse effect on our financial condition or results of operations.

      We are also involved in contractual disputes, administrative and legal proceedings and investigations of various types, arising out of the ordinary course of business. Although litigation always has an element of uncertainty, and we therefore cannot give any assurances about the impact that these matters will have on us, we do not believe that any single matter, if adversely determined, would have a material adverse effect on our financial condition or results of operations. We do not currently believe that there is a reasonable possibility that all or a majority of these matters will be decided against us.

Regulation

      Public Health

      We must comply with the Federal Food, Drug and Cosmetic Act and regulations administered by the Food and Drug Administration. This comprehensive regulatory scheme governs, among other things, the manufacture, composition, ingredient labeling, packaging and safety of food. For example, the FDA regulates manufacturing practices for food through its current "good manufacturing practices" regulations, specifies the recipes for certain foods, including many of the kinds of products marketed by our subsidiaries, and prescribes the format and content of certain information required to appear on the labels of food products.

      We have revised the labeling of our products to comply with regulations administered by the FDA under the Nutrition Labeling and Education Act of 1990. These regulations require nutritional labeling on all foods that are a meaningful source of nutrition, including many of our products. Furthermore, these regulations limit the use of certain terms on labels, while requiring the use of certain other terms.

      Our operations and products are also governed by state and local regulation through measures such as licensing of plants, enforcement by state health agencies of various state standards and inspection of our facilities.

      A party who violates federal, state or local regulations may be subject to cease and desist orders, injunctions and/or monetary penalties. Offending products also may be seized and condemned. We believe that our facilities and practices will continue to comply with applicable government regulations in all material respects.

      Employee Safety Regulations

      We must comply with health and safety regulations, including regulations issued under the Occupational Safety and Health Act. These regulations, which are aimed at protecting our employees from accidents, require us to comply with manufacturing, health and safety standards.

      Other

      We also must comply with regulations imposed by other governmental agencies, including the United States Department of Agriculture and the Federal Trade Commission. For example, under the Federal Trade Commission Act and its related regulations, the FTC is permitted to regulate advertising by our businesses.

Environmental Matters

      Our business operations and our ownership and operation of real property are governed by extensive and changing federal, state, local and foreign environmental laws and regulations. These regulations pertain to the discharge of materials into the environment, the handling and disposition of wastes (including solid and hazardous wastes), and other matters relating to protection of the environment. We do not expect that the costs of complying with environmental laws and regulations will have a material impact on our capital expenditures, earnings or competitive position. However, we cannot assure you that new environmental issues relating to any matter or any site, whether presently known or not, will not require additional, currently unanticipated investigation, assessment or expenditures.

Trademarks, Patents and Licenses

      We own or license a number of trademarks and trade names which our management believes provide significant value to several of the Businesses because of their recognition by customers and consumers. We own or license a number of patents, but those patents and licenses are not considered to be material to the conduct of the Businesses, and we do not believe that any of our businesses are substantially dependent upon patent protection.

Employees

      As of June 30, 1999, we employed approximately 8,500 persons. Approximately 62% of our labor force is or will be covered by collective bargaining agreements when we complete currently on-going negotiations. Our collective bargaining agreements generally run for three to five years. We believe that our relations with our employees are generally good.

Properties

      We use various owned and leased plants, warehouses, and other facilities in our operations. These facilities are located primarily in the Midwest and California. Our management believes that the facilities are properly equipped with suitable machinery. These facilities and related equipment are generally well maintained and are adequate for the conduct of our current operations. Our management also believes that our facilities have sufficient capability and capacity to meet our long-term needs.

      The following is a summary of significant facilities that we were operating as of June 30, 1999.

                              Number of Facilities

         Owned                      Leased                        Total
         -----                      ------                        -----
           32                         66                            98

      We have mortgages on substantially all of our owned facilities for the benefit of the lenders under our Revolving Credit Facility.

      We also operate 349 retail outlets and retail bakery stores.

                                   MANAGEMENT

Executive Officers and Directors

      The following table provides you with information about our executive officers and directors, and executive officers of our subsidiaries who may be deemed to be our executive officers.

Name                                  Age          Position
----                                  ---          --------

        Executive Officers

Lawrence S. Benjamin...............   43    Chief Executive Officer, President
                                                 and Director
Robert B. Aiken....................   36    President and Chief Executive
                                                 Officer of Metz
Robert L. Fishbune.................   43    Vice President and Chief Financial
                                                 Officer
Henry J. Metz......................   48    Chairman of Metz
Patrick J. O'Dea...................   38    President and Chief Executive
                                                 Officer of Mother's
David E. Schreibman................   31    Vice President, Secretary & General
                                                 Counsel
Lawrence J. Strain.................   46    President of Boudin

             Directors

Robert B. Haas.....................   52    Chairman of the Board of Directors
Thomas J. Baldwin..................   40    Director
J. Taylor Crandall.................   45    Director
Jerry M. Meyer.....................   58    Director
Andrew J. Nathanson................   41    Director
David G. Offensend.................   46    Director
Marc C. Particelli.................   44    Director
Anthony P. Scotto..................   52    Director
Douglas D. Wheat...................   48    Director

      Mr. Benjamin has been Director of Specialty Foods and Specialty Foods Acquisition Corp. since February 1997; President and Chief Executive Officer of Specialty Foods and Specialty Foods Acquisition Corp. since January 1997; and President and Chief Executive Officer of Stella Foods, Inc. (a former subsidiary of Specialty Foods) from August 1994 until December 1997. Mr. Benjamin held various positions from 1986 through August 1994 with operating units of Kraft Foods, Inc., including President of All American Gourmet Company, Vice President of Kraft Frozen Products Group and Vice President and General Manager of the Specialty Ingredients Unit of Kraft General Foods, Inc.

      Mr. Aiken has been President of Metz since April 1998 and Chief Executive Officer of Metz since January 1999. Mr. Aiken was Vice President, Secretary and

General Counsel of Specialty Foods and Specialty Foods Acquisition Corp. from February 1997 until April 1998. From October 1995 until February 1997, Mr. Aiken was Executive Vice President, General Counsel and Secretary of Metz.

      Mr. Fishbune has been Vice President and Chief Financial Officer of Specialty Foods and Specialty Foods Acquisition Corp. since May 1996. Mr. Fishbune was a Partner at Coopers & Lybrand L.L.P. from 1988 until May 1996.

      Mr. Metz has been Chairman of Metz since January 1999. Mr. Metz was Chief Executive Officer of Metz from August 1993 through December 1998, and President of Metz from February 1983 to April 1998. Mr. Metz was Chief Operating Officer of Metz from 1988 until August 1993.

      Mr. O'Dea has been President and Chief Executive Officer of Mother's since April 1997. Mr. O'Dea was Vice President, Retail of Stella Foods, Inc. from 1995 to March 1997. Prior to joining Stella Foods, Inc., Mr. O'Dea spent 12 years with Procter & Gamble, most recently as Director of Marketing for its Snack Food Business.

      Mr. Schreibman has been Vice President, Secretary and General Counsel of Specialty Foods and Specialty Foods Acquisition Corp. since May 1999 and Vice President and General Counsel - Business Units of Specialty Foods and Specialty Foods Acquisition Corp. since October 1998. Mr. Schreibman was Chief Counsel - Mergers and Acquisitions for the Sara Lee Corporation from October 1995 to October 1998. Prior to October 1995, Mr. Schreibman was in private law practice as an associate with Sidley & Austin.

      Mr. Strain has been President of Boudin since January 1999; Vice President of Bakery Operations from August 1990 through December 1998. Prior to 1990, Mr. Strain was Vice President and operating partner of Boudin International, Inc.

      Mr. Haas has been Chairman of the Board of Specialty Foods and Specialty Foods Acquisition Corp. since their organization in 1993 and Chairman of the Board of Haas Wheat & Partners Incorporated, a private investment firm, since 1992 and Chairman of the Board of Haas & Partners Incorporated, a private investment firm, since 1989. Mr. Haas is Chairman of the Board of Playtex Products, Inc., NBC Acquisition Corp. and Nebraska Book Company, Inc. and a Director of Sybron International Corporation.

      Mr. Baldwin has been Director of Specialty Foods and Specialty Foods Acquisition Corp. since May 1996; Chief Executive Officer of Christmas Corner, Inc. since January 1995 and President of PB Ventures since July 1994. Mr. Baldwin was also Managing Director of Invus Group, Ltd. from 1990 through February 1995.

      Mr. Crandall has been Director of Specialty Foods and Specialty Foods Acquisition Corp. since August 1993; Vice President and Chief Financial Officer of Keystone, Inc., an affiliate of the Company, since October 1986 and President, Director and sole stockholder of Acadia MGP, Inc. (managing general partner of Acadia FW Partners, L.P.), the sole general partner of Acadia Partners, L.P., an affiliate of Specialty

Foods since March 1992. Mr. Crandall also is a Director of Bell & Howell Holdings Company, Physicians Reliance Network, Sunterra Corp., Integrated Orthopedics and Washington Mutual.

      Mr. Meyer has been Director of Specialty Foods and Specialty Foods Acquisition Corp. since June 1996. Mr. Meyer also is a Director of Century Capital Financial, Inc. and City National Bank in Kilgore and Longview, Texas.

      Mr. Nathanson has been Director of Specialty Foods and Specialty Foods Acquisition Corp. since August 1993 and Managing Director of Donaldson, Lufkin & Jenrette Securities Corporation since January 1991. Mr. Nathanson also is a Director of Duane Reade, Inc.

      Mr. Offensend has been Director of Specialty Foods and Specialty Foods Acquisition Corp. since August 1993 and Founder of Evercore Partners, LLC since October 1995. Mr. Offensend was also Managing Director of Oak Hill Partners, Inc. and its predecessor from April 1990 to September 1995; Vice President and Director of Acadia MGP, Inc. from March 1992 to September 1995; and Vice President of Keystone from March 1992 to September 1995.

      Mr. Particelli has been Director of Specialty Foods and Specialty Foods Acquisition Corp. since November 1997 and Managing Director of Oak Hill Partners, Inc. since August 1997. Mr. Particelli was Principal of Odyssey Partners L.P. from October 1995 to August 1997 and Senior Vice President of Booz Allen & Hamilton Inc. prior to October 1995.

      Mr. Scotto has been Director of Specialty Foods and Specialty Foods Acquisition Corp. since August 1993; Managing Director of Oak Hill Partners, Inc. and its predecessor since March 1988; and Consultant to Oak Hill Capital Management, Inc. since November 1998. Mr. Scotto also is a Director of Ivex Packaging Corporation, Holophane Corporation and Grove Worldwide LLC.

      Mr. Wheat has been Director of Specialty Foods and Specialty Foods Acquisition Corp. since June 1993 and President of Haas Wheat & Partners Incorporated, a private investment firm, since November 1992. Mr. Wheat was Co-Chairman of Grauer & Wheat, Inc., a private investment firm, from April 1989 to October 1992. Mr. Wheat also is a Director of Playtex Products, Inc.

Compensation of Executive Officers

      The following table shows the compensation for the years ended December 31, 1998, December 31, 1997 and December 31, 1996 of Mr. Benjamin, our President and Chief Executive Officer who holds the same positions in SFAC New Holdings, who we refer to as the "CEO," and each of our four most highly compensated executive officers (excluding the CEO but including our operating subsidiaries). We have an annual bonus plan and a long-term incentive plan in which our executive officers may participate.

      The CEO and four most highly compensated executive officers hold their respective positions at SFC New Holdings and at SFAC New Holdings, but they are not compensated separately by each entity.

                           Summary Compensation Table

                                                                                                  Long Term
                                                     Annual Compensation                       Compensation (1)
                                     ------------------------------------------------    ----------------------------
                                                                                                    Awards
                                                                                         ----------------------------
                                                                                         Securities
                                                                          Other Annual   Underlying
                                    Fiscal                                Compensation  Options/SARs    All Other
Name and Principal Position          Year      Salary($)   Bonus($)          ($) (1)      (#)(2)      Compensation($)
---------------------------          ----      ---------   --------          -------      ------      ---------------

Lawrence S. Benjamin ...........     1998       625,000     1,774,000        89,000            --       101,000 (3)
President and Chief Executive        1997       560,000     1,015,000        84,000     1,300,000        89,000
Officer of us and SFAC New           1996       320,000        72,000            --        50,000            --
Holdings

William D. Day (4) .............     1998       300,000       528,000            --            --         8,500 (5)
President and Chief Executive        1997       209,000       215,000        31,000            --           600
Officer of H&M                       1996       145,000            --            --        15,000           400

Robert L. Fishbune .............     1998       376,000       601,500        62,000            --        64,000 (6)
Vice President and Chief             1997       350,000       298,000        62,000       100,000        80,000
Financial Officer of us and SFAC     1996       191,000       150,000        51,000       100,000        29,000
New Holdings

Henry J. Metz ..................     1998       338,000       262,500            --            --           500 (7)
Chairman of Metz                     1997       334,000       251,000            --            --         1,000
                                     1996       320,000       240,000        93,000        50,000         2,000

Patrick J. O'Dea ...............     1998       295,000       225,000            --            --        30,300 (8)
President and Chief Executive        1997       260,000       260,000            --            --       207,000
Officer of Mother's                  1996       184,000            --            --        20,000           400

----------

(1) The amounts listed for Mr. Benjamin include $71,000 and $76,000 for tax reimbursement payments made in 1997 and 1998, respectively. The amounts for Mr. Fishbune in 1996, 1997 and 1998 include $43,000, $50,000 and
      $49,000, respectively, for tax reimbursement payments. In 1997, Mr. Day received $31,000 in tax reimbursement. In 1996, Mr. Metz received $54,000 of tax reimbursement payments and $39,000 for personal use of the Metz airplane.

(2) Options were generally granted to our employees, including the named executive officers, under our 1994 Stock Option Plan, which was amended in February 1995 and which we refer to as our "Stock Option Plan." Options granted are either non-qualified stock options or incentive stock options. Options granted generally have a ten year term.

(3) In 1998, we made a $90,000 contribution to a retirement account maintained by Mr. Benjamin. Mr. Benjamin (and Mr. Fishbune) have established accounts into which they contribute up to 15% of their base pay (on an after-tax basis) to annuity or money-market funds. We provide contributions to their retirement accounts and we reimburse them for taxes incurred as a result of our contributions. The amounts listed for 1998 for Mr. Benjamin also include life insurance premiums ($3,000) and personal financial planning services ($8,000).

(4)   H&M was sold in April 1999.

(5) The amounts listed for Mr. Day in 1998 include life insurance premiums ($1,500) and reimbursement of moving and relocation expenses ($7,000).

(6) In 1998, we made a $56,000 contribution to a retirement account maintained by Mr. Fishbune (see note 3 for a description of the account). The amounts listed for Mr. Fishbune also include life insurance premiums ($1,500) and personal financial planning services ($6,500).

(7)   In 1998, Mr. Metz received a $500 reimbursement for relocation expenses.

(8) The amounts listed for Mr. O'Dea in 1998 include a $30,000 relocation allowance and payment of $300 in life insurance premiums.

Aggregated Options/SARs Exercised In Last Fiscal Year And Year-End Option/SAR Values

The following table describes, for the named executive officers, aggregated information concerning the number of shares of Specialty Foods Acquisition Corp. common stock, par value $.01 per share, underlying unexercised stock options at December 31, 1998 and the value of unexercised, in-the-money options at that date.

                                          Number of Securities
                                         Underlying Unexercised             Value of Unexercised In-the-
                                         Options/SARs at Fiscal             Money Options/SARs at Fiscal
                                                Year-End                              Year-End
         Name                         (#) Exercisable/Unexercisable          ($) Exercisable/Unexercisable
         ----                         -----------------------------          -----------------------------

Lawrence S. Benjamin                        825,000/675,000                              (1)
President and Chief
Executive Officer of
us and SFAC New Holdings

William D. Day                                18,750/6,250                               (1)
President and Chief
Executive Officer of H&M

Robert L. Fishbune                          100,000/100,000                              (1)
Vice President and Chief
Financial Officer of us and
SFAC New Holdings

Henry J. Metz                                153,750/31,250                              (1)
Chairman of Metz

Patrick J. O'Dea                              26,250/8,750                               (1)
President and Chief
Executive Officer of
Mother's

----------
(1) All of the options listed in this table have an exercise price of $0.021322 per share. Due to the fact that the Specialty Foods Acquisition Corp. common stock is not publicly traded, it is not currently possible to calculate a precise value for the Specialty Foods Acquisition Corp. common stock. In October 1997, the Board of Directors of Specialty Foods Acquisition Corp. realized that certain previously granted stock options had exercise prices which exceeded the fair market value of the Specialty Foods Acquisition Corp. common stock. In view of this diminished value, the Board of Directors of Specialty Foods Acquisition Corp. determined that adjusting the exercise price of stock options previously awarded to existing employees (including the named executive officers) was in our best interest. On October 30, 1997, the Board of Directors of Specialty Foods Acquisition Corp. repriced the exercise price of existing options from $0.726703211 to $0.021322 per share of Specialty Foods Acquisition Corp. common stock, which the Board of Directors of Specialty Foods Acquisition Corp. determined was not below the fair market value of that common stock.

Metz-Mother's Cake & Cookie Company Consolidated Pension Plan for Non-Union Employees

      The following table provides you with information about the estimated annual benefits payable upon retirement for the specified compensation and years of service classifications under the Metz-Mother's Cake & Cookie Company Consolidated Pension Plan for Non-Union Employees, which we refer to as the "Pension Plan." Messrs. Metz and O'Dea are the only named executive officers participating in the Pension Plan.

                     Pension Plan Table For The Pension Plan


   Annual Final
      Average
   Compensation                       Years of Service
   ------------                       ----------------

                     15          20            25          30           35
                 --------     --------     --------     --------     --------

     125,000     $ 23,988     $ 32,547     $ 41,105     $ 49,564     $ 49,664
     150,000     $ 29,369     $ 39,834     $ 50,299     $ 60,764     $ 60,764
     175,000     $ 33,833     $ 46,466     $ 59,100     $ 71,734     $ 71,734
     200,000     $ 37,495     $ 52,035     $ 66,575     $ 81,115     $ 81,115
     225,000     $ 41,158     $ 57,604     $ 74,050     $ 90,497     $ 90,497
     250,000     $ 42,746     $ 60,038     $ 77,291     $ 94,564     $ 94,564
     300,000     $ 42,746     $ 60,018     $ 77,291     $ 94,564     $ 94,564
     350,000     $ 42,746     $ 60,018     $ 77,291     $ 94,564     $ 94,564
     400,000     $ 42,746     $ 60,018     $ 77,291     $ 94,564     $ 94,564
     450,000     $ 42,746     $ 60,018     $ 77,291     $ 94,564     $ 94,564
     500,000     $ 42,746     $ 60,018     $ 77,291     $ 94,564     $ 94,564

      Compensation under the Pension Plan generally refers to total annual cash compensation (up to $160,000 for 1998, as limited by the IRS Code section 401(a)(17)), including pre-tax salary deferrals, but excluding certain specified items such as compensation received under the Metz Long-Term Incentive Compensation Plan, the Mother's Long-Term Incentive Compensation Plan, the Metz Annual Bonus Incentive Plan and the Mother's Annual Bonus Incentive Plan.

      In 1998, the amount of compensation covered under the Pension Plan Messrs. Metz and O'Dea was $160,000 (as limited by IRS Code section 401(a)(171)). As of December 31, 1998, Mr. Metz had approximately 27 years of credited service under the Pension Plan and Mr. O'Dea had approximately one and one-half years of credited service under the Pension Plan. Benefits are computed on a straight life annuity basis and are not subject to deduction for Social Security or other offset amounts.

Employment Arrangements

      The following summaries of some of our employment agreements and arrangements are not necessarily complete, so you should also read the text of the agreements and arrangements, copies of which are listed as exhibits to the registration statement and have either been filed as exhibits or incorporated by reference into this prospectus.

Employment Agreement with Mr. Benjamin

      Specialty Foods Acquisition Corp., Specialty Foods and certain of their subsidiaries, including the Businesses, which we collectively refer to as the "Employers," entered into an Amended and Restated Executive Employment Agreement with Mr. Benjamin, dated as of March 15, 1999 and effective January 1, 1999. Under this employment agreement, the initial term of employment ends June 30, 2001. However, the employment agreement will automatically be renewed for additional one-year periods unless one of the parties cancels the renewal and notifies the other party six months before the renewal term would begin. In addition, if the employment agreement is terminated under certain circumstances, the Employers will make post-termination salary and bonus payments to Mr. Benjamin (or his estate). The employment agreement provides for an initial base salary of $655,000 and an annual target bonus of 75% of base salary if we meet specified EBITDA targets.

      Mr. Benjamin's employment agreement also provides that he may be entitled to receive, under certain circumstances, payments to offset (at least in part) certain tax consequences to him if he exercises stock options, receives certain payments, and/or has his contract terminated in connection with a change of control of Specialty Foods Acquisition Corp. or Specialty Foods. These payments are limited, in some circumstances, to the tax savings actually realized by the Employers, and in other circumstances, by various dollar amounts.

      Mr. Benjamin has agreed to be bound by certain confidentiality, non-competition and non-solicitation restrictions described in his employment agreement.

Employment Agreement with Mr. Fishbune

      The Employers also entered into an Amended and Restated Executive Employment Agreement, dated as of March 15, 1999 and effective January 1, 1999, with Mr. Fishbune. The initial term of Mr. Fishbune's employment agreement ends December 31, 2000, but will be automatically renewed for additional one-year periods unless the renewal is canceled by the Employers or Mr. Fishbune upon six months' prior notice. In addition, if Mr. Fishbune's employment agreement is terminated under certain circumstances, the Employers will make post-termination salary and bonus payments to him (or his estate). Mr. Fishbune's employment agreement provides for an initial base salary of $400,000 and an annual target bonus of 75% of base salary if we meet specified EBITDA targets.

      Mr. Fishbune's Employment Agreement also provides that he may be entitled to receive, under certain circumstances, payments to offset (at least in part) certain tax consequences to him if he exercises stock options, receives certain payments, and/or has his contract terminated in connection with a change of control of Specialty Foods Acquisition Corp. or Specialty Foods. These payments are limited, in some circumstances, to the tax savings actually realized by the Employers, and in other circumstances, by various dollar amounts.

      Mr. Fishbune has agreed to be bound by certain confidentiality, non-competition and non-solicitation restrictions described in his employment agreement.

Employment Agreement with Mr. O'Dea

      Specialty Foods, Mother's and MCC-DSD Holdings, Inc. (parent company of Mother's and a wholly owned subsidiary of Specialty Foods) entered into an Amended and Restated Executive Employment Agreement with Mr. O'Dea, effective July 15, 1997. Mr. O'Dea's employment agreement provides for an initial employment term ending December 31, 2000. However, this employment agreement may be terminated at an earlier date under certain listed circumstances. Mr. O'Dea's employment agreement provides for an initial base salary of $280,000 and an annual target bonus of 75% of base salary if we meet specified performance targets. In addition, if Mr. O'Dea's employment agreement is terminated in certain circumstances, the Employers will make post-termination salary and bonus payments to him (or his estate).

      Mr. O'Dea has agreed to be bound by certain confidentiality, non-competition and non-solicitation restrictions set forth in his employment agreement.

Divestiture Award Agreements

      Certain of our executive officers and other key employees, including Messrs. Benjamin, Fishbune and Metz, have entered into Divestiture Award Agreements with us. According to these agreements, a recipient will receive or has received a percentage of the net cash proceeds received by us (after deducting fees and expenses) if we sell certain of our subsidiaries.

Change in Control Arrangements

      Under the Mother's Amended and Restated Supplemental Long-Term Incentive Compensation Plan, adopted in 1999, which we refer to as the "Mother's Long-Term Plan," certain management employees, including certain named executive officers, are eligible to receive awards based upon the total value of Mother's. We will determine the amounts of any award payments to be made under the Mother's Long-Term Plan on June 1, 2001, or earlier if there is a change in control of Mother's. The award amounts under the Mother's Long-Term Plan will be offset, in certain cases, by amounts payable under certain of the Deferred Bonus Agreements described below.

      Certain of our executive officers and other key employees, including Messrs. Benjamin, Fishbune, Metz and O'Dea, entered into Deferred Bonus Agreements with us. Under these agreements, they are entitled to receive deferred bonus payments in amounts equal to their bonus payments under our annual bonus plans. A payment of vested amounts relating to bonuses earned through 1998 was made on March 31, 1999. Further payments relating to 1998 bonus amounts earned through 1998 will be made on January 15, 2000. Messrs. Benjamin and Fishbune waived the payments due to them on March 31, 1999 after they received payments under the Divestiture Award Agreements relating to H&M described above. In addition, on March 31, 2001 Messrs. Benjamin, Fishbune and O'Dea will receive payments of amounts vested relating to any bonuses they may earn for 1999 and 2000. However, if there is a change in control, the awards that relate to bonuses earned prior to the change in control vest immediately and will be paid within 90 days.

Compensation of Directors

      Our employees do not receive any additional compensation for serving as one of our directors or on one of our committees of the board of directors. We reimburse our directors for reasonable out-of-pocket expenses that they incur in connection with attending board of directors meetings or committee meetings. Our directors are also covered by director's liability insurance. Each of Messrs. Baldwin and Meyer also receive directors fees of $20,000 annually.

Compensation Committee Interlocks and Insider Participation In Compensation Decisions

      J. Taylor Crandall, Robert B. Haas, Anthony P. Scotto and Douglas D. Wheat are all of the members of the compensation committee of the board of directors of each of Specialty Foods Acquisition Corp. and Specialty Foods. Each of Messrs. Crandall, Haas, Scotto and Wheat owns a beneficial interest in or is an executive officer of one or more of the entities that have entered into financial advisory arrangements with Specialty Foods, as described below.

      Messrs. Haas and Wheat are controlling shareholders and are Chairman of the Board and President, respectively, of Haas Wheat & Partners Incorporated. Haas Wheat & Partners Incorporated was a party to a financial advisory agreement with Specialty

Foods pursuant to which Haas Wheat agreed to provide financial advisory and other consulting services to Specialty Foods for a five-year period in exchange for an annual fee of $700,000. Specialty Foods' board of directors approved a one-year extension of the agreement in August 1998.

      J. Taylor Crandall is Vice President and Chief Financial Officer of Keystone and is President, Director and sole stockholder of Acadia MGP, Inc., the managing general partner of Acadia FW Partners, L.P., the sole general partner of Acadia. Mr. Scotto is a Managing Director of Oak Hill Partners, Inc. and its predecessor. Each of Penobscot-MB Partners, which we refer to as "Penobscot," an affiliate of Acadia, and Keystone entered into a five-year financial advisory agreement with Specialty Foods, under which they were paid an annual fee, $200,000 per year in the case of Penobscot and $100,000 per year in the case of Keystone. Specialty Foods' Board of Directors approved a one-year extension of the agreement in August 1998.

                               SECURITY OWNERSHIP

      All of our outstanding common stock is held by SFAC New Holdings SFC Sub owns 90% of the capital stock of SFAC New Holdings and the remaining 10% is held by the holders of the 13% Debentures. All of the capital stock of SFC Sub is owned by Specialty Foods, and all of the capital stock of Specialty Foods is owned by Specialty Foods Acquisition Corp. The following table provides, as of June 28, 1999, information regarding the beneficial ownership of voting securities of Specialty Foods Acquisition Corp. by (i) each person known by Specialty Foods Acquisition Corp. to be the beneficial owner of more than 5% of any class of its voting securities, (ii) each of our directors and named executive officers, and (iii) all of our executive officers and directors as a group.

                                                                          Percentage of
Name and Address                                   Number of Shares     Outstanding Shares
of Beneficial Owner                                of Common Stock     of Common Stock (1)
-------------------                                ---------------     -------------------

Acadia Partners, L.P. (2) .............               27,063,347                    40.86%
  201 Main Street
  Fort Worth, Texas 76102
Keystone, Inc. (3) ....................                9,358,502                    14.13%
  201 Main Street
  Fort Worth, Texas 76102
Artal Luxembourg S.A. (4) .............                5,959,327                     9.49%
  Aandorenstraat 2
  3300 Tienen, Belgium
Robert B. Haas (5) ....................                5,881,496                     9.26%
  300 Crescent Court, Suite 1700
  Dallas, Texas 75201
UBS Capital LLC (6) ...................                5,366,913                     8.55%
  299 Park Avenue
  New York, New York 10171
DLJ Merchant Banking Partners, L.P. (7)                3,812,562                     6.07%
  277 Park Avenue
  New York, New York 10172
Thomas J. Baldwin .....................                       --                       --
J. Taylor Crandall (2) ................                       --                       --
Jerry M. Meyer ........................                       --                       --
Andrew J. Nathanson (7) ...............                       --                       --
David G. Offensend ....................                       --                       --
Marc C. Particelli ....................                       --                       --
Anthony P. Scotto (2) .................                       --                       --
Douglas D. Wheat (8) ..................                  276,264                        *
Henry J. Metz (9) .....................                1,217,750                     1.93%
Lawrence S. Benjamin (10) .............                1,001,771                     1.57%
Robert L. Fishbune (11) ...............                  125,000                        *
Patrick J. O'Dea (12) .................                   35,000                        *
All directors and executive officers
as a group ............................                8,587,793                    13.24%

----------
*     Less than 1%

(1) The holdings of all of the stockholders listed in this table may be diluted by the exercise of the warrants listed in footnotes (b), (c) and
      (e) below or options which, under employment arrangements and stock option plans approved by Specialty Foods Acquisition Corp., Specialty Foods, SFAC New Holdings and us, may be granted to certain employees. The Stock Option Plan makes available to certain operating company employees and headquarters employees options to purchase 5,852,917 shares of Specialty Foods' common stock.

(2) Acadia's shares of common stock include shares owned by FWHY-Coinvestments VII Partners, L.P., SFC Partners, L.P. and SFC Partners II, L.P., parties related to Acadia. Acadia's shares of common stock also include 3,467,002 shares of common stock issuable upon the exercise of 8,775 warrants issued by Specialty Foods Acquisition Corp. in favor of Acadia under a Warrant Agreement dated June 27, 1997. Please refer to the section of this prospectus entitled "Relationships and Related Transactions." The general partner of Acadia is Acadia FW Partners, L.P., the managing general partner of which is Acadia MGP, Inc., a corporation controlled by J. Taylor Crandall. In addition, Mr. Crandall controls Group 31, Inc., the general partner of each of FWHY, SFC Partners and SFC Partners II. Therefore, Acadia FW and Acadia MGP may be deemed to beneficially own the shares of common stock held by Acadia, SFC Partners, SFC Partners II and FWHY. Mr. Scotto is a limited partner of SFC Partners II and disclaims beneficial ownership of the shares of common stock held by SFC Partners
      II. The address of Acadia FW, Acadia MGP, FWHY, SFC Partners, SFC Partners II and Mr. Crandall is 201 Main Street, Fort Worth, Texas 76102.

(3) Keystone's shares of common stock include 3,467,002 shares of common stock issuable upon the exercise of 8,775 warrants issued by Specialty Foods Acquisition Corp. in favor of Keystone under a Warrant Agreement dated June 27, 1997. Please refer to the section of this prospectus entitled "Relationships and Related Transactions." Keystone is controlled by Robert
      M. Bass. As such, Mr. Bass may be deemed to beneficially own the shares of common stock held by Keystone. The address of Mr. Bass and Keystone is 201 Main Street, Fort Worth, Texas 76102.

(4) The parent entity of Artal Luxembourg S.A. is Artal Group S.A., a Luxembourg company.

(5) Mr. Haas' shares of common stock include 101,011 shares owned by HWP Specialty Subsidiary Partners, 25,253 shares owned by HWP Specialty Subsidiary Partners II, and 1,000,000 shares owned by the Haas Family Long-Term Trust. Mr. Haas' shares of common stock also include 770,445 shares of common stock issuable upon the exercise of 1,950 warrants issued by Specialty Foods Acquisition Corp. in favor of Mr. Haas under a Warrant Agreement dated September 19, 1997. Please refer to the section of this prospectus entitled "Relationships and Related Transactions." The shares owned by HWP Specialty Subsidiary Partners and HWP Specialty Subsidiary Partners II also are beneficially owned by Mr. Douglas Wheat.

(6) Union Bank of Switzerland owns indirectly 100% of the capital stock of UBS Capital LLC.

(7) The following entities hold shares of common stock: DLJ Merchant Banking Partners, L.P.; DLJ International Partners, C.V.; DLJ Offshore Partners, C.V.; DLJ Merchant Banking Funds, Inc.; DLJ First ESC L.L.C., an "employee securities corporation" (as defined in the Investment Company Act of 1940) formed to hold securities of employees of DLJ Merchant Banking, DLJ International Partners, DLJ Banking Partners and DLJ First ESC); and Donaldson, Lufkin & Jenrette Securities Corporation. Except for his allocable portion of the shares held by DLJ First ESC, Mr. Nathanson disclaims beneficial ownership of the shares of common stock held by the DLJ Entities.

(8) Mr. Wheat's shares of common stock include 101,011 shares owned by HWP Specialty Subsidiary Partners and 25,253 shares owned by HWP Specialty Subsidiary Partners II, which also are beneficially owned by Mr. Robert B. Haas, and 150,000 shares owned by the Carrol Wheat Jr. Children's Trust, for which Mr. Wheat serves as a trustee.

(9) Mr. Metz's shares of common stock include 185,000 shares that Mr. Metz has the right to acquire upon the exercise of options.

(10) Mr. Benjamin's shares of common stock include 825,000 shares that Mr. Benjamin has the right to acquire upon the exercise of options.

(11) Mr. Fishbune's shares of common stock include 125,000 shares that Mr. Fishbune has the right to acquire upon the exercise of options.

(12) Mr. O'Dea's shares of common stock include 35,000 shares that Mr. O'Dea has the right to acquire upon the exercise of options.

                     RELATIONSHIPS AND RELATED TRANSACTIONS

Stockholders' Agreement

      In 1993, simultaneously with the closing of the acquisitions of the businesses underlying Specialty Foods, Haas Wheat, Acadia, Keystone, UBS Capital LLC, Artal Belgium S.A. and DLJ Merchant Banking (in some cases acting through affiliates) acquired common stock of Specialty Foods Acquisition Corp. at a price of $0.726703211 per share. On August 16, 1993, these principal stockholders entered into a stockholders' agreement governing the relationships among them. Under this stockholders' agreement, if the principal stockholders transfer the common stock to any of their affiliates or to members of management, the transferees must also agree to be bound by the stockholders' agreement.

      The stockholders' agreement imposes restrictions and conditions on the transfer of Specialty Foods Acquisition Corp. common stock, subject to certain exceptions. Under the stockholders' agreement, the parties have the right to participate in certain sales of the Specialty Foods Acquisition Corp. common stock by other parties. In addition, the parties to the stockholders' agreement were granted certain preemptive rights with respect to the issuance of common stock by Specialty Foods Acquisition Corp. and the right, in certain circumstances, to have their common stock registered for public sale under the Securities Act of 1933.

      The stockholders' agreement also contains provisions relating to the corporate governance of Specialty Foods Acquisition Corp. Under the stockholders' agreement, Acadia has the right to nominate three directors, Keystone has the right to nominate two directors, Haas Wheat has the right to nominate two directors, and UBS Capital, Artal Belgium and DLJ Merchant Banking Partners each have the right to nominate one director. Under certain conditions, Acadia and Keystone can increase the number of directors they can nominate.

Certain Transactions with Stockholders of Specialty Foods Acquisition Corp.

      In 1998, Specialty Foods paid annual financial advisory fees to Haas Wheat ($700,000), Penobscot ($200,000) and Keystone ($100,000) under financial advisory agreements with these parties. In 1998, the Board of Directors of Specialty Foods extended the terms of each of the financial advisory agreements between Specialty Foods and Haas Wheat, Penobscot and Keystone for one year. Please refer to the section of this prospectus entitled "Executive Compensation--Compensation Committee Interlocks and Insider Participation in Compensation Decisions."

      In November 1996, SF Leasing L.L.C. (of which Acadia and Keystone each owns a 45% interest and Haas Wheat owns a 10% interest) purchased from Metz all of the equipment at a Metz manufacturing facility for $3,222,000, a price that was based on the appraised value of the equipment. The equipment was then leased back to Metz in a transaction that was deemed by the parties to be equivalent to an arms length transaction. In September 1998, SF Leasing, L.L.C. resold to Metz all of the equipment at that manufacturing facility for $3,013,381. During 1998, SF Leasing L.L.C. received $614,439 in rental payments from Metz. Specialty Foods' Board of Directors determined that the foregoing transactions were on terms no less favorable to it and Metz than could have been obtained by Specialty Foods and Metz in a transaction with an unaffiliated third party.

      In December 1998, Specialty Foods retained Donaldson, Lufkin and Jenrette Securities Corporation, which we refer to as "DLJ," an affiliate of DLJ Merchant Banking Partners, to serve as its financial advisor in connection with its proposed sale of H&M. Upon completion of the sale of H&M, the Company paid DLJ approximately $1,600,000 as compensation for its financial advisory services.

      In March 1998, Specialty Foods paid DLJ $5,092,000 in connection with its refinancing of its Revolving Credit Facility and Term Loan Facility. DLJ acts as the Syndication Agent and Collateral Agent under both of those loan agreements. In 1998, Specialty Foods paid DLJ a $100,000 retainer in connection with its recently completed exchange offers.

Tax Sharing Agreement

      SFC New Holdings has entered into a tax sharing agreement with Specialty Foods Acquisition Corp. under which SFC New Holdings has agreed to pay to Specialty Foods Acquisition Corp. the pro rata share of Specialty Foods Acquisition Corp.'s consolidated income tax liability attributable solely to SFC New Holdings and each of its subsidiaries. SFC New Holdings and each of its subsidiaries are also parties to a tax sharing agreement under which each subsidiary has agreed to pay to SFC New Holdings the pro rata share of Specialty Foods Acquisition Corp.'s consolidated income tax liability attributable to each such subsidiary. Specialty Foods, SFC Sub, Inc., SFAC New Holdings and Specialty Foods Acquisition Corp. are also parties to a tax sharing agreement under which:

      o Specialty Foods has agreed to pay to Specialty Foods Acquisition Corp. the pro rata share of Specialty Foods Acquisition Corp.'s consolidated income tax liability attributable solely to Specialty Foods, SFC Sub, Inc. and SFAC New Holdings, and

      o SFC Sub, Inc. and SFAC New Holdings have each agreed to pay to Specialty Foods the pro rata share of such tax liability attributable to each of SFC Sub, Inc. and SFAC New Holdings

                               THE EXCHANGE OFFERS

Purpose of the Exchange Offers

      Our registration rights agreement requires us to file not later than October 9, 1999, which is 120 days following the date of original issuance of our private exchange notes, the registration statement of which this prospectus is a part for registered exchange offers with respect to an issue of new notes in exchange for the initial notes. The exchange notes will be substantially identical in all material respects to our private exchange notes except that the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not be entitled to registration rights under our registration rights agreement. This summary of the registration rights agreement does not contain all the information that you should consider and we refer you to the provisions of the registration rights agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part and a copy of which is available as indicated under the heading "Where You Can Obtain More Information."

      This prospectus also covers an offer being made to provide holders of SFC Notes, who did participate in the private transactions that were completed on June 11, 1999, with the opportunity to exchange their securities for exchange notes. Many of these holders were not eligible to participate in the private transactions because they did not qualify as "accredited investors" under Rule 501(a)(1), (2) or (3) of the Securities Act of 1933. We refer to the exchange offer for our private exchange notes and the exchange offer for the SFC Notes collectively as the "exchange offers."

      We are required to:

      o use our reasonable best efforts to cause the registration statement to be declared effective no later than December 8, 1999, which is 180 days after the date of issuance of our private exchange notes;

      o keep the exchange offers effective for not less than 30 days or longer if required by applicable law after the date that notice of the exchange offers is mailed to holders of the initial notes, and

      o use our reasonable best efforts to consummate the exchange offers no later than December 23, 1999, which is 195 days after the date of issuance of our private exchange notes.

      The exchange offers being made here, if commenced and consummated within the time periods described in this paragraph, will satisfy those requirements under the registration rights agreement.

      This prospectus, together with the letter of transmittal, is being sent to all record holders of our private exchange notes as of __________, 1999. It is also being sent to current holders of SFC Notes as of the same date.

      Based on interpretations by the staff of the Securities and Exchange Commission, in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offers may be offered for resale, resold or otherwise transferred by each holder of exchange notes other than (1) a broker-dealer who acquires the initial notes directly from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, and (2) any holder that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, us, without compliance with the registration and prospectus delivery provisions of the Securities Act, so long as this holder:

      o is acquiring the exchange notes in the ordinary course of its business,

      o is not participating in, and does not intend to participate in, a distribution of the exchange notes within the meaning of the Securities Act and has no arrangement or understanding with any person to participate in a distribution of the exchange notes within the meaning of the Securities Act, and

      o is not a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, us.

      By tendering the initial notes in exchange for exchange notes, each holder, other than a broker-dealer, will be required to make representations to that effect. If a holder of initial notes is participating in or intends to participate in, a distribution of the exchange notes, or has any arrangement or understanding with any person to participate in a distribution of the exchange notes to be acquired in these exchange offers, this holder may be deemed to have received restricted securities and may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission. Any such holder will have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

      Each broker-dealer that receives exchange notes for its own account in exchange for initial notes may be deemed to be an underwriter within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of these exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with offers to resell, resales and other transfers of exchange notes received in exchange for initial notes which were acquired by such broker-dealer as a result of market making or other trading activities. We have agreed that we will make this prospectus available to any broker-dealer for a period of time not less than 90 days after the consummation of the exchange offers for use in connection with any such offer to resell, resale or other transfer. Please refer to the section in this prospectus entitled "Plan of Distribution."

Shelf Registration Statement

      In the event that:

      (1) because of any change in law or applicable interpretations thereof by the staff of the Securities and Exchange Commission, we are not permitted to effect the exchange offers, or

      (2) for any other reason, the exchange offers are not consummated within 195 days from the date of issuance of our private exchange notes, or

      (3) any holder so requests with respect to securities not eligible to be exchanged for exchange securities in the exchange offers, or

      (4) any applicable law or interpretations do not permit any holder to participate in the exchange offers, or

      (5) any holder that participates in the exchange offers does not receive freely transferrable exchange securities in exchange for tendered securities,

then in the case of clauses (1) through (5) of this sentence, we will be obligated, at our sole expense, to:

      o use our reasonable best efforts to file, as promptly as practicable and in no event more than 45 days following this request, with the Securities and Exchange Commission a shelf registration statement covering resales of the private exchange notes, and

      o use our reasonable best efforts to keep the shelf registration statement continuously effective, supplemented and amended as required by the Securities Act, in order to permit the prospectus which is a part of this shelf registration statement to be usable by holders for a period of two years after the date of issuance of our private exchange notes or the shorter period of time that will terminate when all of the applicable initial notes have been sold under this shelf registration statement.

      If a shelf registration statement is filed, we will provide to each holder of the initial notes being registered copies of the prospectus that is a part of the shelf registration statement. We will also notify each of these holders when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the initial notes being registered. A holder that sells initial notes pursuant to the shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder, including indemnification rights and obligations.

Liquidated Damages

      In the event that:

      (1) we do not file the registration statement or the shelf registration statement, as the case may be, with the Securities and Exchange Commission on or before the dates specified above for these filings,

      (2) the registration statement or the shelf registration statement, as the case may be, is not declared effective on or before the dates specified above for its effectiveness,

      (3) the exchange offers are not consummated on or before December 23, 1999, or

      (4) the shelf registration statement is filed and declared effective but thereafter ceases to be effective or usable in connection with its intended purpose (each such event referred to in clauses (1) through( 4), being called a registration default), then we will be obligated to pay liquidated damages to each holder of transfer restricted securities, as described below. Transfer restricted securities means each of our private exchange notes until:

      o the date on which that initial note has been exchanged by a person other than a broker-dealer for an exchange note in the registered exchange offers,

      o following the exchange by a broker-dealer in the registered exchange offers of an initial note for an exchange note, the date on which this exchange note is sold to a purchaser who receives from this broker-dealer on or before the date of the sale a copy of the prospectus contained in the exchange offers registration statement,

      o the date on which the initial note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement,

      o the date on which the initial note is distributed to the public under Rule 144 promulgated under the Securities Act, or

      o the date on which the initial note is eligible for resale pursuant to Rule 144 without volume restrictions.

      Liquidated damages will be an additional amount during the first 90-day period immediately following the occurrence of one or more such registration defaults, in an amount equal to $0.05 per week per $1,000 principal amount of transfer restricted securities held by such holder. The amount of liquidated damages thereafter will increase each week by an additional $0.05 per $1,000 principal amount of transfer restricted securities, up to a maximum amount of liquidated damages of $0.30 per week per $1,000 principal amount of transfer restricted securities. Liquidated damages will accrue from the date a registration default occurs until the date on which:

      o     the registration statement is filed,

      o the registration statement or shelf registration statement is declared effective and the exchange offer is consummated for all validly tendered securities,

      o     the shelf registration statement is declared effective, or

      o the shelf registration statement again becomes effective or made usable, as the case may be.

Following the cure of all registration defaults, the accrual of liquidated damages will cease.

      Upon completion of the exchange offers, holders of initial notes who do not exchange their initial notes for exchange notes in the exchange offers generally will no longer be entitled to registration rights and will not be able to offer or sell their initial notes, unless such initial notes are subsequently registered under the Securities Act, which, subject to certain limited exceptions, we will have no obligation to do, or pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Please refer to the section in this prospectus entitled "Risk Factors--Your failure to participate in the exchange offers will have adverse consequences."

Terms of the Exchange Offers

      Expiration Date; Extensions; Amendments; Termination

      The exchange offers will expire at 5:00 p.m., New York City time, on , 1999, unless we extend it in our reasonable discretion. The expiration date of the exchange offers will be at least 30 business days after the commencement of the exchange offers in accordance with Rule 14e-l(a) under the Securities Exchange Act of 1934 and our registration rights agreement.

      To extend the expiration date, we will need to notify the exchange agent of any extension by oral, promptly confirmed in writing, or written notice. We will also need to notify the holders of the initial notes by mailing an announcement or by means of a press release or other public announcement communicated, unless otherwise required by applicable law or regulation, before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

      We expressly reserve the right:

      o to delay acceptance of any initial notes, to extend the exchange offers or to terminate the exchange offers and not permit acceptance of initial notes not previously accepted if any of the conditions described below under "--Conditions" have occurred and have not been waived by us, if permitted to be waived, by giving oral or written notice of this delay, extension or termination to the exchange agent, or

      o     to amend the terms of the exchange offers in any manner.

      If we amend the exchange offers in a manner determined by us to constitute a material change, we will promptly disclose this amendment in a manner reasonably calculated to inform the holders of the initial notes of this amendment including providing public announcement, or giving oral or written notice to the holders of the initial notes. A material change in the terms of the exchange offers could include, among other things, a change in the timing of the exchange offers, a change in the exchange agent, and other similar changes in the terms of the exchange offers. If any material change is made to terms of the exchange offers, we will disclose this change by means of a post-effective amendment to the registration statement of which this prospectus is a part and will distribute an amended or supplemented prospectus to each registered holder of initial notes. In addition, we will also extend the exchange offers for an additional five to ten business days as required by the Securities Exchange Act of 1934, depending on the significance of the amendment, if the exchange offers would otherwise expire during this period. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral, promptly confirmed in writing, or written notice thereof to the exchange agent.

      Procedures for Tendering

      To tender your initial notes in the exchange offers, you must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or the facsimile, or an agent's message, together with the certificates representing the initial notes being tendered and any other required documents, to the exchange agent on or before 5:00 p.m., New York City time, on the expiration date. Alternatively, you may:

      o if you hold SFC Notes, send a timely confirmation of a book-entry transfer of your SFC Notes into the exchange agent's account at The Depository Trust Company pursuant to the procedure for book-entry transfer described below, on or before 5:00 p.m. on the expiration date, or

      o     comply with the guaranteed delivery procedures described below.

      The term agent's message means a message, transmitted by The Depository Trust Company to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that The Depository Trust Company has received an express acknowledgment from its participant tendering initial notes which are the subject of this book-entry confirmation that this participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant.

      The method of delivery of the initial notes, the letter of transmittal and all other required documents is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand-delivery service. If you choose the mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send any letters of transmittal or initial notes to us. You must deliver all documents to the exchange agent at its address provided below. You may also request your respective brokers, dealers, commercial banks, trust companies or nominees to tender your initial notes on your behalf.

      Your tender of initial notes will constitute an agreement between you and us in accordance with the terms and subject to the conditions provided in this prospectus and in the letter of transmittal.

      Only a holder of initial notes may tender these initial notes in the exchange offers. A holder, with respect to the exchange offers, is any person in whose name initial notes are registered or any other person who has obtained a properly completed bond power from the registered holder.

      If you are the beneficial owner of initial notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your initial notes, you should contact this registered holder promptly and instruct this registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your initial notes, either make appropriate arrangements to register ownership of the initial notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

      Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution within the meaning of Rule 17ad-15 under the Securities Exchange Act of 1934, each referred to as an eligible institution, unless the initial notes are tendered:

      o by a registered holder, or by a participant in The Depository Trust Company whose name appears on a security position listing as the owner, who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal if the exchange notes are being issued directly to this registered holder or deposited into the participant's account at The Depository Trust company, or

      o     for the account of an eligible institution.

      If the letter of transmittal is signed by the record holder(s) of the initial notes tendered, the signature must correspond with the name(s) written on the face of the initial notes without alteration, enlargement or any change whatsoever. If the letter of transmittal is signed by a participant in The Depository Trust Company, the signature must correspond with the name as it appears on the security position listing as the holder of the initial notes.

      If the letter of transmittal is signed by a person other than the registered holder of any initial notes listed, such initial notes must be endorsed or accompanied by bond powers and a proxy that authorize such person to tender the initial notes on behalf of the registered holder in satisfactory form to us as determined in our sole discretion, in each case as the name of the registered holder or holders appears on the initial notes.

      If the letter of transmittal or any initial notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless we waive the requirement, evidence satisfactory to us of their authority to so act must also be submitted with the letter of transmittal.

      A tender will be deemed to have been received as of the date when the tendering holder's duly signed letter of transmittal accompanied by the initial notes tendered, or a timely confirmation received of a book-entry transfer of initial notes into the exchange agent's account at The Depository Trust Company with an agent's message, or a notice of guaranteed delivery from an eligible institution is received by the exchange agent. Issuances of exchange notes in exchange for initial notes tendered pursuant to a notice of guaranteed delivery by an eligible institution will be made only against delivery of the letter of transmittal, and any other required documents, and the tendered initial notes, or a timely confirmation received of a book-entry transfer of initial notes into the exchange agent's account at The Depository Trust Company with an agent's message, with the exchange agent.

      We will determine, in our sole discretion, all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered initial notes. Our determination will be final and binding. We reserve the absolute right to reject any and all initial notes not properly tendered or any initial notes which, if accepted, would, in our opinion or our counsel's opinion, be unlawful. We also reserve the absolute right to waive any conditions of the exchange offers or irregularities or defects in tender as to particular initial notes. Our interpretation of the terms and conditions of the exchange offers, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of initial notes must be cured within such time as we shall determine. We, the exchange agent or any other person will be under no duty to give notification of defects or irregularities with respect to tenders of initial notes. Neither we nor the exchange agent will incur any liability for failure to give such notification. Tenders of initial notes will not be deemed to have been made until such irregularities have been cured or waived. Any initial notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agent to the tendering holders of such initial notes, unless otherwise provided in the letter of transmittal, as promptly as practicable following the expiration date.

      In addition, we reserve the right in our sole discretion, subject to the provisions of the indenture for the initial and exchange notes, to:

      o purchase or make offers for any initial notes that remain outstanding subsequent to the expiration date, or, as described under "--Expiration Date; Extensions; Amendments; Termination," to terminate the exchange offers in accordance with the terms of our registration rights agreement, and

      o to the extent permitted by applicable law, purchase initial notes in the open market, in privately negotiated transactions or otherwise. The terms of these purchases or offers could differ from the terms of the exchange offers.

      Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes

      Upon satisfaction or waiver of all of the conditions to the exchange offers, we will accept all initial notes properly tendered, promptly after the expiration date, and will issue the exchange notes promptly after the expiration date and acceptance of the initial notes. Please refer to the section of this prospectus entitled "--Conditions" below. For purposes of the exchange offers, initial notes will be deemed to have been accepted as validly tendered for exchange when, as and if we had given oral or written notice to the exchange agent.

      In all cases, issuance of exchange notes for initial notes that are accepted for exchange pursuant to the exchange offers will be made only after timely receipt by the exchange agent of certificates for such initial notes or a timely book-entry confirmation of such initial notes into the exchange agent's account at the book-entry transfer facility, a properly completed and duly executed letter of transmittal or an agent's message and all other required documents, in each case, in form satisfactory to us and the exchange agent. If any tendered initial notes are not accepted for any reason set forth in the terms and conditions of the exchange offers or if initial notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged initial notes will be returned without expense to the tendering holder thereof, or, in the case of initial notes tendered by book-entry transfer procedures described below, the non-exchanged initial notes will be credited to an account maintained with the book-entry transfer facility, as promptly as practicable after withdrawal, rejection of tender, the expiration date or earlier termination of the exchange offers.

      Book-Entry Transfer

      The exchange agent will make a request to establish an account with respect to the initial notes at The Depository Trust Company for purposes of the exchange offers within two business days after the date of this prospectus. Any financial institution that is a participant in The Depository Trust Company's systems may make book-entry delivery of initial notes by causing The Depository Trust Company to transfer such initial notes into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfer.

      However, although delivery of initial notes may be effected through book-entry transfer into the exchange agent's account at The Depository Trust Company, an agent's message or the letter of transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the exchange agent at the address indicated below under "--Exchange Agent" on or before the expiration date or the guaranteed delivery procedures described below must be complied with. Delivery of documents to The Depository Trust Company does not constitute delivery to the exchange agent. All references in the prospectus to deposit of initial notes will be deemed to include The Depository Trust Company's book-entry delivery method.

      Guaranteed Delivery Procedure

      If you are a registered holder of initial notes and desire to tender such initial notes, and (1) the initial notes are not immediately available, or (2) time will not permit your initial notes or other required documents to reach the exchange agent before the expiration date, or (3) the procedures for book-entry transfer cannot be completed on a timely basis and an agent's message delivered, you may still tender in the exchange offers if:

      o     you tender through an eligible institution,

      o prior to the expiration date, the exchange agent receives from this eligible institution a properly completed and duly executed letter of transmittal, or facsimile thereof, and notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery, setting forth your name and address as holder of the initial notes and the amount of initial notes tendered, stating that the tender is being made thereby and guaranteeing that within five business days after the expiration date the certificates for all tendered initial notes, in proper form for transfer, or a book-entry confirmation with an agent's message, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent, and

      o the certificates for all tendered initial notes, in proper form for transfer, or a book-entry confirmation as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within five business days after the expiration date.

      Withdrawal of Tenders

      Except as otherwise provided in this prospectus, you may withdraw tenders of initial notes at any time before 5:00 p.m., New York City time, on the expiration date.

      For a withdrawal to be effective, you must send a written or facsimile transmission notice of withdrawal to the exchange agent before 5:00 p.m., New York City time, on the expiration date at the address provided below under "--Exchange Agent" and before acceptance of the notes for exchange by us. Any notice of withdrawal must:

      o specify the name of the person having tendered the initial notes to be withdrawn,

      o identify the initial notes to be withdrawn, including, if applicable, the registration number or numbers and total principal amount of these initial notes,

      o be signed by the person having tendered the initial notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these initial notes were tendered including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee with respect to the initial notes to register the transfer of these initial notes into the name of the person having made the original tender and withdrawing the tender,

      o specify the name in which these initial notes are to be registered, if different from that of the person having tendered the initial notes to be withdrawn, and

      o if applicable because the initial notes have been tendered pursuant to the book-entry procedures, specify the name and number of the participant's account at The Depository Trust Company to be credited, if different than that of the person having tendered the initial notes to be withdrawn.

      We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal and our determination will be final and binding on all parties. Any initial notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offers. Any initial notes which have been tendered for exchange which are not exchanged for any reason will be returned to the holder thereof without cost to such holder. In the case of initial notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company pursuant to the book-entry transfer procedures described above, these initial notes will be credited to an account maintained with The Depository Trust Company for the initial notes, as promptly as practicable after withdrawal, rejection of tender, expiration date or earlier termination of the exchange offers. Properly withdrawn initial notes may be retendered by following one of the procedures described under "--Procedures for

Tendering" and "--Book-Entry Transfer" above at any time on or before the expiration date.

      Conditions

      Notwithstanding any other term of the exchange offers, we will not be required to accept initial notes for exchange, or issue exchange notes in exchange for any initial notes, and we may terminate or amend the exchange offers as provided in this prospectus before the acceptance of these initial notes, if:

      o an action or proceeding has been instituted or threatened in any court or before any governmental agency or body that in our judgment would reasonably be expected to prohibit, prevent or otherwise impair our ability to proceed with the exchange offers;

      o a change in the current interpretation of the staff of the Securities and Exchange Commission has occurred which current interpretation permits the exchange notes issued pursuant to the exchange offers in exchange for the initial notes to be offered for resale, resold or otherwise transferred by their holders, other than in certain circumstances;

      o a law, statute, rule or regulation has been adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offers;

      o a stop order has been issued by the Securities and Exchange Commission or any state securities authority suspending the effectiveness of the registration statement of which this prospectus is a part or the qualification of the indenture for the notes under the Trust Indenture Act of 1939 or proceedings shall have been initiated or, to our knowledge, threatened for that purpose;

      o a governmental approval has not been obtained, which approval we deem in our sole discretion, necessary for the consummation of the exchange offers; or

      o a change, or a development involving a prospective change, in our business or financial affairs has occurred which, in our sole judgment, might materially impair our ability to proceed with the exchange offers.

      These conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us, in whole or in part, at any time and from time to time, if we determine in our reasonable discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, subject to applicable law. Our failure at any time to exercise any of these rights will not be deemed a waiver of any of these rights and each of these rights will be deemed an ongoing right which we may assert at any time and from time to time.

      If we determine that we may terminate the exchange offers, as provided above, we may:

      o refuse to accept any initial notes and return any initial notes that have been tendered to their holders

      o extend the exchange offers and retain all initial notes tendered before the expiration date, subject to the rights of such holders of tendered initial notes to withdraw their tendered initial notes, or

      o waive the termination event with respect to the exchange offers and accept all properly tendered initial notes that have not been withdrawn or otherwise amend the terms of the exchange offers in any respect as provided under the section in this prospectus entitled "--Expiration Date; Extensions; Amendments; Termination."

      The exchange offers are not conditioned upon any minimum principal amount of initial notes being tendered for exchange.

      We have no obligation to, and will not knowingly, accept tenders of initial notes from our affiliates within the meaning of Rule 405 under the Securities Act or from any other holder or holders who are not eligible to participate in the exchange offers under applicable law or its interpretation, by the Securities and Exchange Commission, or if the exchange notes to be received by the holder or holders of initial notes in the exchange offers, upon receipt, will not be tradable by this holder without restriction under the Securities Act and the Securities Exchange Act of 1934 and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States.

      Accounting Treatment

      We will record the exchange notes at the same carrying value as the initial notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. We will amortize the costs of the exchange offers over the term of the exchange notes.

      Exchange Agent

      We have appointed United States Trust Company of New York as exchange agent for the exchange offers. You should direct all questions and requests for assistance or additional copies of this prospectus or the letter of transmittal to the exchange agent as follows:


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

                      By Mail:

                      United States Trust Company of New York
                      P.O. Box 843 Cooper Station
                      New York, NY 10276
                      Attn: Corporate Trust Services

                      By Overnight Courier and By Hand
                      after 4:30 p.m. on the expiration date:

                      United States Trust Company of New York
                      770 Broadway, 13th Floor
                      New York, NY 10003

                      By Hand before 4:30 p.m.:

                      United States Trust Company of New York
                      111 Broadway
                      New York, NY 10006
                      ATTN: Lower Level Corporate Trust Window

                      Facsimile Transmission:  (212) 780-0592
                      Attention: Customer Service
                      Confirm by Telephone:  (800) 548-6565

      Fees and Expenses

      We will bear the expenses of soliciting tenders pursuant to the exchange offers. The principal solicitation for tenders pursuant to the exchange offers is being made by mail; however, our offices and regular employees may make additional solicitations by telegraph, telephone, telecopy or in person.

      We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offers. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with the exchange offers. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus, letters of transmittal and related documents to the beneficial owners of the initial notes, and in handling or forwarding tenders for exchange.

      We will pay the expenses incurred in connection with the exchange offers, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

      We will pay all transfer taxes, if any, applicable to the exchange of initial notes pursuant to the exchange offers. However, tendering holders will pay the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, if:

      o certificates representing exchange notes or initial notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the initial notes tendered, or

      o tendered initial notes are registered in the name of any person other than the person signing the letter of transmittal, or

      o a transfer tax is imposed for any reason other than the exchange of initial notes pursuant to the exchange offers.

      If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Your Failure to Participate in the Exchange Offers Will Have Adverse
Consequences

      Our private exchange notes. If you do not exchange our private exchange notes for exchange notes pursuant to the exchange offers or if you do not properly tender our private exchange notes in the exchange offers, you will not be able to resell, offer to resell or otherwise transfer our private exchange notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, you will no longer be able to obligate us to register our private exchange notes under the Securities Act except in the limited circumstances provided under our registration rights agreement and you will not be entitled to obligate us to register your initial notes at all. The restrictions on transfer of our private exchange notes arise because we issued our private exchange notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In addition, if you want to exchange our private exchange notes in the exchange offers for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities, and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent our private exchange notes are tendered and accepted in the exchange offers, the trading market, if any, for our private exchange notes would be adversely affected. Please refer to the section in this prospectus entitled "Risk Factors."

      SFC Notes. If you do not exchange your SFC Notes for exchange notes pursuant to the exchange offers or if you do not properly tender your SFC Notes you will no longer be able to obligate us to register additional exchange notes under the Securities Act.

                    DESCRIPTION OF OUR OTHER INDEBTEDNESS AND
                    OUR ACCOUNTS RECEIVABLE TRANSFER PROGRAM

Term Loan Facility and Revolving Credit Facility

      DLJ Capital Funding, Inc. and certain financial institutions and other entities, which we collectively refer to as the "Lenders," currently provide Specialty Foods and us with (i) the Term Loan Facility, which is a secured senior term loan facility, in an aggregate principal amount of $168,211,259 million (as of June 30, 1999), which we refer to as the "Term Loans," and (ii) the Revolving Credit Facility, which provides certain of Specialty Foods' operating subsidiaries with up to $122,801,241 million in aggregate principal amount of secured revolving loans, which we refer to as the "Revolving Loans," and letters of credit, which we refer to collectively with the Revolving Loans and the Term Loans, the "Loans"; we refer to the Revolving Credit Facility and the Term Loan Facility collectively as the "Credit Facilities." The maturity date of both the Term Loans and the Revolving Loans is January 31, 2001.

      General

      The Term Loan Facility is governed by the Term Loan Agreement, by and among SFC New Holdings and the Lenders. The Revolving Credit Facility is governed by the Revolving Credit Agreement, by and among certain of SFC New Holdings operating subsidiaries and the Lenders. Loans outstanding under the Term Loan Agreement will bear interest based on either, at the election of the borrower (the terms are defined in the Term Loan Agreement):

      o the alternate base rate, equal to the greater of (a) the reserve adjusted federal funds effective rate plus 0.50%, and (b) the administrative agent's base rate, plus the applicable term loan margin for base rate loans; or

      o the reserve adjusted LIBO rate, plus the applicable term loan margin for LIBO rate loans.

      Repayment

      The Term Loans are required to be repaid in quarterly installments of $434,375 through and including October 31, 2000 and $165,605,000 at the stated maturity date, January 31, 2001.

      The $122.8 million Revolving Credit Facility is comprised of two sub-facilities. The Revolving I Facility is a $25 million commitment under which revolving loans may be borrowed, prepaid and reborrowed by the revolving loan borrowers (as defined in the Revolving Credit Facility). Letters of credit may be issued under the Revolving I Facility, which terminates on January 31, 2001.

      As of June 30, 1999 there were no borrowings under the Revolving I Facility and $10.3 million of Letters of Credit issued which reduce availability under that facility. As of June 30, 1999, the $97.8 million Revolving II Facility, which matures on January 31, 2001, was fully drawn down by the revolving loan borrowers. We may not reborrow amounts repaid under the Revolving II Facility.

      Revolving loans bear interest based on, at the election of the borrower, either (terms are as defined in the Revolving Credit Facility) :

      o     the applicable base rate equal to the greater of:

            (a)   the reserve adjusted federal funds rate plus 0.50%;

            (b) the administrative agent's base rate plus the applicable base rate revolving loan margin; or

      o the reserve adjusted LIBO rate plus the applicable revolving LIBO loan margin.

Fees on letters of credit outstanding are paid at the applicable base rate revolving loan margin per annum. We pay a fee on unused commitments under the Revolving Credit Facility.

      Security and Guaranties

      The Revolving Loans and other obligations under the Revolving Credit Facility are or will be guaranteed by us, SFAC New Holdings, several new holding companies, which we refer to as the "Holding Companies," and each of the Holding Companies' domestic operating subsidiaries, other than inactive subsidiaries and other than subsidiaries constituting revolving credit borrowers (as that term is defined in the Revolving Credit Facility).

      The Term Loan Facility is secured on an equal basis by a grant of a security interest in all of the capital stock of Finance Corp., which is defined below, and each Holding Company and a pledge of all inter-company notes payable to us from our three main operating companies. The Revolving Credit Facility (and any related guarantees of it) is also secured by mortgages on some of the real property of some of our subsidiaries, grants of security interests in substantially all of the other assets of each Holding Company and each of our subsidiaries. The secured assets do not include:

      o     the collateral securing the Accounts Receivable Facility;

      o the assets of inactive, foreign or certain non-wholly owned subsidiaries; or

      o     the stock of foreign subsidiaries in excess of 65% of that stock.

      Covenants

      The Credit Facilities restrict us and our subsidiaries from creating, incurring, assuming, or suffering to exist indebtedness, and from issuing capital stock, with certain exceptions (including indebtedness permitted under the relevant indentures).

      The Credit Facilities also contain restrictions that, among other things, limit our ability to:

      o     incur, create and maintain liens;

      o     incur and maintain guarantee obligations;

      o     undertake certain fundamental corporate changes;

      o     dispose of assets;

      o     declare and pay dividends and other payments of our capital stock;

      o     make more than a certain amount of capital expenditures in any year;

      o     invest, lend and advance funds, and make acquisitions;

      o make optional payments or purchases of 11 1/4% Senior Notes, 12 1/8% Senior Notes and Subordinated Notes, and amend our debt and capitalization documents;

      o     enter transactions with affiliates (with certain exceptions);

      o     enter sale/leaseback transactions (with certain exceptions);

      o     change our fiscal year-end;

      o     enter agreements containing negative pledge clauses;

      o change the lines of business in which we and our subsidiaries may engage; and

      o change the nature of our business and the business conducted by SFAC New Holdings and Finance Corp.

      In addition to the covenants described above, the Credit Facilities require, among other things, that, as of certain dates and for certain periods described in Term Loan Agreement:

      o we maintain a ratio of consolidated total indebtedness, senior secured indebtedness and operating company indebtedness to consolidated EBITDA


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

            (as those terms are defined in the Term Loan Agreement) that does not exceed certain limits;

      o we maintain an interest coverage ratio (as defined in the Term Loan Agreement) in excess of certain limits; and

      o we maintain a certain minimum consolidated EBITDA (as defined in the Term Loan Agreement).

      Events of Default

      The Term Loan Agreement and the Revolving Credit Agreement contain events of default that are customary in facilities of these types, including, among others:

      o our failure or the failure of any of our subsidiaries which is a borrower to make principal payments when due, or to make payments of interest or fees within five days of them becoming due;

      o the material breach of representations or warranties at the time they were made;

      o our failure or the failure of any of our subsidiaries to perform or observe any covenant under the relevant agreement or the other loan documents (in some cases after certain grace periods);

      o the failure to pay when due (subject to grace periods), whether due by acceleration or otherwise, any of our or our subsidiaries' indebtedness in excess of $5.0 million in the aggregate, or the occurrence of any event which enables the holder of any that indebtedness to accelerate the maturity of it;

      o our bankruptcy, insolvency or similar event, or the bankruptcy, insolvency or similar event of any of our material subsidiaries;

      o     certain ERISA defaults by us or any commonly controlled entity;

      o undischarged and unstayed final judgments in excess of $5.0 million in the aggregate, against us or any of our material subsidiaries, which remain unsatisfied or unstayed for at least 30 days;

      o the impairment of loan documentation, any security interest or any guaranty; or

      o     a change in control.

      In addition, each of the Term Loan Agreement and the Revolving Credit Agreement state that there will be an event of default under an agreement if there is an


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

event of default under the other agreement or a termination event under the Receivables Transfer Agreement, which is defined below.

Accounts Receivable Transfer Program

      General

      As part of the private transactions that were completed on June 11, 1999, Specialty Foods contributed to us stock of Specialty Foods Finance Corporation, which we refer to as "Finance Corp.," a wholly owned special purpose subsidiary through which some of our operating companies sell their accounts receivable. In connection with the private transactions, we also assumed the responsibilities of the master servicer under the related accounts receivable finance documents from Specialty Foods.

      Under the terms of the non-recourse, off-balance sheet accounts receivable transfer program, which we refer to as the "Accounts Receivable Transfer Program," certain of our operating subsidiaries, which we refer to as the "Accounts Receivable Sellers," transfer on a daily basis all of their accounts receivable to Finance Corp., at a discount to the face amount of the receivables. Finance Corp. then transfers, at a discount to the face amount of the receivables, an undivided interest in the receivables to a Master Trust created under the terms of a Pooling Agreement and related Supplement, which we refer to together as the "Receivables Transfer Agreement." To fund the purchase price of the receivables transferred to it by Finance Corp., the Master Trust draws upon a $50 million variable funding certificate representing an undivided interest in the assets of the Master Trust.

      The transfers of receivables by the Accounts Receivable Sellers to Finance Corp., and by Finance Corp. to the Master Trust, are intended to be non-recourse to the master servicer and the Accounts Receivable Sellers. However, the master servicer and the Accounts Receivable Sellers share certain joint and several obligations for breaches of certain specified covenants made by each of the Accounts Receivable Sellers in the documentation for the Accounts Receivable Transfer Program.

      In addition, Finance Corp. was organized in a way to enable bankruptcy counsel to give its reasoned legal opinion that the assets and liabilities of Finance Corp., on the one hand, should not be substantively consolidated, in a bankruptcy proceeding of the master servicer or any of the Accounts Receivable Sellers, with our assets and liabilities or the assets and liabilities of the Accounts Receivable Sellers, on the other hand.

      Finance Corp. purchases all of the Accounts Receivable Sellers' accounts receivable at discounts to their face amount. The amounts of the discounts are determined from time to time. Finance Corp. funds the ongoing purchase of these receivables from proceeds received from:

      o the transfer of receivables to the Master Trust under the Receivables Transfer Agreement;


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

      o     collections of receivables previously transferred to Finance Corp.;

      o     the variable funding certificate;

      o     additional capital contributions by us; and

      o in certain instances, by the issuance by Finance Corp. of subordinated notes to the Accounts Receivable Sellers in return for certain accounts receivable.

      Collections and Servicing of Receivables

      Prior to the private transactions that were completed on June 11, Specialty Foods, and since those exchange offers, we, act as Master Servicer, and certain Accounts Receivable Sellers act as servicers, for Finance Corp. The Master Servicer and the servicers provide collection and other services to Finance Corp. in return for a servicing fee. All payments made by third party obligors to any of the Accounts Receivable Sellers or the Master Servicer will be transferred to the collection account held by the trustee of the Master Trust for the benefit of the holders of the variable funding certificates. Before the obligations of the Master Trust to acquire undivided interests in the receivables are terminated, collection of accounts receivable sold to Finance Corp. will be applied, according to the provisions and restrictions contained in the Receivables Transfer Agreement, to:

      o     pay servicing and other fees and expenses;

      o     pay operating expenses of Finance Corp.;

      o     purchase additional receivables from the Accounts Receivable
            Sellers;

      o satisfy other obligations of Finance Corp., including payments on subordinated notes; and

      o pay dividends to us (after meeting certain minimum equity requirements and other restrictions).

      During an amortization period, collections will be applied to repay the variable funding certificate holders and to satisfy obligations owed to the trustee before any collections are distributed to Finance Corp. as the holder of a certificate representing a subordinated interest in the assets of the Master Trust.

      Security

      Finance Corp. granted to the Master Trust, for the benefit of the holders of the variable funding certificates, a first priority security interest in:

      o     all accounts receivables purchased by Finance Corp.;


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

      o     all of Finance Corp.'s interest in certain agreements;

      o     all of Finance Corp.'s interest in certain assets; and

      o     cash collections of all purchased accounts receivable.

      As part of the transfer of receivables to Finance Corp., each Accounts Receivable Seller has transferred and assigned to Finance Corp. the receivables and related merchandise, contracts and equipment.

      Repayment Events

      The variable funding certificates issued by the Master Trust under the Accounts Receivable Transfer Program have an expected final distribution date of January 31, 2001. The amortization of the variable funding certificates will begin on December 15, 2000. However, purchases of receivables under the Receivable Transfer Agreements will terminate before the expected final distribution date if certain events occur, including, among others:

      o our bankruptcy, insolvency or similar event, or the bankruptcy, insolvency or similar event of Finance Corp. or any of our significant subsidiaries;

      o the failure of Finance Corp. to make principal payments within one day of their due date, or interest payments within two days of their due date;

      o the breach of material representations and warranties at the time they were made;

      o our failure or the failure of Finance Corp. or any of our subsidiaries to perform or observe any covenant under the Receivables Transfer Agreements (in some cases after certain notice and/or grace periods) or to meet certain ratios with respect to the receivables;

      o the termination before the stated term, by the lenders under the Revolving Credit Agreement, of the commitments to lend under that agreement, or the refusal by those lenders to extend credit for a period of 150 consecutive days;

      o our failure or the failure of any Accounts Receivable Seller to make payments of any indebtedness in excess of $5.0 million in the aggregate, when they are due or within any applicable grace period;

      o the default of any of our indebtedness or any indebtedness of our subsidiaries in excess of $5.0 million in the aggregate, or the occurrence of any event which enables the holder of that indebtedness to accelerate its maturity;


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

      o the existence of judgments, unsatisfied or unstayed for at least 60 days, in excess of $5.0 million in the aggregate, against us or any of our material subsidiaries; or

      o     a change in control (as defined in the Receivables Transfer
            Agreement).


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

                        DESCRIPTION OF THE EXCHANGE NOTES

General

      The terms of the exchange notes include those stated in the applicable indenture. The exchange notes are subject to all such terms, and holders of exchange notes are referred to the indentures. The following summary of certain provisions of the indentures does not purport to be complete and is qualified in its entirety by reference to the indentures, including the definitions therein of certain terms used below. However, the summary does summarize all material provisions of the indentures. The definitions of certain terms used in the following summary are set forth below under "Certain Definitions."

      Principal, Maturity and Interest

      The 11 1/4% Senior Notes are limited in aggregate principal amount to $225 million and will mature on August 15, 2001. The 12 1/8% Senior Notes are limited in aggregate principal amount to $150 million and will mature on October 1, 2002. The Subordinated Notes are limited in aggregate principal amount to $200 million plus the amount of Subordinated Notes required to be issued as "PIK Subordinated Notes," in connection with the Subordinated Notes, and will mature on August 15, 2003.

      Interest on the 11 1/4% Senior Notes will accrue at 11 1/4% per annum and will be payable semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 2000, to holders of record on the immediately preceding February 1 and August 1. Interest on the 12 1/8% Senior Notes will accrue at 12 1/8% per annum and will be payable semi-annually in arrears on April 1 and October 1 of each year, commencing on April 1, 2000, to holders of record on the immediately preceding March 15 and September 15.

      Interest on the Subordinated Notes will accrue at 13 1/4% per annum and all but 1% of such accrued interest will be payable semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 2000, to holders of record on the immediately preceding February 1 and August 1. The remaining interest on the Subordinated Notes will be payable in kind through the issuance of PIK Subordinated Notes at the rate of 1% per annum payable semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 2000.

      Interest on the exchange notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The exchange notes will be payable as to principal and interest at the office or agency of SFC New Holdings maintained for such purpose within the City and State of New York or, at the option of SFC New Holdings, payment of interest may be made by check mailed to the holders of the exchange notes. Until otherwise designated by SFC New Holdings, SFC New Holdings office or agency in New York will be the office of the applicable exchange note trustee maintained for such purpose. The exchange notes will be


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

issued in registered form, without coupons, and in denominations of $1,000 and integral multiples thereof.

      Effective Subordination of the 11 1/4% Senior Notes

      The 11 1/4% Senior Notes will be effectively subordinated to (i) all existing and future liabilities of SFC New Holdings Subsidiaries and (ii) all of SFC New Holdings borrowings under the Term Loan Agreement, which borrowings are secured by substantially all of the assets of SFC New Holdings and a pledge of all of the capital stock of each First Tier Subsidiary and the Accounts Receivable Subsidiary.

      In the event of dissolution, bankruptcy, liquidation or reorganization of SFC New Holdings Subsidiaries, the holders of the 11 1/4% Senior Notes will not receive any amounts in respect of the 11 1/4% Senior Notes until after the payment in full of the claims of the creditors of SFC New Holdings Subsidiaries. In addition, upon the occurrence of certain events of default under the agreement relating to the Senior Debt, SFC New Holdings will be prohibited from making any payments in respect of the 11 1/4% Senior Notes under certain circumstances.

      Effective Subordination of the 12 1/8% Senior Notes

      The 12 1/8% Senior Notes will be effectively subordinated to (i) all existing and future liabilities and indebtedness of SFC New Holdings Subsidiaries and (ii) all of SFC New Holdings borrowings under the Term Loan Agreement, which borrowings are secured by substantially all of the assets of SFC New Holdings and a pledge of all of the capital stock of each First Tier Subsidiary and the Accounts Receivable Subsidiary.

      In the event of dissolution, bankruptcy, liquidation or reorganization of SFC New Holdings Subsidiaries, the holders of the 12 1/8% Senior Notes will not receive any amounts in respect of the 12 1/8% Senior Notes until after the payment in full of the claims of the creditors of SFC New Holdings Subsidiaries. In addition, upon the occurrence of certain events of default under the agreement relating to the Senior Debt, SFC New Holdings will be prohibited from making any payments in respect of the 12 1/8% Senior Notes under certain circumstances.

      Subordination of the Subordinated Notes

      The payment of principal of, premium, if any, and interest on the Subordinated Notes will be (as it is with respect to the initial Subordinated Notes of SFC New Holdings) subordinated in right of payment, as set forth in the Subordinated Note indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of SFC New Holdings, including the 11 1/4% Senior Notes and the 12 1/8% Senior Notes, whether outstanding on the date of the Subordinated Note indenture or thereafter created, incurred, assumed or guaranteed.

      Upon any payment or distribution to creditors of SFC New Holdings in a liquidation or dissolution of SFC New Holdings or in a bankruptcy, reorganization,


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

insolvency, receivership or similar proceeding relating to SFC New Holdings or its property, in an assignment for the benefit of creditors or any marshaling of SFC New Holdings assets and liabilities, holders of Senior Debt of SFC New Holdings, including holders of the 11 1/4% Senior Notes and the 12 1/8% Senior Notes, will be entitled to receive payment in full in cash or Cash Equivalents of all outstanding Obligations in respect of such Senior Debt before the holders of the Subordinated Notes will be entitled to receive any payment or distribution with respect to the Subordinated Notes and, until all Obligations with respect to Senior Debt of SFC New Holdings are paid in full in cash or Cash Equivalents, any payment or distribution to which the holders of the Subordinated Notes would be entitled shall be made to the holders of Senior Debt (except that holders of the Subordinated Notes may receive securities that are subordinated to at least the same extent as the Subordinated Notes to Senior Debt and any securities issued in exchange for Senior Debt, subject to certain authorization of a bankruptcy court).

      SFC New Holdings also may not make any payment or distribution in respect of the Subordinated Notes (except in such subordinated securities to the extent permitted) if:

      (a) a default in the payment of the principal of, premium, if any, or interest on any Designated Senior Debt occurs and is continuing beyond any applicable period of grace (whether upon maturity, as a result of acceleration or otherwise), or

      (b) any other default occurs and is continuing with respect to any Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Subordinated Note trustee receives a notice of such default (a "Payment Blockage Notice") from the holders, or from the trustee, agent or other representative of the holders, of any such Designated Senior Debt.

      Notwithstanding the foregoing, a notice of default under the foregoing clause (b) may only be given by the Representative for the holders of Senior Debt under the Term Loan Agreement or the Revolving Credit Agreement if Senior Debt is outstanding under the Term Loan Agreement or the Revolving Credit Agreement (including obligations in respect of letters of credit) at the time such notice is to be given. Payments on the Subordinated Notes may and shall be resumed:

      o in the case of a payment default, upon the date on which such default is cured or waived, and

      o in case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

      No new period of payment blockage may be commenced within 360 days after the receipt by the Subordinated Note trustee of any prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment


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

Blockage Notice to the Subordinated Note trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 180 days.

      The Subordinated Note indenture further requires that SFC New Holdings promptly notify holders of Senior Debt if payment of the Subordinated Notes is accelerated because of an Event of Default.

      "Senior Debt" means:

      (i)   all Senior Term Debt outstanding from time to time;

      (ii)  all Senior Revolving Debt outstanding from time to time;

      (iii) the 11 1/4% Senior Notes and the 12 1/8% Senior Notes;

      (iv)  Hedging Obligations; and

      (v) any other Indebtedness that is permitted to be incurred by SFC New Holdings pursuant to the Subordinated Note indenture unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Subordinated Notes.

      "Senior Debt" shall include, without limitation, interest on any of the Obligations described in the preceding clauses (i) through (v) accruing after the filing of a petition by or against SFC New Holdings under any Bankruptcy Law, in accordance with and at the rate (including any rate applicable upon any default or event of default) specified in the applicable agreement under which such Obligations are created, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include:

      o any Indebtedness of SFC New Holdings to any of its Subsidiaries or other Affiliates;

      o any Indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business (other than the Senior Revolving Debt); and

      o     any Indebtedness that is incurred in violation of the Subordinated
            Note indenture.


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

      "Designated Senior Debt" means:

      o     the Senior Term Debt;

      o     the Senior Revolving Debt;

      o     the 11 1/4% Senior Notes and the 12 1/8% Senior Notes; and

      o any other Senior Debt permitted under the Subordinated Note indenture, the principal amount of which is $25 million or more.

      As a result of the subordination provisions described above, in the event of a liquidation or insolvency, holders of the Subordinated Notes may recover less ratably than creditors of SFC New Holdings who are holders of Senior Debt, including holders of the 11 1/4% Senior Notes and the 12 1/8% Senior Notes. The Subordinated Note indenture will limit, subject to certain financial tests, the amount of additional Indebtedness, including Senior Debt, that SFC New Holdings and its Subsidiaries can incur. See "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

      The operations of SFC New Holdings are conducted through its Subsidiaries and, therefore, SFC New Holdings is dependent upon the cash flow of its Subsidiaries to meet its obligations, including its obligations under the exchange notes and the indentures. The exchange notes will be effectively subordinated to all indebtedness and other liabilities of SFC New Holdings Subsidiaries.

      Optional Redemption

      The 11 1/4% Senior Notes and the Subordinated Notes will be subject to redemption at the option of SFC New Holdings, in whole or in part, upon not less than 30 nor more than 60 days' notice to the holders of 11 1/4% Senior Notes or Subordinated Notes (as the case may be), at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

                              11 1/4% Senior Notes

            Year                                               Percentage

            1998...........................................     105.625%
            1999...........................................     102.813%
            2000 and thereafter............................     100.000%


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

                               Subordinated Notes

            Year                                               Percentage

            1998...........................................     103.786%
            1999...........................................     101.893%
            2000 and thereafter............................     100.000%

      In addition to the foregoing, if SFC New Holdings does not redeem the Subordinated Notes, in whole, prior to November 15, 2002, the holders of the Subordinated Notes will be entitled to receive a payment of $50.00 per $1,000 principal amount of Subordinated Notes (the "Non-Redemption Payment") on November 16, 2002.

      Except as set forth below, the 12 1/8% Senior Notes are not redeemable at SFC New Holdings option prior to October 1, 1999. Thereafter, the 12 1/8% Senior Notes will be subject to redemption at the option of SFC New Holdings, in whole or in part, upon not less than 30 nor more than 60 days' notice to the holders of exchange notes, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

                               12 1/8% Senior Notes

             Year                                               Percentage

             1999...........................................     106.063%
             2000...........................................     103.031%
             2001 and thereafter............................     100.000%

      In addition, if a Change of Control (as defined below) shall occur prior to October 1, 1999, within 90 days after the occurrence of such Change of Control, SFC New Holdings shall have the option to redeem the 12 1/8% Senior Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice to the holders of the 12 1/8% Senior Notes, at a redemption price equal to the principal amount thereof plus the Yield Protection Amount, plus accrued and unpaid interest thereon to the applicable redemption date.

      "Yield Protection Amount" means, with respect to the 12 1/8% Senior Notes, the greater of :

      o 1.0% of the principal amount of 12 1/8% Senior Notes to be redeemed, and

      o the excess, expressed as a percentage of the total principal amount of the 12 1/8% Senior Notes outstanding on the date of determination and applied to the principal amount of such 12 1/8% Senior Notes to be redeemed, of (A) the present value of all remaining required principal and interest payments due on all such 12 1/8% Senior Notes outstanding on the date of determination through the final stated maturity of all such 12 1/8% Senior Notes, computed using a discount rate equal to the Treasury Rate plus the Applicable Spread, over (B) the principal amount of all such 12 1/8% Senior Notes outstanding on the date of determination.

      "Applicable Spread" is defined as 100 basis points.

      "Treasury Rate" is defined as the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release
H.15 (519) that has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Weighted Average Life to Maturity of the applicable 12 1/8% Senior Notes; provided, that if the Weighted Average Life to Maturity of such 12 1/8% Senior Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Weighted Average Life to Maturity of such 12 1/8% Senior Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

      Mandatory Redemption

      Except as set forth below under "Redemption or Repurchase at the Option of Holders," SFC New Holdings is not required to make mandatory redemption or sinking fund payments with respect to the exchange notes.

      Redemption or Repurchase at the Option of Holders

      Change of Control

      Upon the occurrence of a Change of Control, each holder of exchange notes will have the right to require SFC New Holdings to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's exchange notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, SFC New Holdings will mail a notice to each holder stating:

      (1) that the Change of Control Offer is being made pursuant to the covenant entitled "Change of Control" and that all exchange notes tendered will be accepted for payment;

      (2) the purchase price and the purchase date, which shall be no later than 30 Business Days from the date such notice is mailed (the "Change of Control Payment Date");

      (3) that any exchange note not tendered will continue to accrue interest;

      (4) that, unless SFC New Holdings defaults in the payment of the Change of Control Payment, all exchange notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

      (5) that holders electing to have any exchange notes purchased pursuant to a Change of Control Offer will be required to surrender the exchange notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the exchange notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

      (6) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of exchange notes delivered for purchase, and a statement that such holder is withdrawing his election to have such exchange notes purchased; and

      (7) that holders whose exchange notes are being purchased only in part will be issued exchange notes equal in principal amount to the unpurchased portion of the exchange notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. SFC New Holdings will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of exchange notes in connection with a Change of Control.

      On the Change of Control Payment Date, SFC New Holdings will, to the extent lawful,

      (1) accept for payment exchange notes or portions thereof tendered pursuant to the Change of Control Offer,

      (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all exchange notes or portions thereof so tendered, and


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

      (3) deliver or cause to be delivered to the trustees the exchange notes so accepted together with an Officers' Certificate stating the exchange notes or portions thereof tendered to SFC New Holdings.

      The Paying Agent will promptly mail to each holder of exchange notes so accepted payment in an amount equal to the purchase price for such exchange notes, and the applicable trustee will promptly authenticate and mail to each holder an exchange note equal in principal amount to any unpurchased portion of the exchange notes surrendered by such holder, if any; provided, that each such exchange note will be in a principal amount of $1,000 or an integral multiple thereof. The Subordinated Note indenture will provide that prior to making the Change of Control Payment in respect of the Subordinated Notes, but in any event within 60 days following a Change of Control, SFC New Holdings will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Subordinated Notes required by this covenant. SFC New Holdings will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      "Change of Control" means the occurrence of any of the following:

      o the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of SFC New Holdings, SFC Sub, Inc., SFAC New Holdings, Specialty Foods or Specialty Foods Acquisition Corp. to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than the Principals or their Specified Parties (as defined below));

      o the adoption of a plan relating to the liquidation or dissolution of SFC New Holdings, SFC Sub, Inc., Specialty Foods Acquisition Corp., SFAC New Holdings or Specialty Foods;

      o the consummation of any transaction the result of which is that any person or group (as defined above) (other than the Principals and their Specified Parties) owns, directly or indirectly, more of the voting power of the voting stock of SFC New Holdings, SFC Sub, Inc., SFAC New Holdings, Specialty Foods Acquisition Corp. or Specialty Foods other than the Principals and their Specified Parties; or

      o the first day on which a majority of the members of the Board of Directors of SFC New Holdings, SFC Sub, Inc., SFAC New Holdings, Specialty Foods Acquisition Corp. or Specialty Foods are not Continuing Directors. For the purposes of the foregoing sentence, any shares of voting stock that are required to be voted for a nominee of any Principal or Specified Party pursuant to a binding agreement between the holder thereof and such Principal or Specified Party will be deemed to be held by such Principal or Specified Party, as the case may be, for purposes of determining the percentage of voting power held by any person.


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

      "Principals" means Haas Wheat & Partners Incorporated, Acadia Partners, L.P. and Keystone, Inc.

      "Specified Party" with respect to any Principal means:

      (A) any controlling stockholder or partner, a direct or indirect 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal;

      (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A) or the succeeding Clause (D) or
            (E);

      (C) any partner or stockholder of any Principal as of the date of the indentures who acquires any assets or voting stock of SFC New Holdings, SFC Sub, Inc., SFAC New Holdings, Specialty Foods Acquisition Corp. or Specialty Foods pursuant to a general distribution by such Principal to each of its partners or stockholders;

      (D) any officer or director of any principal as of the date of the indentures; or

      (E) co-investment entities established by any Principal within 90 days of the date of the indentures and controlled by such principal, any affiliated party (including any officer or director) of such Principal or of the general partner of such Principal (or of the general partner of any general partner of such Principal) or any combination of the foregoing; provided, however, that (x) each of Douglas D. Wheat and HWP Specialty Partners, L.P. shall be deemed a Specified Party of Haas Wheat & Partners Incorporated and (y) any officer or director of Oak Hill Partners, Inc. as of the date of the indentures shall be deemed a Specified Party of Acadia Partners, L.P. and Keystone, Inc.

      "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Specialty Foods, SFC New Holdings, Specialty Foods Acquisition Corp. or SFAC New Holdings, as applicable, who (i) was a member of such Board of Directors on the date of the indentures or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

      Asset Sales

      The indentures provide that SFC New Holdings will not, and will not permit any of its Subsidiaries to:


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

      o sell, lease, convey or otherwise dispose of any assets (including by way of a sale-and-leaseback) other than in the ordinary course of business and other than sales of accounts receivable to the Accounts Receivable Subsidiary in accordance with the provisions of the "Accounts Receivable Subsidiary" covenant described below (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of SFC New Holdings shall be governed by the provisions of the indentures described below under the caption "Merger, Consolidation or Sale of Assets"), or

      o issue or sell equity securities of any of its Subsidiaries, in each case whether in a single transaction or a series of related transactions,

            (a)   that have a fair market value in excess of $3 million or

            (b) for net proceeds in excess of $3 million (each of the foregoing, an "Asset Sale"), unless

                  (x) SFC New Holdings (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the applicable trustee) of the assets sold or otherwise disposed of, and

                  (y) at least 80% of the consideration therefor received by SFC New Holdings or such Subsidiary is in the form of cash or Cash Equivalents;

provided, however, that the amount of:

      (A) any liabilities (as shown on SFC New Holdings or such Subsidiary's most recent balance sheet or in the notes thereto) of SFC New Holdings or any Subsidiary (other than liabilities that are by their terms subordinated in right of payment to the applicable exchange notes) that are assumed by the transferee of any such assets, and

      (B) any notes or other obligations of such transferee or Marketable Securities received by SFC New Holdings or any such Subsidiary from such transferee that, within 30 days (or 90 days, in the case of Marketable Securities received in connection with a pooling of interest transaction) of the consummation of the Asset Sale, are converted by SFC New Holdings or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.


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

      Application of Cash Proceeds from Principal Business Asset Sale

      Pursuant to the indentures, within 30 days after the receipt of cash proceeds from any Principal Business Asset Sale, SFC New Holdings (or such Subsidiary) must apply 75% of the Net Proceeds thereof to permanently reduce Senior Term Debt and, to the extent that cash proceeds are not used in connection therewith, to permanently reduce Senior Revolving Debt. To the extent that the Net Proceeds exceeds the amounts required to permanently reduce Senior Term Debt and Senior Revolving Debt, such excess Net Proceeds shall be deemed to constitute excess proceeds and shall be applied to the repayment of the exchange notes in accordance with the procedures set forth in the indentures and as described in the following three paragraphs.

      Application of Cash Proceeds from any Asset Sale

      12 1/8% Senior Notes. Pursuant to the 12 1/8% Senior Note indenture, within 365 days after the receipt of cash proceeds from any Asset Sale (other than 75% of the cash proceeds from a Principal Business Asset Sale), SFC New Holdings (or such Subsidiary) may, at its option, apply the Net Proceeds from such Asset Sale either:

      (a)   to permanently reduce Senior Term Debt;

      (b) to permanently reduce Senior Revolving Debt with a corresponding permanent reduction in commitments with respect thereto; or

      (c) to an investment in another business, capital expenditures or other long-term assets, in each case, in the same, similar or related line of business as SFC New Holdings or any of its Subsidiaries were engaged in on the date of the 12 1/8% Senior Note indenture.

Pending the final application of any such Net Proceeds, SFC New Holdings (or such Subsidiary) may temporarily reduce Senior Revolving Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by the 12 1/8% Senior Note indenture. Any Net Proceeds from an Asset Sale that are not finally applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15 million, within five days of such date, SFC New Holdings will be required to make an offer to all holders of 12 1/8% Senior Notes (a "12 1/8% Asset Sale Offer") to purchase the maximum principal amount of 12 1/8% Senior Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the 12 1/8% Senior
Note indenture. To the extent that the aggregate amount of 12 1/8% Senior Notes tendered pursuant to a 12 1/8% Asset Sale Offer is less than the amount of Excess Proceeds, SFC New Holdings may use such deficiency for general corporate purposes or to offer to redeem 11 1/4% Senior Notes pursuant to the provisions of the 11 1/4% Senior Note indenture and Subordinated Notes pursuant to the provisions of the Subordinated Note indenture. If the aggregate principal amount of initial 12 1/8% notes surrendered by holders thereof exceeds the amount of Excess Proceeds, the


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

12 1/8% Senior Note trustee will select the 12 1/8% Senior Notes to be purchased on pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds will be deemed to be reset at zero.

      11 1/4% Senior Notes. Pursuant to the 11 1/4% Senior Note indenture, within 365 days after the receipt of cash proceeds from any Asset Sale (other than 75% of the cash proceeds from a Principal Business Asset Sale), SFC New Holdings (or such Subsidiary) may, at its option, apply the Net Proceeds from such Asset Sale either:

      (a)   to permanently reduce Senior Term Debt;

      (b) to permanently reduce Senior Revolving Debt with a corresponding permanent reduction in commitments with respect thereto; or

      (c) to an investment in another business, capital expenditures or other long-term assets, in each case, in the same, similar or related line of business as SFC New Holdings or any of its Subsidiaries were engaged in on the date of the 11 1/4% Senior Note indenture.

Pending the final application of any such Net Proceeds, SFC New Holdings (or such Subsidiary) may temporarily reduce Senior Revolving Debt or invest such Net Proceeds in cash or Cash Equivalents. Any Net Proceeds from an Asset Sales that are not finally applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Senior Excess Proceeds." When the aggregate amount of Senior Excess Proceeds exceeds $15 million, within five days of such date, SFC New Holdings will be required to make an offer to all holders of 11 1/4% Senior Notes (an "11 1/4% Asset Sale Offer") to purchase the maximum principal amount of 11 1/4% Senior Notes that may be purchased out of the Senior Excess Proceeds at an offer price in cash in an amount equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the 11 1/4% Senior Note indenture. To the extent that the aggregate amount of 11 1/4% Senior Notes tendered pursuant to a 11 1/4% Asset Sale Offer is less than the amount of Senior Excess Proceeds, SFC New Holdings may use such deficiency for general corporate purposes or to offer to redeem Subordinated Notes pursuant to the provisions of the Subordinated Note indenture. If the aggregate principal amount of initial 11 1/4% notes surrendered by holders thereof exceeds the amount of Senior Excess Proceeds, the 11 1/4% Senior Note trustee will select the 11 1/4% Senior Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Senior Excess Proceeds will be deemed to be reset at zero.

      Subordinated Notes. Pursuant to the Subordinated Note indenture, within 365 days after the receipt of cash proceeds from any Asset Sale (other than 75% of the cash proceeds from a Principal Business Asset Sale), SFC New Holdings (or such Subsidiary) may, at its option, apply the Net Proceeds from such Asset Sale either:

      (a)   to permanently reduce Senior Term Debt;


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

      (b) to permanently reduce Senior Revolving Debt with a corresponding permanent reduction in commitments with respect thereto;

      (c) to offer to redeem 11 1/4% Senior Notes pursuant to the provisions of the 11 1/4% Senior Note indenture; or

      (d) to an investment in another business, capital expenditures or other long-term assets, in each case, in the same, similar or related line of business as SFC New Holdings or any of its Subsidiaries were engaged in on the date of the Subordinated Note indenture.

Pending the final application of any such Net Proceeds, SFC New Holdings (or such Subsidiary) may temporarily reduce Senior Revolving Debt or invest such Net Proceeds in cash or Cash Equivalents. Any Net Proceeds from an Asset Sale that are not finally applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Subordinated Excess Proceeds." When the aggregate amount of Subordinated Excess Proceeds exceeds $15 million, SFC New Holdings will be required to make an offer to all holders of Subordinated Notes (a "Subordinated Note Asset Sale Offer") to purchase the maximum principal amount of Subordinated Notes that may be purchased out of the Subordinated Excess Proceeds at an offer price in cash in an amount equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Subordinated Note indenture. To the extent that the aggregate amount of Subordinated Notes tendered pursuant to a Subordinated Note Asset Sale Offer is less than the amount of Subordinated Excess Proceeds, SFC New Holdings may use such deficiency for general corporate purposes. If the aggregate principal amount of Subordinated Notes surrendered by holders thereof exceeds the amount of Subordinated Excess Proceeds, the Subordinated Note trustee will select the Subordinated Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Subordinated Excess Proceeds will be deemed to be reset at zero.

      The foregoing limitations will not apply to Asset Sales to SFC New Holdings or any of its Wholly Owned Subsidiaries.

      The Term Loan Agreement will prohibit SFC New Holdings from purchasing any exchange notes in the event of a Change of Control or an Asset Sale and will provide that certain change of control events with respect to SFC New Holdings would constitute a default thereunder. In addition, the Senior Note indentures will restrict SFC New Holdings ability to repurchase the Subordinated Notes. Any future credit agreements or other financing agreements to which SFC New Holdings becomes a party may contain similar provisions. In the event a Change of Control occurs or a Senior Note Asset Sale Offer or a Subordinated Note Asset Sale Offer is required at a time when SFC New Holdings is prohibited from purchasing exchange notes, SFC New Holdings could seek the consent of its lenders to the purchase of exchange notes or could attempt to refinance the borrowings that contain such prohibition. If SFC New Holdings does not obtain such a consent or repay such borrowings, SFC New Holdings will remain prohibited from


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

purchasing exchange notes. In such case, SFC New Holdings failure to purchase tendered exchange notes would constitute an Event of Default under the applicable indenture.

      Selection and Notice

      If less than all of the exchange notes are to be redeemed at any time, selection of exchange notes for redemption will be made by the applicable trustee in compliance with the requirements of the principal national securities exchange, if any, on which such exchange notes are listed, or, if such exchange notes are not so listed, on a pro rata basis, by lot or by such method as such trustee shall deem fair and appropriate, provided that no note of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of exchange notes to be redeemed at its registered address. If any exchange note is to be redeemed in part only, the notice of redemption that relates to such exchange note shall state the portion of the principal amount thereof to be redeemed. A registered exchange note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original exchange note. On and after the redemption date, interest ceases to accrue on the exchange notes or portions of them called for redemption.

      Certain Covenants

      Restricted Payments

      The indentures provide that SFC New Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly:

      (i) declare or pay any dividend or make any distribution on account of SFC New Holdings or any of its Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of SFC New Holdings or dividends or distributions payable by a Subsidiary of SFC New Holdings to SFC New Holdings or any Wholly Owned Subsidiary of SFC New Holdings);

      (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of SFC New Holdings or any Subsidiary or other Affiliate of SFC New Holdings (other than any such Equity Interests owned by SFC New Holdings or any Wholly Owned Subsidiary of SFC New Holdings);

      (iii) purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of SFAC New Holdings or any Indebtedness that is subordinated to the 11 1/4% Senior Notes, the 12 1/8% Senior Notes or the Subordinated Notes, as the case may be; or

      (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:


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

      (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

      (b) SFC New Holdings would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock"; and

      (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by SFC New Holdings and its Subsidiaries after the date of the indentures (including all Restricted Payments permitted by the next succeeding paragraph except clauses (iv) and
            (vii) thereof and, to the extent deducted in determining the Consolidated Net Income of SFC New Holdings in clause (x) below, clause (vi) thereof), is less than the sum of

            (x) 50% of the Consolidated Net Income of SFC New Holdings for the period (taken as one accounting period) from the date of the indentures to the end of SFC New Holdings most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit), plus

            (y) 100% of the aggregate Net Proceeds received by SFC New Holdings since the date of the indentures (excluding any proceeds received on such date in connection with the Transaction) from the issue or sale of Equity Interests of SFC New Holdings (other than Equity Interests sold to a Subsidiary of SFC New Holdings and other than Disqualified Stock) or any debt security of SFC New Holdings that is convertible into or exchangeable for any Equity Interest of SFC New Holdings (other than Disqualified Stock) that has been so converted or exchanged, plus

            (z) 100% of any common equity capital contribution received by SFC New Holdings since the date of the indentures.

      The foregoing provisions do not prohibit:

      (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the indentures;


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

      (ii) the redemption, repurchase, retirement or other acquisition of any of SFC New Holdings Equity Interests or Indebtedness subordinated in right of payment to the applicable exchange notes of SFC New Holdings in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of SFC New Holdings) of other Equity Interests of SFC New Holdings (other than any Disqualified Stock);

      (iii) the repurchase, redemption or other acquisition or retirement for value (or the payment of a dividend to SFAC New Holdings for such repurchase, redemption or other acquisition or retirement for value) of any Equity Interests of SFC New Holdings, SFAC New Holdings or any Subsidiary of SFC New Holdings held by any member of SFC New Holdings (or any of its Subsidiaries') management; provided, however, that the aggregate price paid since the date of the indentures for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed an amount equal to $5 million plus the aggregate cash proceeds received by SFC New Holdings or any Subsidiary of SFC New Holdings from any reissuance of Equity Interests by SFC New Holdings or such Subsidiary to members of management of SFC New Holdings and its Subsidiaries;

      (iv) Permitted Refinancings (as defined below) of Indebtedness subordinated in right of payment to the applicable New Notes;

      (v) payments to SFAC New Holdings to reimburse it for its out-of-pocket administrative expenses in an aggregate amount not to exceed $1 million in any fiscal year;

      (vi) payments to Specialty Foods Acquisition Corp. and/or SFAC New Holdings pursuant to the Tax Sharing Agreements as in effect on the date of the indentures to the extent that Specialty Foods Acquisition Corp. and/or SFAC New Holdings is actually required to make cash outlays in connection therewith; and

      (vii) payments or distributions to Specialty Foods in an aggregate amount equal to the interest required to be paid by Specialty Foods from time to time on any of its outstanding SFC Notes.

      Not later than the date of making any Restricted Payment (other than Restricted Payments pursuant to clauses (iv), (v) and (vi) above), SFC New Holdings shall deliver to the applicable trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, which calculations may be based upon SFC New Holdings latest available financial statements.

      Incurrence of Indebtedness and Issuance of Preferred Stock

      The indentures provide that SFC New Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and SFC New Holdings will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that SFC New Holdings may incur Indebtedness or issue shares of Disqualified Stock, and Subsidiaries of SFC New Holdings may incur up to $10 million in aggregate principal amount of Indebtedness at any time outstanding, if:

            (i) the Fixed Charge Coverage Ratio for SFC New Holdings most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.75 to 1 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period; and

            (ii) in the case of any incurrence of additional Indebtedness of SFC New Holdings, such Indebtedness is unsecured and subordinated or pari passu in right of payment to the Senior Notes and has a Weighted Average Life to Maturity that is greater than the remaining Weighted Average Life to Maturity of each of the 11 1/4% Senior Notes and the 12 1/8% Senior Notes.

      The foregoing limitations do not apply to:

      (a) the incurrence by SFC New Holdings of Senior Term Debt in an aggregate principal amount at any time outstanding not to exceed an amount equal to $315 million less the aggregate amount of all repayments, optional or mandatory, of the principal of any Senior Term Debt (other than repayments that are immediately reborrowed) that have been made since the date of Specialty Foods' indentures (provided, however, that Subsidiaries of SFC New Holdings shall not be permitted to guarantee the Senior Term Debt);

      (b) the incurrence by SFC New Holdings or its Subsidiaries of Senior Revolving Debt (and guarantees thereof by SFC New Holdings and its Subsidiaries) in an aggregate principal amount at any time outstanding not to exceed an amount equal to $125 million less the aggregate amount of all proceeds of sales or other dispositions of assets applied to permanently reduce the commitments with respect to such Indebtedness pursuant to the "Limitation on Asset Sales" covenant;


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

      (c) the incurrence by SFC New Holdings and its Subsidiaries of the Existing Indebtedness;

      (d) the incurrence by SFC New Holdings of Indebtedness represented by the 11 1/4% Senior Notes, the 12 1/8% Senior Notes and the Subordinated Notes;

      (e) the incurrence by SFC New Holdings or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of SFC New Holdings or such Subsidiary, in an aggregate principal amount not to exceed $5 million at any time outstanding;

      (f) the incurrence by SFC New Holdings or any of its Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness referred to in clauses (c), (d) or (e) above or previously incurred under this clause (f) (the "Refinancing Indebtedness"); provided, however, that

            (1) the principal amount of such Refinancing Indebtedness shall not exceed the aggregate principal amount, tender or prepayment premium and unpaid interest on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

            (2) any Refinancing Indebtedness incurred by any Subsidiary shall only extend, refinance, renew, replace, defease or refund Indebtedness of such Subsidiary or any Wholly Owned Subsidiary of SFC New Holdings;

            (3) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than either

                  (x) the remaining Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or

                  (y) the remaining Weighted Average Life to Maturity of the applicable exchange notes; and

            (4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the 11 1/4% Senior Notes, the 12 1/8% Senior Notes or the Subordinated Notes, the Refinancing Indebtedness shall be subordinated in right of payment to the notes on terms at least as favorable to the holders of the exchange notes as those contained in the documentation


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

                  governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (any such extension, refinancing, renewal, replacement, defeasance or refunding, a "Permitted Refinancing");

            (g) intercompany Indebtedness between or among SFC New Holdings and any of its Wholly Owned Subsidiaries;

            (h) the incurrence by SFC New Holdings or its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the indentures to be outstanding; and

            (i) the incurrence by SFC New Holdings of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed the sum of (A) $35 million plus (B) up to $40 million of permanent reductions in commitments for Senior Revolving Debt (other than pursuant to the mandatory repayment provisions thereof) made since the date of the indentures.

      Liens

      The indentures provide that neither SFC New Holdings nor any of its Subsidiaries may directly or indirectly create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

      Dividend and Other Payment Restrictions Affecting Subsidiaries

      The indentures provide that SFC New Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction (other than encumbrances or restrictions imposed by law or judicial or regulatory action) if such encumbrance or restriction would by its terms prohibit or limit any Subsidiary from:

      (a)   (i)   paying dividends or making any other distributions to SFC New
                  Holdings or any of its Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits or

            (ii) paying any indebtedness owed to SFC New Holdings or any of its Subsidiaries;

      (b) making loans or advances to SFC New Holdings or any of its Subsidiaries; or


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

      (c) transferring any of its properties or assets to SFC New Holdings or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reasons of:

            (i) Existing Indebtedness as in effect on the date of the indentures;

            (ii) the Term Loan Agreement and the Revolving Credit Agreement as in effect as of the date of the indentures;

            (iii) the indentures, the 11 1/4% Senior Notes, the 12 1/8% Senior
                  Notes and the Subordinated Notes;

            (iv)  applicable law;

            (v) any instrument governing Indebtedness or Capital Stock of a person acquired by SFC New Holdings or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in anticipation of such acquisition), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired;

            (vi) customary non-assignment provisions in leases entered into in the ordinary course of business;

            (vii) with respect to clause (c) above, purchase money obligations for property acquired in the ordinary course of business; provided that such restrictions are only applicable to the property acquired through such purchase money obligations;

            (viii) permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced; or

            (ix) any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the Indebtedness or the Capital Stock referred to in the foregoing clauses (i), (ii) or (v); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not more restrictive with respect to such dividend and other payment restrictions than those contained in the applicable instrument governing such Indebtedness or Capital Stock (as the case may be) as in effect on the date of the indentures.


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

      Merger, Consolidation or Sale of Assets

      The indentures provide that SFC New Holdings may not consolidate or merge with or into (whether or not SFC New Holdings is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, person or entity unless:

      (i) SFC New Holdings is the surviving corporation or the entity or the person formed by or surviving any such consolidation or merger (if other than SFC New Holdings) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

      (ii) the entity or person formed by or surviving any such consolidation or merger (if other than SFC New Holdings) or the entity or person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of SFC New Holdings pursuant to a supplemental indenture in a form reasonably satisfactory to the applicable trustee, under the applicable exchange notes and the applicable indentures;

      (iii) immediately after such transaction no Default or Event of Default exists; and

      (iv) SFC New Holdings or any entity or person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth (immediately after the transaction) equal to or greater than the Consolidated Net Worth of SFC New Holdings immediately preceding the transaction and (B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock."

      Transactions with Affiliates

      The indentures provide that SFC New Holdings will not, and will not permit any of its Subsidiaries to, in one or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (including the Accounts Receivable Subsidiary and its Subsidiaries) (each of the foregoing, an "Affiliate Transaction"), unless:


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

      (a) such Affiliate Transaction is on terms that are no less favorable to SFC New Holdings or the relevant Subsidiary than those that would have been obtained in a comparable transaction by SFC New Holdings or such Subsidiary with an unrelated person; and

      (b)   SFC New Holdings delivers to the trustees:

            (i) with respect to (x) any Affiliate Transaction constituting the purchase or sale of goods and services in the ordinary course of business in excess of $10 million or (y) any other Affiliate Transaction involving aggregate payments in excess of $500,000, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

            (ii) with respect to any Affiliate Transaction (other than the purchase or sale of goods and services in the ordinary course of business) involving aggregate payments in excess of $20 million, an opinion as to the fairness to SFC New Holdings or such Subsidiary from a financial point of view issued by an investment banking firm of national standing;

provided, however, that:

      (A) any employment agreement entered into by SFC New Holdings or any of its Subsidiaries in the ordinary course of business and consistent with business practices of companies similarly situated;

      (B) transactions between or among SFC New Holdings and/or its Wholly Owned Subsidiaries;

      (C) transactions permitted by the provisions of the indentures described above under the "Restricted Payments" described above;

      (D) financial advisory fees payable pursuant to financial advisory agreements as in effect on the date of the indentures;

      (E) transactions permitted by the "Accounts Receivable Subsidiary" covenant described below; and

      (F) transactions between SFC New Holdings or any of its Subsidiaries on the one hand, and DLJ on the other hand, involving the provision of financial, consulting or underwriting services by DLJ, provided that the fees payable to DLJ do not exceed the usual and customary fees of DLJ for similar services,


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

in each case, shall not be deemed Affiliate Transactions.

      Accounts Receivable Subsidiary

      The indentures provide that SFC New Holdings:

      (a) may, and may permit any of its Subsidiaries to, notwithstanding the provisions of the "Restricted Payments" covenant described above, make Investments in the Accounts Receivable Subsidiary:

            (i) the proceeds of which are applied within five Business Days of the making thereof solely to finance:

                  (A) the purchase of accounts receivable of SFC New Holdings and its Subsidiaries (provided that the aggregate amount of Investments pursuant to this clause (i)(A) made since the date of the indentures (including any such Investments made concurrently with the consummation of the Transaction) will not exceed $56 million, plus the amount of any return of capital (excluding payment of dividends) or any repayment of the principal amount of any Indebtedness constituting such Investments by the Accounts Receivable Subsidiary since the date of the indentures); or

                  (B) payments required in connection with the termination of all then existing arrangements relating to the sale of accounts receivable or participation interests therein by the Accounts Receivable Subsidiary (provided that the Accounts Receivable Subsidiary shall receive cash, Cash Equivalents and accounts receivable having an aggregate fair market value not less than the amount of such payments in exchange therefor); and

            (ii) in the form of Accounts Receivable Subsidiary Notes to the extent permitted by clause (b) below;

      (b) may not, and may not permit any of its Subsidiaries to, sell accounts receivable to the Accounts Receivable Subsidiary except for consideration in an amount not less than that which would be obtained in an arm's length transaction and solely in the form of cash or Cash Equivalents; provided that the Accounts Receivable Subsidiary may pay the purchase price for any such accounts receivable in the form of Accounts Receivable Subsidiary Notes so long as, after giving effect to the issuance of any such Accounts Receivable Subsidiary Notes, the aggregate principal amount of all Accounts Receivable Subsidiary Notes outstanding shall not exceed 10% of the aggregate purchase price paid for all outstanding accounts receivable purchased by the Accounts Receivable Subsidiary since the date of the indentures (and not written off or required to be written off in accordance with the normal business practice of the Accounts Receivable Subsidiary);


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

      (c) may not permit the Accounts Receivable Subsidiary to sell any accounts receivable purchased from SFC New Holdings and its Subsidiaries or participation interests therein to any other person except on an arm's length basis and solely for consideration in the form of cash or Cash Equivalents or certificates representing undivided interests of a Receivables Trust; provided that the Accounts Receivable Subsidiary may not sell such certificates to any other person except on an arm's length basis and solely for consideration in the form of cash or Cash Equivalents;

      (d) may not, and may not permit any of its Subsidiaries to, enter into any guarantee, subject any of their respective properties or assets (other than the accounts receivable sold by them to the Accounts Receivable Subsidiary) to the satisfaction of any liability or obligation or otherwise incur any liability or obligation (contingent or otherwise), in each case, on behalf of the Accounts Receivable Subsidiary or in connection with any sale of accounts receivable or participation interests therein by or to the Accounts Receivable Subsidiary, other than customary obligations relating to breaches of representations, warranties, covenants and other agreements of SFC New Holdings or any of its Subsidiaries with respect to the accounts receivable sold by SFC New Holdings or any of its Subsidiaries to the Accounts Receivable Subsidiary or with respect to the servicing thereof as set forth in the Accounts Receivable Agreements as in effect on the date of the indentures or in any replacement or substitute agreement, so long as the obligations set forth in such replacement or substitute agreement are no more burdensome in any material respect than those contained in the Accounts Receivable Agreements as in effect on the date of the indentures; provided that neither SFC New Holdings nor any of its Subsidiaries shall at any time guarantee or be otherwise liable for the collectibility of accounts receivable sold by them;

      (e) may not permit the Accounts Receivable Subsidiary to engage in any business or transaction other than the purchase and sale of accounts receivable or participation interests therein of SFC New Holdings and its Subsidiaries and activities incidental thereto;

      (f) may not permit the Accounts Receivable Subsidiary to incur any Indebtedness other than the Accounts Receivable Subsidiary Notes, Indebtedness owed to SFC New Holdings and Non-Recourse Indebtedness; provided that the aggregate principal amount of all such Indebtedness of the Accounts Receivable Subsidiary shall not exceed the book value of its total assets as determined in accordance with GAAP;

      (g) shall cause the Accounts Receivable Subsidiary to remit to SFC New Holdings on a monthly basis as a distribution, all available cash and Cash Equivalents not held in a collection account pledged to acquirors of accounts receivable or participation interests therein, to the extent not applied to (x) pay interest or principal on the Accounts Receivable Subsidiary Notes or any Indebtedness of the Accounts Receivable Subsidiary owed to SFC New Holdings, (y) pay or maintain reserves for reasonable operating expenses of the Accounts Receivable Subsidiary or to satisfy reasonable minimum operating capital requirements or (z) to finance the purchase of additional accounts receivable of SFC New Holdings and its Subsidiaries; and

      (h) may not, and may not permit any of its Subsidiaries to, sell accounts receivable to, or enter into any other transaction with or for the benefit of, the Accounts Receivable Subsidiary upon the occurrence of certain events of bankruptcy or insolvency with respect to the Accounts Receivable Subsidiary.

      Subordinated Debt

      The Subordinated Note indenture provides that SFC New Holdings will not incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Subordinated Notes.

      Reports

      Whether or not required by the rules and regulations of the SEC, so long as any exchange notes are outstanding, SFC New Holdings will furnish to the holders of exchange notes all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if SFC New Holdings were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by SFC New Holdings certified independent accountants. In addition, SFC New Holdings will provide in each such quarterly and annual report such income statement information as its Board of Directors determines in good faith to be appropriate with respect to each of its major product groupings. In addition, whether or not required by the rules and regulations of the SEC, SFC New Holdings will file a copy of all such information with the SEC for public availability and make such information available to prospective purchasers of the exchange notes who request it in writing. SFC New Holdings will also furnish to holders of the exchange notes and prospective purchasers of the exchange notes designated by holders of exchange notes that are Transfer Restricted Securities (as defined below), upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as SFC New Holdings either exchanges the exchange notes for new notes or has registered the exchange notes for resale under the Securities Act.

      Events of Default and Remedies

      The Senior Note indentures provide that each of the following constitutes an Event of Default:

      (i) default for 30 days in the payment when due of interest, Additional Payments or Liquidated Damages on the 11 1/4% Senior Notes or the 12 1/8% Senior Notes, as the case may be;

      (ii) default in payment when due of principal of, or premium, if any, on the 11 1/4% Senior Notes or the 12 1/8% Senior Notes, as the case may be, when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;


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

      (iii) failure by SFC New Holdings to comply with the provisions described above under the captions "Asset Sale" or "Merger, Consolidation or Sale of Assets," or failure by SFC New Holdings for 15 days to comply with the provisions described above under the captions "Restricted Payments" or "Incurrence of Indebtedness or Preferred Stock;"

      (iv) failure by SFC New Holdings for 60 days after notice to SFC New Holdings by the applicable trustee or the holders of at least 25% in principal amount of the 11 1/4% Senior Notes or the 12 1/8% Senior Notes then outstanding to comply with any other agreements in the Senior Note indentures or the 11 1/4% Senior Notes or the 12 1/8% Senior Notes;

      (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by SFC New Holdings or any of its Subsidiaries (or the payment of which is guaranteed by SFC New Holdings or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the Senior
            Note indentures, which default (a) is caused by a failure to pay when due principal or interest on such Indebtedness within the grace period provided in such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more;

      (vi) failure by SFC New Holdings, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, to pay any final judgment of or judgments (other than any judgment to the extent a reputable insurance company has accepted liability) aggregating in excess of $10 million, which judgments remain undischarged or unstayed for a period of 60 days; and

      (vii) certain events of bankruptcy or insolvency with respect to SFC New Holdings, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary.

      The Subordinated Note indenture provides that each of the following constitutes an Event of Default:

            (i) default for 30 days in the payment when due of interest on the Subordinated Notes, whether or not prohibited by the subordination provisions of the Subordinated Note indenture;

            (ii) default in payment when due of principal of, or premium, if any, on the Subordinated Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise,


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

      whether or not prohibited by the subordination provisions of the Subordinated Note indenture;

      (iii) failure by SFC New Holdings to comply with the provisions described above under the captions "Asset Sale" or "Merger, Consolidation or Sale of Assets" or failure by SFC New Holdings for 15 days to comply with the provisions described above under the captions "Restricted Payments" or "Incurrence of Indebtedness or Preferred Stock";

      (iv) failure by SFC New Holdings for 60 days after notice to SFC New Holdings by the Subordinated Note trustee or the holders of at least 25% in principal amount of the Subordinated Notes then outstanding to comply with any other agreements in the Subordinated Note indenture or the Subordinated Notes;

      (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by SFC New Holdings or any of its Subsidiaries (or the payment of which is guaranteed by SFC New Holdings or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Subordinated Note indenture, which default:

            (a) is caused by a failure to pay at final maturity principal of such Indebtedness within the grace period provided in such Indebtedness (a "Final Payment Default"); or

            (b) results in the acceleration of such Indebtedness prior to its express final maturity and, in each case, either:

                  (1) the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness under which there has been a Final Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more, and such Final Payment Default or acceleration shall not have been cured or rescinded within 10 days after the occurrence thereof;

                  (2) the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness under which there has been a Final Payment Default or the maturity of which has been so accelerated, aggregates $50 million or more; or

                  (3) a Final Payment Default or acceleration shall have occurred with respect to the Senior Term Debt, the Senior Revolving Debt, the 11 1/4% Senior Notes or the 12 1/8% Senior Notes;


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

      (vi) failure by SFC New Holdings, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, to pay any final judgment or judgments (other than any judgment to the extent a reputable insurance company has accepted liability) aggregating in excess of $10 million, which judgments remain undischarged for a period of 60 days; and

      (vii) certain events of bankruptcy or insolvency with respect to SFC New Holdings, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary.

      If any Event of Default occurs and is continuing, the applicable trustee or the holders of at least 25% in principal amount of the then outstanding 11 1/4% Senior Notes, the 12 1/8% Senior Notes or Subordinated Notes may declare all the 11 1/4% Senior Notes, the 12 1/8% Senior Notes or Subordinated Notes, as the case may be, to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to SFC New Holdings, any Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding exchange notes will become due and payable without further action or notice. The Subordinated Note indenture will provide that so long as any Designated Senior Debt (as defined therein) is outstanding, such declaration shall not become effective until the earlier of
(x) the day which is five Business Days after the receipt by Representatives of Designated Senior Debt of such written notice of acceleration (which notice may only be given during the continuation of an Event of Default) or (y) the date of acceleration of any Designated Senior Debt. Holders of the exchange notes may not enforce the indentures or the exchange notes except as provided in the indentures. Subject to certain limitations, holders of a majority in principal amount of the then outstanding 11 1/4% Senior Notes, the 12 1/8% Senior Notes or Subordinated Notes may direct the applicable trustee in its exercise of any trust or power. Each trustee may withhold from holders of the applicable exchange notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

      If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of SFC New Holdings with the intention of avoiding payment of the premium, if any, that SFC New Holdings would have had to pay if SFC New Holdings then had elected to redeem any exchange notes pursuant to the optional redemption provisions of the applicable indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law.

      If an Event of Default occurs on or after October 1, 1999 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of SFC New Holdings with the intention of avoiding payment of the premium, if any, that SFC New Holdings would have had to pay if SFC New Holdings then had elected to redeem the 12 1/8% Senior Notes pursuant to the optional redemption provisions of the 12 1/8% Senior Note indenture, an equivalent premium shall also become and be immediately due and payable to the extent


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

permitted by law. If an Event of Default occurs prior to October 1, 1999 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of SFC New Holdings with the intention of avoiding the prohibition on redemption of the 12 1/8% Senior Notes prior to such date, then the premium of 106.954% (expressed as a percentage of the principal amount of such 12 1/8% Senior Notes) shall also become immediately due and payable to the extent permitted by law.

      The holders of a majority in aggregate principal amount of the applicable exchange notes then outstanding by notice to the applicable trustee may on behalf of the holders of all of the 11 1/4% Senior Notes, 12 1/8% Senior Notes or Subordinated Notes, as the case may be, waive any existing Default or Event of Default and its consequences under the applicable indenture (including annulling a declaration of acceleration of maturity) except a continuing Default or Event of Default in the payment of interest on, or the principal of, such exchange notes.

      SFC New Holdings is required to deliver to each trustee annually a statement regarding compliance with the applicable indenture, and SFC New Holdings is required upon becoming aware of any Default or Event of Default, to deliver to each trustee a statement specifying such Default or Event of Default.

      No Personal Liability of Directors, Officers, Employees and Stockholders

      No past, present or future director, officer, employee, incorporator or stockholder of SFC New Holdings, as such, shall have any liability for any obligations of SFC New Holdings under the exchange notes or the indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of exchange notes by accepting an exchange note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the exchange note. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

      Legal Defeasance and Covenant Defeasance

      SFC New Holdings may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding 11 1/4% Senior Notes, the 12 1/8% Senior Notes or Subordinated Notes ("Legal Defeasance"). Legal Defeasance means that SFC New Holdings will be deemed to have paid and discharged the entire indebtedness represented by the outstanding 11 1/4% Senior Notes, the 12 1/8% Senior Notes or Subordinated Notes, as the case may be, except for:

      (i) the rights of holders of such outstanding exchange notes to receive, solely from the trust fund described below, payments in respect of the principal of, premium, if any, and interest on such exchange notes when such payments are due;

      (ii) SFC New Holdings obligations with respect to such exchange notes concerning issuing temporary exchange notes, registration of exchange


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

            notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

      (iii) the rights, powers, trust, duties and immunities of the applicable trustee, and SFC New Holdings obligations in connection therewith; and

      (iv)  the Legal Defeasance provisions of the applicable indenture.

In addition, SFC New Holdings may, at its option and at any time, elect to have the obligations of SFC New Holdings released with respect to certain covenants that are described in the indentures ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the 11 1/4% Senior Notes, the 12 1/8% Senior Notes or the Subordinated Notes, as the case may be. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the 11 1/4% Senior Notes, the 12 1/8% Senior Notes or the Subordinated Notes, as the case may be.

      In order to exercise either Legal Defeasance or Covenant Defeasance:

      (i) SFC New Holdings must irrevocably deposit with the applicable trustee or Paying Agent, in trust, for the benefit of the holders of the 11 1/4% Senior Notes, the 12 1/8% Senior Notes or the Subordinated Notes, as the case may be, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such exchange notes on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on such outstanding exchange notes;

      (ii) in the case of Legal Defeasance, SFC New Holdings shall have delivered to the applicable trustee an opinion of counsel in the United States reasonably acceptable to such trustee confirming that
            (A) SFC New Holdings has received from, or there has been published by the IRS a ruling or (B) since the date of the indentures, there has been a change in the applicable federal income tax law, in either case, to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of such outstanding exchange notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;


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      (iii) in the case of Covenant Defeasance, SFC New Holdings shall have delivered to the applicable trustee an opinion of counsel in the United States reasonably acceptable to such trustee confirming that the holders of such outstanding exchange notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

      (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

      (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the applicable indenture, the Term Loan Agreement, the Revolving Credit Agreement or any other material agreement or instrument to which SFC New Holdings is a party or by which SFC New Holdings is bound;

      (vi) SFC New Holdings shall have delivered to the applicable trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

      (vii) SFC New Holdings shall have delivered to the applicable trustee an Officers' Certificate stating that the deposit was not made by SFC New Holdings with the intent of preferring the holders of such exchange notes over the other creditors of SFC New Holdings or with the intent of defeating, hindering, delaying or defrauding creditors of SFC New Holdings or others; and

      (viii) SFC New Holdings shall have delivered to the applicable trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

      Transfer and Exchange

      A holder may transfer or exchange notes in accordance with the indentures. The Registrar and the applicable trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and SFC New Holdings may require a holder to pay any taxes and fees required by law or permitted by the indentures. SFC New Holdings is not required to transfer or exchange any exchange note selected for redemption. Also, SFC New Holdings is not required to transfer or exchange any 11 1/4%


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

Senior Note, 12 1/8% Senior Note or Subordinated Note for a period of 15 days before a selection of such exchange notes to be redeemed.

      The registered holder of an exchange note will be treated as the owner of it for all purposes.

      Amendment, Supplement and Waiver

      Except as provided in the next succeeding paragraphs, the Senior Note indentures and the Senior Notes or the Subordinated Note indenture and the Subordinated Notes, may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the applicable exchange notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for exchange notes), and any existing default or compliance with any provision of the Senior Note indentures and the Senior Notes or the Subordinated Note indenture and the Subordinated Notes, may be waived with the consent of the holders of a majority in principal amount of the applicable, then outstanding exchange notes (including consents obtained in connection with a tender offer or exchange offer for such exchange notes).

      Without the consent of each holder affected, an amendment or waiver may not (with respect to any exchange note held by a non-consenting holder of exchange notes):

      (i) reduce the principal amount of exchange notes whose holders must consent to an amendment, supplement or waiver,

      (ii) reduce the principal of or change the fixed maturity of any exchange note or alter the provisions with respect to the redemption of the New Notes;

      (iii) reduce the rate of or change the time for payment of interest on any exchange note;

      (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the exchange notes (except a rescission of acceleration of the 11 1/4% Senior Notes, the 12 1/8% Senior Notes or Subordinated Notes by the holders of at least a majority in aggregate principal amount of the Senior Notes or Subordinated Notes, as the case may be, and a waiver of the payment default that resulted from such acceleration);

      (v) make any exchange note payable in money other than that stated in the exchange notes;

      (vi) make any change in the provisions of the indentures relating to waivers of past Defaults or the rights of holders of exchange notes to receive payments of principal of or interest on the exchange notes;

      (vii) waive a redemption payment with respect to any exchange note;


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     (viii) make any change in the subordination provisions of the Subordinated
            Note indenture that adversely affects any holder of Subordinated Notes; or

      (viii) make any change in the foregoing amendment and waiver provisions.

      Without the consent of at least 75% in principal amount of the 11 1/4% Senior Notes, the 12 1/8% Senior Notes or Subordinated Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for such exchange notes), no waiver or amendment to the applicable indenture may make any change in the provisions described above under the caption "Change of Control" that adversely affect the rights of any holder of such notes.

      Notwithstanding the foregoing, without the consent of any holder of exchange notes, SFC New Holdings and the trustees may amend or supplement the indentures or the exchange notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated exchange notes in addition to or in place of certificated exchange notes, to provide for the assumption of SFC New Holdings obligations to holders of the exchange notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of the exchange notes or that does not adversely affect the legal rights under the indentures of any such holder.

      Concerning the Trustees

      The indentures contain certain limitations on the rights of the trustees, should a trustee become a creditor of SFC New Holdings, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustees will be permitted to engage in other transactions; however, if any trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

      The holders of a majority in principal amount of the then outstanding Senior Notes or Subordinated Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the applicable trustee, subject to certain exceptions. The indentures provide that in case an Event of Default shall occur (which shall not be cured), the trustees will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustees will be under no obligation to exercise any of their rights or powers under the indentures at the request of any holder of exchange notes, unless such holder shall have offered to the applicable trustee security and indemnity satisfactory to it against any loss, liability or expense.

      Certain Definitions

      Set forth below are certain defined terms used in the indentures. Reference is made to the indentures for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.


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

      "Accounts Receivable Agreements" means

      o the Pooling Agreement dated as of November 16, 1994, as amended, among the Accounts Receivable Subsidiary, SFC New Holdings or Specialty Foods, as Master Servicer, and The Chase Manhattan Bank, as trustee on behalf of the Certificate holders;

      o the Series 1998-1 Supplement to the Pooling Agreement, dated as of March 31, 1998, as amended, among the Accounts Receivable Subsidiary, SFC New Holdings or Specialty Foods, as Master Servicer, and The Chase Manhattan Bank, as trustee on behalf of the Certificate holders;

      o the Servicing Agreement dated as of November 16, 1994, as amended, among the Accounts Receivable Subsidiary, SFC New Holdings or Specialty Foods, as Master Servicer, certain of the subsidiaries of SFC New Holdings, as servicers, and The Chase Manhattan Bank, as trustee;

      o the Amended and Restated Receivables Sale Agreement, dated as of November 16, 1994, as amended, among the Accounts Receivable Subsidiary, SFC New Holdings or Specialty Foods, as Master Servicer, and certain of the subsidiaries of SFC New Holdings, as sellers; and

      o any related instruments and agreements executed in connection therewith.

      "Accounts Receivable Discount" means, with respect to any account receivable sold by SFC New Holdings or any of its Subsidiaries to the Accounts Receivable Subsidiary,

      (a) the difference between (i) the face amount of such account receivable and (ii) the aggregate amount of consideration (after giving effect to any subsequent adjustments thereto) received upon the sale of such account receivable (with any Accounts Receivable Subsidiary Notes received as consideration in such sale being valued at the principal amount thereof for this purpose), less

      (b) the amount of such difference that is calculated on the basis of, or with reference to, (i) the historical bad debt allowance or accounts receivable write-offs of the seller of such account receivable, (ii) fees and other operating expenses of the Accounts Receivable Subsidiary payable to parties other than SFC New Holdings and its Subsidiaries and acquirors of accounts receivable or participation interests therein (in their capacity as acquirors) to the extent that such fees and expenses do not exceed such amounts as would be obtained in an arm's length transaction and (iii) credits to the obligor of such account receivable applied to the face amount of such account receivable in respect of discount expense (including prompt payment and volume discounts), rebates, refunds, promotional allowances, billing error expense and similar adjustments and allowances made by the seller of such account receivable.


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

      "Accounts Receivable Subsidiary" means a wholly owned subsidiary of SFC New Holdings designated as such by SFC New Holdings,

      (a) that has total assets at the time of such designation with a book value of $100,000 or less, and

      (b) with which neither SFC New Holdings nor any other Subsidiary of SFC New Holdings has any obligation (i) to subscribe for additional shares of Capital Stock or other equity interests therein (other than to finance the purchase of additional accounts receivable of SFC New Holdings and its Subsidiaries) or (ii) to maintain or preserve such Accounts Receivable Subsidiary's financial condition or to cause it to achieve certain levels of operating results.

      "Accounts Receivable Subsidiary Notes" means the notes to be issued by the Accounts Receivable Subsidiary for the purchase of accounts receivable.

      "Acquired Debt" means, with respect to any specified person, Indebtedness of any other person existing at the time such other person merged with or into or became a Subsidiary of such specified person, including Indebtedness incurred in connection with, or in contemplation of, such other person merging with or into or becoming a Subsidiary of such specified person.

      "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided, however that

      (i) beneficial ownership of 20% or more of the voting securities of a person shall be deemed to be control;

      (ii) no lender party to the Term Loan Agreement or the Revolving Credit Agreement (or any of its affiliates) shall be deemed to be an Affiliate of SFC New Holdings or any of its Subsidiaries solely by virtue of being party to the Term Loan Agreement or the Revolving Credit Agreement; and

      (iii) an officer of a person shall not be deemed an Affiliate of such person unless such officer directly or indirectly controls such person.

      "Business Day" means each day other than a Legal Holiday.


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

      "Capital Lease Obligation" means, at the time any determination thereof is to be made, the liability in respect of a capital lease that would at such time be required to be capitalized on the balance sheet in accordance with GAAP.

      "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, partnership interests.

      "Cash Equivalents" means

      (i)   cash;

      (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more that six months from the date of acquisition;

      (iii) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Term Loan Agreement or the Revolving Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500,000,000;

      (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and
            (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above; and

      (v) commercial paper issued by any lender party to the Term Loan Agreement or the Revolving Credit Agreement (or the parent company of any such lender) and commercial paper rated A-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within six months after the date of acquisition.

      "Consolidated Cash Flow" means, with respect to any person for any period, the Consolidated Net Income of such person for such period plus:

      (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing Consolidated Net Income), plus

      (b) provision for taxes based on income or profits to the extent such provision for taxes was included in computing Consolidated Net Income, plus

      (c) consolidated interest expense of such person for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments and the interest component of any payments associated


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

            with Capital Lease Obligations), to the extent such expense was deducted in computing Consolidated Net Income, plus

      (d) all depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash charges (excluding any non-cash charge constituting an extraordinary item of loss or expense and any non-cash charge that requires an accrual of or a reserve for cash charges for any future period) of such person for such period to the extent such depreciation, amortization and other non-cash charges were deducted in computing Consolidated Net Income, plus

      (e) one-third of all operating lease payments of such person paid or accrued during such period, in each case, on a consolidated basis and determined in accordance with GAAP, plus

      (f) without duplication, the amount of Accounts Receivable Discount attributable to sales of accounts receivable by such person and its Subsidiaries to the Accounts Receivable Subsidiary during such period to the extent such Account Receivable Discount was deduced in computing Consolidated Net Income for such period.

      "Consolidated Net Income" means, with respect to any person for any period, the aggregate of the Net Income of such person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that

      (i) the Net Income of any person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent person or a Wholly Owned Subsidiary of the referent person;

      (ii) the Net Income of any Subsidiary of the referent person shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

      (iii) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and

      (iv) the cumulative effect of a change in accounting principles shall be excluded.

      "Consolidated Net Worth" means, with respect to any person, the sum of:


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      (i)   the consolidated equity of the common stockholders of such person and its consolidated Subsidiaries, plus

      (ii) the respective amounts reported on such person's most recent balance sheet with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such person upon issuance of such preferred stock, less

            (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the indentures in the book value of any asset owned by such person or a consolidated Subsidiary of such person;

            (y) all investments in unconsolidated Subsidiaries and in persons that are not Subsidiaries (except, in each case, Permitted Investments); and

            (z) all unamortized debt discount and expense and unamortized deferred charges, all of the foregoing determined in accordance with GAAP.

      "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

      "Disqualified Stock" means, with respect to the 11 1/4% Senior Notes, the 12 1/8% Senior Notes or the Subordinated Notes, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the 11 1/4% Senior Notes, the 12 1/8% Senior Notes or the Subordinated Notes, as the case may be, mature.

      "85% Owned Subsidiary" of a person means any Subsidiary of such person at least 85% of the outstanding Capital Stock or other ownership interests (including at least 51% of the outstanding voting Capital Stock or other voting ownership interests) of which are owned directly or indirectly by such person.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "Existing Indebtedness" means Indebtedness of SFC New Holdings and its Subsidiaries (other than under the Term Loan Agreement, the Revolving Credit Agreement and the indentures) in existence on the date of the indentures, until such amounts are repaid.


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

      "First Tier Subsidiaries" means direct Wholly Owned Subsidiaries of SFC New Holdings on the date of the applicable Note indentures and any such subsidiaries acquired thereafter other than the Accounts Receivable Subsidiary.

      "Fixed Charge Coverage Ratio" means with respect to any person for any period, the ratio of the Consolidated Cash Flow of such person for such period to the Fixed Charges of such person for such period. In the event that SFC New Holdings or any of its Subsidiaries incurs or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock or consummates an Asset Sale or any Material Acquisition subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, or the consummation of such Asset Sale or such Material Acquisition, as if the same had occurred at the beginning of the applicable period. For purposes of calculating the Fixed Charge Coverage Ratio of SFC New Holdings for any period commencing prior to the date of the recent restructuring of Specialty Foods and Specialty Foods Acquisition Corp., which we refer to as the "Transaction," pro forma effect shall be given to the Transaction and the financing thereof as if the same had occurred at the beginning of such period.

      "Fixed Charges" means, with respect to any person for any period, the sum of

      (a) consolidated interest expense of such person for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, non-cash interest payments and the interest component of any payments associated with Capital Lease Obligations but excluding amortization of deferred financing fees), plus

      (b) the interest expense of any other person for such period with respect to Indebtedness that is guaranteed by the referent person, plus

      (c)   the product of

            (i) all cash dividend payments (and non-cash dividend payments in the case of a person that is a Subsidiary) on any series of preferred stock of such person, times

            (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such person, expressed as a decimal, plus

      (d) one-third of all operating lease payments of such person paid or accrued during such period, in each case, on a consolidated basis and in accordance with GAAP, plus


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

      (e) the amount of Accounts Receivable Discount attributable to sales of accounts receivable by such person and its Subsidiaries to the Accounts Receivable Subsidiary during such period.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect on the date of the indentures.

      "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

      "Hedging Obligations" means, with respect to any person, the obligations of such person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such person against fluctuations in interest rates.

      "Indebtedness" means, with respect to any person, the principal amount of any indebtedness of such person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the guarantee of items that would be included within this definition.

      "Investments" means, with respect to any person, all investments by such person in other persons (including Affiliates) in the forms of loans (including guarantees), advances or capital contributions (excluding commission, travel, relocation and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

      "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in New York City or at a place of payment are authorized by law or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.


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

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

      "Marketable Securities" means, in connection with any Asset Sale, any readily marketable equity or debt securities that are received by SFC New Holdings or any Subsidiary of SFC New Holdings as consideration for such Asset Sale and are

      o traded on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation National Market System, and

      o issued by a corporation that has outstanding one or more issues of debt or preferred stock securities that are rated investment grade by Moody's Investor Services, Inc. or Standard & Poor's Corporation;

provided, that in no event shall the excess of aggregate amount of securities of any one such corporation held immediately following the consummation of any Asset Sale by SFC New Holdings and its Subsidiaries over 10 times the average daily trading volume of such securities during the 20 trading days immediately preceding the consummation of such Asset Sale be deemed Marketable Securities.

      "Material Acquisition" means any material acquisition of a business, Capital Stock, property or assets or any other material transaction as a result of which a person becomes a Subsidiary of SFC New Holdings. For the purposes of this definition, an acquisition or other transaction shall be deemed "material" if it has an aggregate value of $5 million or more.

      "Net Income" means, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

      "Net Proceeds" means the aggregate cash proceeds received by SFC New Holdings or any of its Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of such


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Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

      "Non-Recourse Indebtedness" of any person means Indebtedness of such person that:

      o is not guaranteed by any other person (except a Wholly Owned Subsidiary of the referent person);

      o is not recourse to and does not obligate any other person (except a Wholly Owned Subsidiary of the referent person) in any way;

      o does not subject any property or assets of any other person (except a Wholly Owned Subsidiary of the referent person), directly or indirectly, contingently or otherwise, to the satisfaction thereof; and

      o is not required by GAAP to be reflected on the financial statements of any other person (other than a Subsidiary of the referent person) prepared in accordance with GAAP.

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness. With respect to the Subordinated Notes, "Obligations" shall include, without limitation, liabilities in respect of any indemnity, any reimbursement, compensation or contribution obligations, any liquidated damage provision (including Liquidated Damages), any breach of representation or warranty or any rights of redemption or rescission under the Subordinated Note indenture, [the Purchase Agreements, the Registration Rights Agreement] or by law or otherwise (other than amounts payable to the Subordinated Note trustee pursuant to the provisions of the Subordinated Note indenture with respect to compensation and indemnification of the Subordinated Note trustee).

      "Paying Agent" means United States Trust Company of New York.

      "Permitted Investments" means:

      (a) any Investments in SFC New Holdings or in an 85% Owned Subsidiary of SFC New Holdings that is engaged in the same or a similar or related line of business as SFC New Holdings or any of its Subsidiaries were engaged in on the date of the indentures;

      (b)   any Investments in Cash Equivalents;

      (c) Investments by SFC New Holdings or any Subsidiary of SFC New Holdings in a person that is engaged in the same or a similar or related line of business as SFC New Holdings or any of its Subsidiaries were engaged in on the date of the indentures, if as a result of such Investment


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

            (i) such person becomes an 85% Owned Subsidiary of SFC New Holdings, or

            (ii) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, SFC New Holdings or an 85% Owned Subsidiary of SFC New Holdings;

      (d) Investments in the Accounts Receivable Subsidiary permitted by the "Accounts Receivable Subsidiary" covenant;

      (e) Investments in agricultural commodities futures, options and other hedging obligations in the ordinary course of business; and

      (f) Investments in any Person other than SFAC New Holdings or a Subsidiary of SFAC New Holdings that is not also a Subsidiary of SFC New Holdings (in addition to Investments permitted by the foregoing clauses (a) through (e)) that, in the aggregate, do not exceed $25 million at any one time outstanding.

      "Permitted Liens" means:

      (a) Liens on the Capital Stock of the First Tier Subsidiaries and the Accounts Receivable Subsidiary and other assets of SFC New Holdings, if any, securing Senior Term Debt and any Indebtedness permitted under clause (h) or (i) of the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant;

      (b)   Liens securing the Senior Revolving Debt;

      (c)   Liens in favor of SFC New Holdings and its Wholly Owned
            Subsidiaries;

      (d) Liens on property of a person existing at the time such person is merged into or consolidated with SFC New Holdings or any Subsidiary of SFC New Holdings; provided, that such Liens were in existence prior to the contemplation of such merger or consolidation;

      (e) Liens on property existing at the time of acquisition thereof by SFC New Holdings or any Subsidiary of SFC New Holdings; provided, that such Liens were in existence prior to the contemplation of such acquisition;

      (f) Liens to secure Indebtedness permitted by clause (e) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" covering solely the assets acquired with such Indebtedness and the proceeds of such assets;


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

      (g) Liens existing on the date of the indentures and renewals, extensions and replacements thereof; provided, that such renewals, extensions or renewals shall not apply to any property or assets not previously subject to such Liens or increase the principal amount of Obligations secured thereby;

      (h) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently pursued; provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

      (i) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlords' or other like Liens arising in the ordinary course of business;

      (j) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

      (k) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

      (l) easements, rights-of-way, encroachments and other survey defects, restrictions and other similar encumbrances and title defects which, in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of SFC New Holdings and its Subsidiaries;

      (m) any Lien arising pursuant to any order of attachment, distraint or other legal process arising in connection with court or arbitration proceedings so long as the execution or other enforcement thereof is effectively stayed, the claims secured thereby are being contested in good faith by appropriate proceedings, adequate reserves have been established with respect to such claims in accordance with GAAP and no Default or Event of Default would result thereby;

      (n) licenses for the use of intellectual property rights or like intangible assets; and

      (o) Liens incurred in the ordinary course of business of SFC New Holdings or any Subsidiary of SFC New Holdings with respect to obligations that do not exceed $5 million at any one time outstanding and that are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit).


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

      "Principal Business Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction but not the grant of a pledge or security interest), directly or indirectly, in one or a series of related transactions, of all of the Capital Stock or all or substantially all of the properties and assets of Mother's, Metz or Archway, other than certain real estate currently held for sale by Mothers, Metz or Archway as of the Original Issue Date.

      "Receivables Trust" means a trust organized solely for the purpose of securitizing the accounts receivable held by the Accounts Receivable Subsidiary that:

      (a) shall not engage in any business other than (i) the purchase of accounts receivable or participation interests therein from the Accounts Receivable Subsidiary and the servicing thereof, (ii) the issuance of and distribution of payments with respect to the securities permitted to be issued under clause (b) below and (iii) other activities incidental to the foregoing;

      (b) shall not at any time incur Indebtedness or issue any securities, except (i) certificates representing undivided interests in the Trust issued to the Accounts Receivable Subsidiary and (ii) debt securities issued in an arm's length transaction for consideration solely in the form of cash and Cash Equivalents, all of which (net of any issuance fees and expenses) shall promptly be paid to the Accounts Receivable Subsidiary; and

      (c) shall distribute to the Accounts Receivable Subsidiary as a distribution on the Accounts Receivable Subsidiary's beneficial interest in the Receivables Trust no less frequently that once every six months all available cash and Cash Equivalents held by it, to the extent not required for reasonable operating expenses or reserves therefor or to service any securities issued pursuant to clause (b) above that are not held by the Accounts Receivable Subsidiary.

      "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of the date of the indenture, by and among SFC New Holdings and the holders of the New 13% Debentures, as such agreement may be amended, modified or supplemented from time to time.

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "Revolving Credit Agreement" means that certain Revolving Credit Agreement, dated as of March 16, 1998 by and among certain Subsidiaries of Specialty Foods and the lenders party thereto, providing for up to $125 million in aggregate principal amount of revolving loans and letters of credit, together with any replacement or additional loan agreement or agreements, and including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, supplemented, extended, modified, renewed, refunded, replaced or refinanced from time to time, whether or not with the same lenders.


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

      "Senior Revolving Debt" means all Obligations from time to time outstanding under the Revolving Credit Agreement.

      "Senior Term Debt" means all Obligations from time to time outstanding under the Term Loan Agreement.

      "Significant Subsidiary" means any Subsidiary which would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulations S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such Regulation is in effect on the date of the indentures.

      "Subsidiary" of any person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof; provided, however, that the Accounts Receivable Subsidiary and its Subsidiaries shall not be deemed Subsidiaries of SFC New Holdings or of any of its other Subsidiaries.

      "Tax Sharing Agreement" means that certain Tax Sharing Agreement, as amended, dated as of August 16, 1993 between Specialty Foods Acquisition Corp. and Specialty Foods, as amended to include SFC New Holdings and SFAC New Holdings as parties as of the date of the indenture.

      "Term Loan Agreement" means:

      (A) for purpose of the 12 1/8% Senior Note indenture, that certain Term Loan Agreement, dated as of July 17, 1995, by and among Specialty Foods, Chemical Bank and the other lenders party thereto providing for $175 million in aggregate principal amount of term loans, together with any replacement or additional credit agreement or agreements, and including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, supplemented, extended, modified, renewed, refunded, replaced or refinanced from time to time, whether or not with the same lenders, and

      (B) for the purposes of the 11 1/4% Senior Note indenture and the Subordinated Note indenture, that certain Term Loan Agreement, dated as of August 16, 1993, by and among Specialty Foods and the lenders party thereto providing for up to $315 million in aggregate principal amount of term loans, together with any replacement or additional credit agreement or agreements, and including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, supplemented, extended, modified, renewed, refunded, replaced or refinanced from time to time, whether or not with the same lenders.


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

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

      (a)   the then outstanding principal amount of such Indebtedness, into

      (b)   the sum of the products obtained by multiplying

            (x) the amount of each then remaining installment, sinking fund, serial maturity or other scheduled required payments of principal, including payment at final maturity, in respect thereof, by

            (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

      "Wholly Owned Subsidiary" of any person means a Subsidiary of such person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such person or by one or more Wholly Owned Subsidiaries of such person or by such person and one or more Wholly Owned Subsidiaries of such person.

Global Securities

      Each exchange note to be issued to a holder exchanging an initial note held through a global security will be issued in the form of one or more global securities that will be deposited with, or on behalf of, DTC, which we refer to as the "Depository." Unless and until it is exchanged in whole or in part for exchange notes of that class in definitive form, a global security may not be transferred except as a whole to a nominee of the Depository for such global security, or by a nominee of the Depository to the Depository or another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

Physical Securities

      If a holder of initial notes holds such security in physical form, exchange notes issued to such holder will be in physical form. Following initial issuance, physical exchange notes will be issued to a holder of exchange notes upon request to SFC New Holdings and the applicable trustee subject to compliance with the procedures therefor of the Depository. If the Depository is at any time unwilling or unable to continue as a depository for the global securities and a successor depository is not appointed by SFC New Holdings within 90 days, SFC New Holdings will issue certificated exchange notes in exchange for the global securities.

Book-Entry System

      Each global security will be registered in the name of Cede & Co., the nominee of the Depository. Accordingly, beneficial interests in the global securities will be shown


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

on, and transfer thereof will be effected only through, records maintained by the Depository and its participants.

      The Depository has advised SFC New Holdings as follows: the Depository is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository holds securities that its participants ("Direct Participants") deposit with the Depository. The Depository also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in such Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Depository is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Depository's book-entry system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depository and its Direct and Indirect Participants are on file with the SEC.

      The Depository advises that its established procedures provide that (i) upon issuance of the global securities by SFC New Holdings, the Depository will credit the accounts of Direct Participants designated by SFC New Holdings with the principal amounts of the exchange notes issued pursuant to the exchange offers and (ii) ownership of interests in the global securities will be shown on, and the transfer of the ownership will be effected only through, records maintained by the Depository, the Direct Participants and the Indirect Participants.

      So long as a nominee of the Depository is the registered owner of the global securities, such nominee for all purposes will be considered the sole owner or holder of such global securities under the indentures.

      Neither SFC New Holdings, the trustee, any paying agent nor the registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      Principal and interest payments on the exchange notes registered in the name of the Depository's nominee will be made in immediately available funds to the Depository's nominee as the registered owner of the global securities. Under the terms of the exchange notes, SFC New Holdings and the trustee will treat the persons in whose names the exchange notes are registered as the owners of such exchange notes for the purpose of receiving payment of principal and interest on such exchange notes and for all other


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

purposes whatsoever. Therefore, neither SFC New Holdings, the trustee nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the exchange notes to owners of beneficial interests in the global securities. The Depository has advised SFC New Holdings and the trustee that its current practice is, upon receipt of any payment of principal or interest, to credit Direct Participants' accounts on the payment date in accordance with their respective holdings of beneficial interests in the global securities as shown on the Depository's records. Payments by Direct and Indirect Participants to owners of beneficial interests in the global securities will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Direct and Indirect Participants and not of the Depository, the trustee, or SFC New Holdings, subject to any statutory requirements that may be in effect from time to time. Payment of principal and interest to the Depository is the responsibility of SFC New Holdings or the trustee; disbursement of such payments to the owners of beneficial interests in the global securities shall be the responsibility of the Depository and Direct and Indirect Participants.

      So long as the Depository continues to make its Same-Day Funds Settlement System available to SFC New Holdings, all payments of principal and interest on the global securities will be made by SFC New Holdings in immediately available funds.


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

                        DESCRIPTION OF THE INITIAL NOTES

      The initial notes are comprised of: (1) the notes that we issued and sold in connection with the exchange offers that were completed on June 11, 1999, and
(2) the SFC Notes that were the subject of the June 11, 1999 private transactions, but which did not participate in those exchange offers. The form and terms of our private exchange notes are the same as the form and terms of the exchange notes except that (a) our private exchange notes are not registered under the Securities Act and bear legends restricting the transfer of them and
(b) holders of our private exchange notes have certain rights under a registration rights agreement which will terminate upon the consummation of these exchange offers. We refer you to the sections of this prospectus entitled "Description of the Exchange Notes" and "The Exchange Offers--Termination of Certain Rights."


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

                          DESCRIPTION OF THE SFC NOTES

      We will pay all accrued but unpaid interest on the SFC Notes that we acquired on June 11, 1999 on the first interest payment date of each of our private exchange notes. In addition, we will pay (i) additional interest on each of those SFC Notes at the rate of 1% per annum, on the first interest payment date of each of our private exchange notes, and (ii) additional interest on the SFC Subordinated Notes that we acquired on June 11, 1999 through the issuance of PIK Subordinated Noes at the rate of 1% per annum, on August 15, 1999.

General

      The following summary of certain provisions of the SFC Note indentures does not purport to be complete and is qualified in its entirety by reference to the SFC Note indentures, as amended by the first supplemental indentures dated as of June 8, 1999, including the definitions therein of certain terms used below. However, the summary does summarize all material provisions of the SFC
Note indentures, as amended. The definitions of certain terms used in the following summary are set forth below under "Certain Definitions."

      Principal, Maturity and Interest

      The SFC 10 1/4% Senior Notes are limited in aggregate principal amount to $225 million and mature on August 15, 2001. The SFC 11 1/8% Senior Notes are limited in aggregate principal amount to $150 million and mature on October 1, 2002. The SFC Subordinated Notes are limited in aggregate principal amount to $200 million and mature on August 15, 2003. Interest on the SFC 10 1/4% Senior Notes and the SFC Subordinated Notes accrues at the rate of SFC 10 1/4% and SFC 11 1/4% per annum, respectively, and is payable semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 1994, to holders of record on the immediately preceding February 1 and August 1. Interest on the SFC 11 1/8% Senior Notes accrues at the rate of SFC 11 1/8% per annum and is payable semi-annually in arrears on April 1 and October 1 of each year, commencing on October 1, 1995, to holders of record on the immediately preceding March 15 and September 15. Interest on the SFC Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. The SFC Notes are payable as to principal and interest at the office or agency of Specialty Foods maintained for such purpose within the City and State of New York or, at the option of Specialty Foods, payment of interest may be made by check mailed to the holders of the SFC Notes. Until otherwise designated by Specialty Foods, Specialty Foods' office or agency in New York is the office of the applicable SFC trustee maintained for such purpose. The SFC Notes are issued in registered form, without coupons, and in denominations of $1,000 and integral multiples thereof.

      Effective Subordination of the SFC 10 1/4% Senior Notes

      The SFC 10 1/4% Senior Notes are effectively subordinated to (i) all existing and future liabilities of Specialty Foods' Subsidiaries and (ii) all of Specialty Foods' borrowings under the Term Loans, which borrowings are secured by substantially all of the assets of Specialty Foods and a pledge of all of the capital stock of each First Tier Subsidiary.

      Effective Subordination of the SFC 11 1/8% Senior Notes

      The operations of Specialty Foods are conducted through its Subsidiaries and, therefore, Specialty Foods is dependent upon the cash flow of its Subsidiaries to meet its obligations, including its obligations under the SFC 11 1/8% Senior Notes and the SFC 11 1/8% Senior indenture. The SFC 11 1/8% Senior Notes are effectively subordinated to (i) all existing and future liabilities and indebtedness of Specialty Foods' Subsidiaries, which includes borrowings under the Revolving Credit Facility, and (ii) all of Specialty Foods' borrowings under the Term Loan Facility, which borrowings are secured by substantially all of the assets of Specialty Foods and a pledge of all of the capital stock of each First Tier Subsidiary and the Accounts Receivable Subsidiary.

      In the event of dissolution, bankruptcy, liquidation or reorganization of Specialty Foods' Subsidiaries, the holders of the SFC 11 1/8% Senior Notes will not receive any amounts in respect of the SFC 11 1/8% Senior Notes until after the payment in full of the claims of the creditors of Specialty Foods' Subsidiaries. In addition, upon the occurrence of certain events of default under the agreement relating to the Senior Debt, Specialty Foods will be prohibited from making any payments in respect of the SFC 11 1/8% Senior Notes under certain circumstances.

      Subordination of the SFC Subordinated Notes

      The payment of principal of, premium, if any, and interest on the SFC Subordinated Notes is subordinated in right of payment, as set forth in the SFC Subordinated Note indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of Specialty Foods, including the SFC Senior Notes, whether outstanding on the date of the SFC Subordinated Note indenture or thereafter created, incurred, assumed or guaranteed.

      Upon any payment or distribution to creditors of Specialty Foods in a liquidation or dissolution of Specialty Foods or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Specialty Foods or its property, in an assignment for the benefit of creditors or any marshaling of Specialty Foods' assets and liabilities, holders of Senior Debt of Specialty Foods, including holders of the SFC Senior Notes, will be entitled to receive payment in full in cash or Cash Equivalents of all outstanding Obligations in respect of such Senior Debt before the holders of the SFC Subordinated Notes will be entitled to receive any payment or distribution with respect to the SFC Subordinated Notes and, until all Obligations with respect to Senior Debt of

Specialty Foods are paid in full in cash or Cash Equivalents, any payment or distribution to which the holders of the SFC Subordinated Notes would be entitled shall be made to the holders of Senior Debt (except that holders of the SFC Subordinated Notes may receive securities that are subordinated to at least the same extent as the SFC Subordinated Notes to Senior Debt and any securities issued in exchange for Senior Debt, subject to certain authorization of a bankruptcy court).

      Specialty Foods also may not make any payment or distribution in respect of the SFC Subordinated Notes (except in such subordinated securities to the extent permitted) if:

      (a) a default in the payment of the principal of, premium, if any, or interest on any Designated Senior Debt occurs and is continuing beyond any applicable period of grace (whether upon maturity, as a result of acceleration or otherwise), or

      (b) any other default occurs and is continuing with respect to any Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the SFC Subordinated Note trustee receives a notice of such default (a "Payment Blockage Notice") from the holders, or from the trustee, agent or other representative of the holders, of any such Designated Senior Debt.

      Notwithstanding the foregoing, a notice of default under the foregoing clause (b) may only be given by the Representative for the holders of Senior Debt under the Term Loan Agreement or the Revolving Credit Agreement if Senior Debt is outstanding under the Term Loan Agreement or the Revolving Credit Agreement (including obligations in respect of letters of credit) at the time such notice is to be given. Payments on the SFC Subordinated Notes may and shall be resumed (i) in the case of a payment default, upon the date on which such default is cured or waived and (ii) in case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced within 360 days after the receipt by the SFC Subordinated Note trustee of any prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the SFC Subordinated Note trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 180 days.

      The SFC Subordinated Note indenture further requires that Specialty Foods promptly notify holders of Senior Debt if payment of the SFC Subordinated Notes is accelerated because of an Event of Default.

      "Senior Debt" means:

      o     all Senior Term Debt outstanding from time to time,

      o     all Senior Revolving Debt outstanding from time to time,

      o     the SFC Senior Notes,

      o     Hedging Obligations, and

      o any other Indebtedness that is permitted to be incurred by Specialty Foods pursuant to the SFC Subordinated Note indenture unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the SFC Subordinated Notes.

      "Senior Debt" shall include, without limitation, interest on any of the Obligations described in the preceding clauses (i) through (v) accruing after the filing of a petition by or against Specialty Foods under any Bankruptcy Law, in accordance with and at the rate (including any rate applicable upon any default or event of default) specified in the applicable agreement under which such Obligations are created, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (x) any Indebtedness of Specialty Foods to any of its Subsidiaries or other Affiliates, (y) any Indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business (other than the Senior Revolving Debt) and (z) any Indebtedness that is incurred in violation of the SFC Subordinated Note indenture.

      "Designated Senior Debt" means:

      o     the Senior Term Debt,

      o     the Senior Revolving Debt,

      o     the SFC Senior Notes, and

      o any other Senior Debt permitted under the SFC Subordinated Note indenture, the principal amount of which is $25 million or more.

      As a result of the subordination provisions described above, in the event of a liquidation or insolvency, holders of the SFC Subordinated Notes may recover less ratably than creditors of Specialty Foods who are holders of Senior Debt, including holders of the SFC Senior Notes.

      Optional Redemption - SFC 11 1/8% Senior Notes

      Except as set forth below, the SFC 11 1/8% Senior Notes are not redeemable at Specialty Foods' option prior to October 1, 1999. Thereafter, the SFC 11 1/8% Senior Notes will be subject to redemption at the option of Specialty Foods, in whole or in part, upon not less than 30 nor more than 60 days' notice to the holders of SFC 11 1/8% Senior Notes, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on October 1, of the years indicated below:

   Year                                                          Percentage

   1999.....................................................       105.562%
   2000.....................................................       102.781%
   2001 and thereafter......................................       100.000%

      If a Change of Control (as defined below) shall occur prior to October 1, 1999, within 90 days after the occurrence of such Change of Control, Specialty Foods shall have the option to redeem the SFC 11 1/8% Senior Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice to the holders of the SFC 11 1/8% Senior Notes, at a redemption price equal to the principal amount thereof plus the Yield Protection Amount, plus accrued and unpaid interest thereon to the applicable redemption date.

      Optional Redemption - SFC 10 1/4% Senior Notes and SFC Subordinated Notes

      The SFC 10 1/4% Senior Notes and the SFC Subordinated Notes will be subject to redemption at the option of Specialty Foods, in whole or in part, upon not less than 30 nor more than 60 days' notice to the holders of SFC 10 1/4% Senior Notes and the SFC Subordinated Notes, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

                            SFC 10 1/4% Senior Notes

     Year                                                     Percentage

     1998.................................................      105.125%
     1999.................................................      102.563%
     2000 and thereafter..................................      100.000%


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

                             SFC Subordinated Notes

     Year                                                     Percentage

     1998.................................................      103.214%
     1999.................................................      101.607%
     2000 and thereafter..................................      100.000%

      Redemption or Repurchase at the Option of Holders

      Change of Control

      Upon the occurrence of a Change of Control, each holder of SFC Notes will have the right to require Specialty Foods to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's SFC Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, Specialty Foods will mail a notice to each holder stating:

      (1) that the Change of Control Offer is being made pursuant to the covenant entitled "Change of Control" and that all SFC Notes tendered will be accepted for payment;

      (2) the purchase price and the purchase date, which shall be no later than 30 Business Days from the date such notice is mailed (the "Change of Control Payment Date");

      (3)   that any SFC Note not tendered will continue to accrue interest;

      (4) that, unless Specialty Foods defaults in the payment of the Change of Control Payment, all SFC Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

      (5) that holders electing to have any SFC Notes purchased pursuant to a Change of Control Offer will be required to surrender the SFC Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the SFC Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

      (6) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal


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

            amount of SFC Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such SFC Notes purchased; and

      (7) that holders whose SFC Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the SFC Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. Specialty Foods will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of SFC Notes in connection with a Change of Control.

      On the Change of Control Payment Date, Specialty Foods will, to the extent lawful, (1) accept for payment SFC Notes or portions thereof tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all SFC Notes or portions thereof so tendered, and (3) deliver or cause to be delivered to the SFC trustees the Notes so accepted together with an Officers' Certificate stating the SFC Notes or portions thereof tendered to Specialty Foods. The Paying Agent will promptly mail to each holder of Notes so accepted payment in an amount equal to the purchase price for such SFC Notes, and the applicable SFC trustee will promptly authenticate and mail to each holder a new SFC Note equal in principal amount to any unpurchased portion of the SFC Notes surrendered by such holder, if any; provided, that each such new SFC Note will be in a principal amount of $1,000 or an integral multiple thereof. The SFC Subordinated Note indenture will provide that prior to making the Change of Control Payment in respect of the SFC Subordinated Notes, but in any event within 60 days following a Change of Control, Specialty Foods will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of SFC Subordinated Notes required by this covenant. Specialty Foods will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      Selection and Notice

      If less than all of the SFC Senior Notes or all of the SFC Subordinated Notes are to be redeemed at any time, selection of SFC Notes for redemption will be made by the applicable SFC trustee in compliance with the requirements of the principal national securities exchange, if any, on which such SFC Notes are listed, or, if such SFC Notes are not so listed, on a pro rata basis, by lot or by such method as such SFC trustee shall deem fair and appropriate, provided that no SFC Note of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of SFC Notes to be redeemed at its registered address. If any SFC Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new SFC Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original


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SFC Note. On and after the redemption date, interest ceases to accrue on the SFC
Notes or portions of them called for redemption.

      SFC Subordinated Debt

      The SFC Subordinated Note indenture provides that Specialty Foods will not incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the SFC Subordinated Notes.

      Events of Default and Remedies

      The SFC Senior indentures provide that each of the following constitutes an Event of Default:

      (i) default for 30 days in the payment when due of interest on the applicable SFC Senior Notes;

      (ii) default in payment when due of principal of, or premium, if any, on the applicable SFC Senior Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

      (iii) failure by Specialty Foods for 60 days after notice to Specialty Foods by the applicable SFC Senior Note trustee or the holders of at least 25% in principal amount of the SFC Senior Notes then outstanding to comply with any other agreements in the applicable SFC Senior indenture or the SFC Senior Notes; and

      (iv) certain events of bankruptcy or insolvency with respect to Specialty Foods, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary.

      The SFC Subordinated Note indenture provides that each of the following constitutes an Event of Default:

      (i) default for 30 days in the payment when due of interest on the SFC Subordinated Notes, whether or not prohibited by the subordination provisions of the SFC Subordinated Note indenture;

      (ii) default in payment when due of principal of, or premium, if any, on the SFC Subordinated Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, whether or not prohibited by the subordination provisions of the SFC Subordinated Note indenture;


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

      (iii) failure by Specialty Foods for 60 days after notice to Specialty Foods by the SFC Subordinated Note trustee or the holders of at least 25% in principal amount of the SFC Subordinated Notes then outstanding to comply with any other agreements in the SFC Subordinated Note indenture or the SFC Subordinated Notes; and

      (iv) certain events of bankruptcy or insolvency with respect to Specialty Foods, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary.

      If any Event of Default occurs and is continuing, the applicable SFC trustee or the holders of at least 25% in principal amount of the then outstanding SFC Senior Notes or SFC Subordinated Notes may declare all the SFC Senior Notes or SFC Subordinated Notes, as the case may be, to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to Specialty Foods, any Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. The SFC Subordinated Note indenture will provide that so long as any Designated Senior Debt (as defined therein) is outstanding, such declaration shall not become effective until the earlier of (x) the day which is five Business Days after the receipt by Representatives of Designated Senior Debt of such written notice of acceleration (which notice may only be given during the continuation of an Event of Default) or (y) the date of acceleration of any Designated Senior Debt. Holders of the SFC Notes may not enforce the SFC Note indentures or the SFC Notes except as provided in the SFC Note indentures. Subject to certain limitations, holders of a majority in principal amount of the then outstanding SFC Senior Notes or SFC Subordinated Notes may direct the applicable SFC trustee in its exercise of any trust or power. Each SFC trustee may withhold from holders of the applicable Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

      If an Event of Default occurs on or after August 15, 1998 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Specialty Foods with the intention of avoiding payment of the premium, if any, that Specialty Foods would have had to pay if Specialty Foods then had elected to redeem any SFC 10 1/4% Senior Notes or SFC Subordinated Notes pursuant to the optional redemption provisions of the applicable SFC Note indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law.

      If an Event of Default occurs on or after October 1, 1999 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Specialty Foods with the intention of avoiding payment of the premium, if any, that Specialty Foods would have had to pay if Specialty Foods then had elected to redeem the SFC 11 1/8% Senior Notes pursuant to the optional redemption provisions of the SFC 11 1/8% Senior indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law. If an Event of Default occurs prior to October 1, 1999 by reason of


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

any willful action (or inaction) taken (or not taken) by or on behalf of Specialty Foods with the intention of avoiding the prohibition on redemption of the SFC 11 1/8% Senior Notes prior to such date, then the premium specified in the SFC 11 1/8% Senior indenture shall also become immediately due and payable to the extent permitted by law.

      The holders of a majority in aggregate principal amount of the SFC Senior Notes or SFC Subordinated Notes then outstanding by notice to the applicable SFC trustee may on behalf of the holders of all of the SFC 10 1/4% Senior Notes, SFC 11 1/8% Senior Notes or SFC Subordinated Notes, as the case may be, waive any existing Default or Event of Default and its consequences under the applicable SFC Note indenture (including annulling a declaration of acceleration of maturity) except a continuing Default or Event of Default in the payment of interest on, or the principal of, such Notes.

      No Personal Liability of Directors, Officers, Employees and Stockholders

      No past, present or future director, officer, employee, incorporator or stockholder of Specialty Foods, as such, shall have any liability for any obligations of Specialty Foods under the Notes or the SFC Note indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of SFC Notes by accepting a SFC Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the SFC Note. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

      Legal Defeasance and Covenant Defeasance

      Specialty Foods may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding SFC Senior Notes or SFC Subordinated Notes ("Legal Defeasance"). Legal Defeasance means that Specialty Foods will be deemed to have paid and discharged the entire indebtedness represented by the outstanding SFC Senior Notes or SFC Subordinated Notes, as the case may be, except for

      (i) the rights of holders of such outstanding SFC Notes to receive, solely from the trust fund described below, payments in respect of the principal of, premium, if any, and interest on such SFC Notes when such payments are due,

      (ii) Specialty Foods' obligations with respect to such SFC Notes concerning issuing temporary SFC Notes, registration of SFC Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,

      (iii) the rights, powers, trust, duties and immunities of the applicable SFC trustee, and Specialty Foods' obligations in connection therewith, and

      (iv) the Legal Defeasance provisions of the applicable SFC Note indenture.


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

In addition, Specialty Foods may, at its option and at any time, elect to have the obligations of Specialty Foods released with respect to certain covenants that are described in the SFC Note indentures ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the SFC 10 1/4% Senior Notes, the SFC 11 1/8% Senior Notes or the SFC Subordinated Notes, as the case may be. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the SFC 10 1/4% Senior Notes, the SFC 11 1/8% Senior Notes or the SFC Subordinated Notes, as the case may be.

      In order to exercise either Legal Defeasance or Covenant Defeasance,

      (i) Specialty Foods must irrevocably deposit with the applicable SFC trustee or Paying Agent, in trust, for the benefit of the holders of the SFC 10 1/4% Senior Notes, the SFC 11 1/8% Senior Notes or the SFC Subordinated Notes, as the case may be, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such Notes on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on such outstanding SFC Notes;

      (ii) in the case of Legal Defeasance, Specialty Foods shall have delivered to the applicable SFC trustee an opinion of counsel in the United States reasonably acceptable to such SFC trustee confirming that (A) Specialty Foods has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the SFC Note indentures, there has been a change in the applicable federal income tax law, in either case, to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of such outstanding SFC Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

      (iii) in the case of Covenant Defeasance, Specialty Foods shall have delivered to the applicable SFC trustee an opinion of counsel in the United States reasonably acceptable to such SFC trustee confirming that the holders of such outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;


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

      (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

      (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the applicable SFC Note indenture, the Term Loan Agreement, the Revolving Credit Agreement or any other material agreement or instrument to which Specialty Foods is a party or by which Specialty Foods is bound;

      (vi) Specialty Foods shall have delivered to the applicable SFC trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

      (vii) Specialty Foods shall have delivered to the applicable SFC trustee an Officers' Certificate stating that the deposit was not made by Specialty Foods with the intent of preferring the holders of such Notes over the other creditors of Specialty Foods or with the intent of defeating, hindering, delaying or defrauding creditors of Specialty Foods or others; and

      (viii) Specialty Foods shall have delivered to the applicable SFC trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

      Transfer and Exchange

      A holder may transfer or exchange SFC Notes in accordance with the SFC
Note indentures. The Registrar and the applicable SFC trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and Specialty Foods may require a holder to pay any taxes and fees required by law or permitted by the SFC Note indentures. Specialty Foods is not required to transfer or exchange any Note selected for redemption. Also, Specialty Foods is not required to transfer or exchange any SFC Senior Note or SFC Subordinated Note for a period of 15 days before a selection of such SFC Notes to be redeemed.

      The registered holder of a SFC Note will be treated as the owner of it for all purposes.

      Amendment, Supplement and Waiver

      Except as provided in the next succeeding paragraphs, the SFC 10 1/4% Senior indenture and the SFC 10 1/4% Senior Notes, the SFC 11 1/8% Senior indenture and the SFC 11 1/8% Senior Notes, or the SFC Subordinated Note indenture and the SFC


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

Subordinated Notes, may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the applicable SFC Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for such SFC Notes), and any existing default or compliance with any provision of the SFC 10 1/4% Senior indenture and the SFC 10 1/4% Senior Notes, the SFC 11 1/8% Senior indenture and the SFC 11 1/8% Senior Notes or the SFC Subordinated Note indenture and the SFC Subordinated Notes, may be waived with the consent of the holders of a majority in principal amount of the applicable, then outstanding SFC Notes (including consents obtained in connection with a tender offer or exchange offer for such SFC Notes).

      Without the consent of each holder affected, an amendment or waiver may not (with respect to any SFC Note held by a non-consenting holder of SFC Notes)

      (i) reduce the principal amount of SFC Notes whose holders must consent to an amendment, supplement or waiver,

      (ii) reduce the principal of or change the fixed maturity of any SFC Note or alter the provisions with respect to the redemption of the SFC Notes,

      (iii) reduce the rate of or change the time for payment of interest on any SFC Note,

      (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the SFC Notes (except a rescission of acceleration of the SFC 10 1/4% Senior Notes, the SFC 11 1/8% Senior Notes or SFC Subordinated Notes by the holders of at least a majority in aggregate principal amount of the SFC 10 1/4% Senior Notes, the SFC 11 1/8% Senior Notes or SFC Subordinated Notes, as the case may be, and a waiver of the payment default that resulted from such acceleration),

      (v) make any SFC Note payable in money other than that stated in the applicable SFC Notes,

      (vi) make any change in the provisions of the SFC Note indentures relating to waivers of past Defaults or the rights of holders of SFC Notes to receive payments of principal of or interest on the SFC Notes,

      (vii) waive a redemption payment with respect to any SFC Note,

      (viii) make any change in the subordination provisions of the SFC Subordinated Note indenture that adversely affects any holder of SFC Subordinated Notes, or

      (ix)  make any change in the foregoing amendment and waiver provisions.

      Without the consent of at least 75% in principal amount of the SFC 10 1/4% Senior Notes, the SFC 11 1/8% Senior Notes or SFC Subordinated Notes then outstanding


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(including consents obtained in connection with a tender offer or exchange offer for such Notes), no waiver or amendment to the applicable SFC Note indenture may make any change in the provisions described above under the caption "Change of Control" that adversely affect the rights of any holder of such Notes.

      Notwithstanding the foregoing, without the consent of any holder of SFC Notes, Specialty Foods and the SFC trustees may amend or supplement the applicable SFC Note indentures or the SFC Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated SFC Notes, to provide for the assumption of Specialty Foods' obligations to holders of the SFC Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of the SFC Notes or that does not adversely affect the legal rights under the SFC Note indentures of any such holder.

      Concerning the SFC Trustees

      The SFC Note indentures contain certain limitations on the rights of the SFC trustees, should a SFC trustee become a creditor of Specialty Foods, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The SFC trustees will be permitted to engage in other transactions; however, if any SFC trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

      The holders of a majority in principal amount of the then outstanding SFC 10 1/4% Senior Notes, the SFC 11 1/8% Senior Notes or SFC Subordinated Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the applicable SFC trustee, subject to certain exceptions. The SFC Note indentures provide that in case an Event of Default shall occur (which shall not be cured), the SFC trustees will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the SFC trustees will be under no obligation to exercise any of their rights or powers under the SFC Note indentures at the request of any holder of Notes, unless such holder shall have offered to the applicable SFC trustee security and indemnity satisfactory to it against any loss, liability or expense.

      Certain Definitions

      Set forth below are certain defined terms used in the SFC Note indentures. Reference is made to the SFC Note indentures for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

      "Accounts Receivable Agreements" means (i) the Pooling Agreement, dated as of November 16, 1994, among the Accounts Receivable Subsidiary, Specialty Foods, as Master Servicer, and Chemical Bank, as trustee on behalf of the certificateholders, (ii) the Series 1994-1 Supplement to the Pooling Agreement, dated as of November 16, 1994, among the Accounts Receivable Subsidiary, Specialty Foods, as Master Servicer, and


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

Chemical Bank, as trustee on behalf of the certificateholders, (iii) the Servicing Agreement, dated as of November 16, 1994, among the Accounts Receivable Subsidiary, Specialty Foods, as Master Servicer, certain of the subsidiaries of Specialty Foods, as servicers, the Chemical Bank, as trustee on behalf of the certificateholders, (iv) the Amended and Restated Receivables Sale Agreement, dated as of November 16, 1994, among Capital Markets Assurance Corporation, the Accounts Receivable Subsidiary, as Master Servicer, and Chemical Bank, as trustee on behalf of the certificateholders, and (vi) any related instruments and agreements executed in connection therewith.

      "Accounts Receivable Discount" means, with respect to any account receivable sold by Specialty Foods or any of its Subsidiaries to the Accounts Receivable Subsidiary, (a) the difference between (i) the face amount of such account receivable and (ii) the aggregate amount of consideration (after giving effect to any subsequent adjustments thereto) received upon the sale of such account receivable (with any Accounts Receivable Subsidiary Notes received as consideration in such sale being valued at the principal amount thereof for this purpose), less (b) the amount of such difference that is calculated on the basis of, or with reference to, (i) the historical bad debt allowance or accounts receivable write-offs of the seller of such account receivable, (ii) fees and other operating expenses of the Accounts Receivable Subsidiary payable to parties other than Specialty Foods and its Subsidiaries and acquirors of accounts receivable or participation interests therein (in their capacity as acquirors) to the extent that such fees and expenses do not exceed such amounts as would be obtained in an arm's length transaction and (iii) credits to the obligor of such account receivable applied to the face amount of such account receivable in respect of discount expense (including prompt payment and volume discounts), rebates, refunds, promotional allowances, billing error expense and similar adjustments and allowances made by the seller of such account receivable.

      "Accounts Receivable Subsidiary" means a newly created, wholly owned subsidiary of Specialty Foods designated as such by Specialty Foods, (a) that has total assets at the time of such designation with a book value of $100,000 or less and (b) with which neither Specialty Foods nor any other Subsidiary of Specialty Foods has any obligation (i) to subscribe for additional shares of Capital Stock or other equity interests therein (other than to finance the purchase of additional accounts receivable of Specialty Foods and its Subsidiaries) or (ii) to maintain or preserve such Accounts Receivable Subsidiary's financial condition or to cause it to achieve certain levels of operating results.

      "Accounts Receivable Subsidiary Notes" means the notes to be issued by the Accounts Receivable Subsidiary for the purchase of accounts receivable.

      "Acquired Debt" means, with respect to any specified person, Indebtedness of any other person existing at the time such other person merged with or into or became a Subsidiary of such specified person, including Indebtedness incurred in connection with, or in contemplation of, such other person merging with or into or becoming a Subsidiary of such specified person.

      "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided, however that (i) beneficial ownership of 20% or more of the voting securities of a person shall be deemed to be control, (ii) no lender party to the Term Loan Agreement or the Revolving Credit Agreement (or any of its affiliates) shall be deemed to be an Affiliate of Specialty Foods or any of its Subsidiaries solely by virtue of being party to the Term Loan Agreement or the Revolving Credit Agreement and (iii) an officer of a person shall not be deemed an Affiliate of such person unless such officer directly or indirectly controls such person.

      "Applicable Spread" is defined as 100 basis points.

      "Business Day" means each day other than a Legal Holiday.

      "Capital Lease Obligation" means, at the time any determination thereof is to be made, the liability in respect of a capital lease that would at such time be required to be capitalized on the balance sheet in accordance with GAAP.

      "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, partnership interests.

      "Cash Equivalents" means

      (i)   cash,

      (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more that six months from the date of acquisition,

      (iii) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Term Loan Agreement or the Revolving Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500,000,000,

      (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and
            (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, and

      (v) commercial paper issued by any lender party to the Term Loan Agreement or the Revolving Credit Agreement (or the parent company of any such


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

            lender) and commercial paper rated A-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within six months after the date of acquisition.

      "Change of Control" means the occurrence of any of the following:

      (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of Specialty Foods' or Specialty Foods Acquisition Corp.'s' assets to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than the Principals or their Specified Parties (as defined below)),

      (ii) the adoption of a plan relating to the liquidation or dissolution of Specialty Foods or Specialty Foods Acquisition Corp.,

      (iii) the consummation of any transaction the result of which is that any person or group (as defined above) (other than the Principals and their Specified Parties) owns, directly or indirectly, more of the voting power of the voting stock of Specialty Foods or Specialty Foods Acquisition Corp. than the Principals and their Specified Parties, or

      (iv) the first day on which a majority of the members of the Board of Directors of Specialty Foods or Specialty Foods Acquisition Corp. are not Continuing Directors. For the purposes of the foregoing sentence, any shares of voting stock that are required to be voted for a nominee of any Principal or Specified Party pursuant to a binding agreement between the holder thereof and such Principal or Specified Party will be deemed to be held by such Principal or Specified Party, as the case may be, for purposes of determining the percentage of voting power held by any person.

      "Consolidated Cash Flow" means, with respect to any person for any period, the Consolidated Net Income of such person for such period plus (a) an amount equal to any extraordinary loss, plus (b) provision for taxes based on income or profits to the extent such provision for taxes was included in computing Consolidated Net Income, plus (c) consolidated interest expense of such person for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments and the interest component of any payments associated with Capital Lease Obligations), to the extent such expense was deducted in computing Consolidated Net Income, plus (d) all depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash charges (excluding any non-cash charge constituting an extraordinary item of loss or expense and any non-cash charge that requires an accrual of or a reserve for cash charges for any future period) of such person for such period to the extent such depreciation, amortization and other non-cash charges were deducted in computing Consolidated Net Income, plus (e) one-third of all operating lease payments of such person paid or accrued during such period, in each case, on a consolidated basis and determined in accordance with GAAP, plus (f) without duplication, the amount of Accounts Receivable Discount attributable to sales of accounts receivable by such person


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

and its Subsidiaries to the Accounts Receivable Subsidiary during such period to the extent such Account Receivable Discount was deduced in computing Consolidated Net Income for such period.

      "Consolidated Net Income" means, with respect to any person for any period, the aggregate of the Net Income of such person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that

      (i) the Net Income of any person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent person or a Wholly Owned Subsidiary of the referent person,

      (ii) the Net Income of any Subsidiary of the referent person shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders,

      (iii) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and

      (iv) the cumulative effect of a change in accounting principles shall be excluded.

      "Consolidated Net Worth" means, with respect to any person, the sum of (i) the consolidated equity of the common stockholders of such person and its consolidated Subsidiaries plus (ii) the respective amounts reported on such person's most recent balance sheet with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the SFC Note indentures in the book value of any asset owned by such person or a consolidated Subsidiary of such person, (y) all investments in unconsolidated Subsidiaries and in persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges, all of the foregoing determined in accordance with GAAP.

      "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Specialty Foods or Specialty Foods Acquisition Corp. who (i) was a member of such Board of Directors on the date of the SFC
Note indentures or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a


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majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

      "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

      "Disqualified Stock" means, with respect to the SFC 10 1/4% Senior Notes, the SFC 11 1/8% or the SFC Subordinated Notes, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the SFC 10 1/4% Senior Notes, the SFC 11 1/8% Senior Notes or SFC Subordinated Notes, as the case may be, mature.

      "85% Owned Subsidiary" of a person means any Subsidiary of such person at least 85% of the outstanding Capital Stock or other ownership interests (including at least 51% of the outstanding voting Capital Stock or other voting ownership interests) of which are owned directly or indirectly by such person.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "Existing Indebtedness" means Indebtedness of Specialty Foods and its Subsidiaries (other than under the Term Loan Agreement, the Revolving Credit Agreement and the SFC Note indentures) in existence on the date of the SFC Note indentures, until such amounts are repaid.

      "First Tier Subsidiaries" direct Wholly Owned Subsidiaries of Specialty Foods on the date of the indenture and any such subsidiaries acquired thereafter other than the Accounts Receivable Subsidiary.

      "Fixed Charge Coverage Ratio" means with respect to any person for any period, the ratio of the Consolidated Cash Flow of such person for such period to the Fixed Charges of such person for such period. In the event that Specialty Foods or any of its Subsidiaries incurs or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock or consummates any Material Acquisition subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, or the consummation of such Material Acquisition, as if the same had occurred at the beginning of the applicable period. For purposes of calculating the Fixed Charge Coverage Ratio of Specialty Foods for any period commencing prior to the date of the Refinancing Transactions, pro forma effect shall be given to the Refinancing Transactions and the financing thereof as if the same had occurred at the beginning of such period.


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

      "Fixed Charges" means, with respect to any person for any period, the sum of (a) consolidated interest expense of such person for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, non-cash interest payments and the interest component of any payments associated with Capital Lease Obligations but excluding amortization of deferred financing fees), plus (b) the interest expense of any other person for such period with respect to Indebtedness that is guaranteed by the referent person, plus (c) the product of (i) all cash dividend payments (and non-cash dividend payments in the case of a person that is a Subsidiary) on any series of preferred stock of such person, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such person, expressed as a decimal, plus (d) one-third of all operating lease payments of such person paid or accrued during such period, in each case, on a consolidated basis and in accordance with GAAP, plus (e) the amount of Accounts Receivable Discount attributable to sales of accounts receivable by such person and its Subsidiaries to the Accounts Receivable Subsidiary during such period.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect on the date of the SFC Note indentures.

      "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

      "Hedging Obligations" means, with respect to any person, the obligations of such person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such person against fluctuations in interest rates.

      "Indebtedness" means, with respect to any person, the principal amount of any indebtedness of such person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the guarantee of items that would be included within this definition.

      "Investments" means, with respect to any person, all investments by such person in other persons (including Affiliates) in the forms of loans (including guarantees), advances


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or capital contributions (excluding commission, travel, relocation and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

      "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in New York City or at a place of payment are authorized by law or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

      "Material Acquisition" means any material acquisition of a business, Capital Stock, property or assets or any other material transaction as a result of which a person becomes a Subsidiary of Specialty Foods. For the purposes of this definition, an acquisition or other transaction shall be deemed "material" if it has an aggregate value of $5 million or more.

      "Net Income" means, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any sale of assets Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

      "Non-Recourse Indebtedness" of any person means Indebtedness of such person that

      (i) is not guaranteed by any other person (except a Wholly Owned Subsidiary of the referent person),

      (ii) is not recourse to and does not obligate any other person (except a Wholly Owned Subsidiary of the referent person) in any way,

      (iii) does not subject any property or assets of any other person (except a Wholly Owned Subsidiary of the referent person), directly or indirectly, contingently or otherwise, to the satisfaction thereof, and


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      (iv)  is not required by GAAP to be reflected on the financial statements of any other person (other than a Subsidiary of the referent person) prepared in accordance with GAAP.

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness. With respect to the SFC Subordinated Notes, "Obligations" shall include, without limitation, liabilities in respect of any indemnity, any reimbursement, compensation or contribution obligations, any liquidated damage provision (including Liquidated Damages), any breach of representation or warranty or any rights of redemption or rescission under the SFC Subordinated Note indenture, the Purchase Agreements, the Registration Rights Agreement or by law or otherwise (other than amounts payable to the SFC Subordinated Note trustee pursuant to the provisions of the SFC Subordinated Note indenture with respect to compensation and indemnification of the SFC Subordinated Note trustee).

      "Paying Agent" means United States Trust Company of New York.

      "Permitted Investments" means

      (a) any Investments in Specialty Foods or in an 85% Owned Subsidiary of Specialty Foods that is engaged in the same or a similar or related line of business as Specialty Foods or any of its Subsidiaries were engaged in on the date of the SFC Note indentures;

      (b)   any Investments in Cash Equivalents;

      (c) Investments by Specialty Foods or any Subsidiary of Specialty Foods in a person that is engaged in the same or a similar or related line of business as Specialty Foods or any of its Subsidiaries were engaged in on the date of the SFC Note indentures, if as a result of such Investment (i) such person becomes an 85% Owned Subsidiary of Specialty Foods or (ii) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Specialty Foods or an 85% Owned Subsidiary of Specialty Foods;

      (d) Investments in agricultural commodities futures, options and other hedging obligations in the ordinary course of business; and

      (e) Investments in any Person other than Specialty Foods Acquisition Corp. or a Subsidiary of Specialty Foods Acquisition Corp. that is not also a Subsidiary of Specialty Foods (in addition to Investments permitted by the foregoing clauses (a) through (d)) that, in the aggregate, do not exceed $25 million at any one time outstanding.


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

      "Permitted Liens" means

      (a) Liens on the Capital Stock of the First Tier Subsidiaries and the Accounts Receivable Subsidiary and other assets of Specialty Foods, if any, securing Senior Term Debt;

      (b)   Liens securing the Senior Revolving Debt;

      (c)   Liens in favor of Specialty Foods and its Wholly Owned Subsidiaries;

      (d) Liens on property of a person existing at the time such person is merged into or consolidated with Specialty Foods or any Subsidiary of Specialty Foods; provided, that such Liens were in existence prior to the contemplation of such merger or consolidation;

      (e) Liens on property existing at the time of acquisition thereof by Specialty Foods or any Subsidiary of Specialty Foods; provided, that such Liens were in existence prior to the contemplation of such acquisition;

      (f) Liens existing on the date of the SFC Note indentures and renewals, extensions and replacements thereof; provided, that such renewals, extensions or renewals shall not apply to any property or assets not previously subject to such Liens or increase the principal amount of Obligations secured thereby;

      (g) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently pursued; provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

      (h) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlords' or other like Liens arising in the ordinary course of business;

      (i) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

      (j) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

      (k) easements, rights-of-way, encroachments and other survey defects, restrictions and other similar encumbrances and title defects which, in the aggregate, do not in any case materially detract from the value of the


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

            property subject thereto or materially interfere with the ordinary conduct of the business of Specialty Foods and its Subsidiaries;

      (l) any Lien arising pursuant to any order of attachment, distraint or other legal process arising in connection with court or arbitration proceedings so long as the execution or other enforcement thereof is effectively stayed, the claims secured thereby are being contested in good faith by appropriate proceedings, adequate reserves have been established with respect to such claims in accordance with GAAP and no Default or Event of Default would result thereby;

      (m) licenses for the use of intellectual property rights or like intangible assets; and

      (n) Liens incurred in the ordinary course of business of Specialty Foods or any Subsidiary of Specialty Foods with respect to obligations that do not exceed $5 million at any one time outstanding and that are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit).

      "Principals" means Haas Wheat & Partners Incorporated, Acadia Partners, L.P. and Keystone, Inc.

      "Receivables Trust" means a trust organized solely for the purpose of securitizing the accounts receivable held by the Accounts Receivable Subsidiary that

      (a) shall not engage in any business other than (i) the purchase of accounts receivable or participation interests therein from the Accounts Receivable Subsidiary and the servicing thereof, (ii) the issuance of and distribution of payments with respect to the securities permitted to be issued under clause (b) below and (iii) other activities incidental to the foregoing,

      (b) shall not at any time incur Indebtedness or issue any securities, except (i) certificates representing undivided interests in the Trust issued to the Accounts Receivable Subsidiary and (ii) debt securities issued in an arm's length transaction for consideration solely in the form of cash and Cash Equivalents, all of which (net of any issuance fees and expenses) shall promptly be paid to the Accounts Receivable Subsidiary, and

      (c) shall distribute to the Accounts Receivable Subsidiary as a distribution on the Accounts Receivable Subsidiary's beneficial interest in the Receivables Trust no less frequently that once every six months all available cash and Cash Equivalents held by it, to the extent not required for reasonable operating expenses or reserves therefor or to service any securities issued pursuant to clause (b) above that are not held by the Accounts Receivable Subsidiary.


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

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "Revolving Credit Agreement" means that certain Amended and Restated Revolving Credit Agreement, dated as of July 17, 1995 by and among certain Subsidiaries of Specialty Foods, Chemical Bank and the other lenders party thereto, providing for up to $125 million in aggregate principal amount of revolving loans and letters of credit, together with any replacement or additional loan agreement or agreements, and including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, supplemented, extended, modified, renewed, refunded, replaced or refinanced from time to time, whether or not with the same lenders.

      "Senior Revolving Debt" means all Obligations from time to time outstanding under the Revolving Credit Agreement.

      "Senior Term Debt" means all Obligations from time to time outstanding under the Term Loan Agreement.

      "Significant Subsidiary" means any Subsidiary which would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulations S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such Regulation is in effect on the date of the SFC Note indentures.

      "Specified Party" with respect to any Principal means (A) any controlling stockholder or partner, a direct or indirect 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal, (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A) or the succeeding Clause (D) or (E), (C) any partner or stockholder of any Principal as of the date of the SFC Note indentures who acquires any assets or voting stock of Specialty Foods or Specialty Foods Acquisition Corp. pursuant to a general distribution by such Principal to each of its partners or stockholders, (D) any officer or director of any principal as of the date of the SFC Note indentures or (E) co-investment entities established by any Principal within 90 days of the date of the SFC Note indentures and controlled by such principal, any affiliated party (including any officer or director) of such Principal or of the general partner of such Principal (or of the general partner of any general partner of such Principal) or any combination of the foregoing; provided, however, that (x) each of Douglas D. Wheat, Mark W. Stephens, Thomas L. Harrison and HWP Specialty Partners, L.P. shall be deemed a Specified Party of Haas Wheat & Partners Incorporated and (y) any officer or director of Oak Hill Partners, Inc. as of the date of the SFC Note indentures shall be deemed a Specified Party of Acadia Partners, L.P. and Keystone, Inc.


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

      "Subsidiary" of any person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof; provided, however, that the Accounts Receivable Subsidiary and its Subsidiaries shall not be deemed Subsidiaries of Specialty Foods or of any of its other Subsidiaries.

      "Tax Sharing Agreement" means that certain tax sharing agreement, dated as of the date of the SFC Note indentures, by and between Specialty Foods and Specialty Foods Acquisition Corp., as in effect on the date of the SFC Note indentures.

      "Term Loan Agreement" means that certain Term Loan Agreement, dated as of July 17, 1995, by and among Specialty Foods, Chemical Bank and the other lenders party thereto, providing for $175 million in aggregate principal amount of term loans, together with any replacement or additional credit agreement or agreements, and including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, supplemented, extended, modified, renewed, refunded, replaced or refinanced from time to time, whether or not with the same lenders.

      "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Weighted Average Life to Maturity of the applicable SFC Notes; provided, that if the Weighted Average Life to Maturity of such SFC Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Weighted Average Life to Maturity of such SFC Notes is less than one year, the weekly average yield on actually traded United States securities adjusted to a constant maturity of one year shall be used.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other scheduled required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

      "Wholly Owned Subsidiary" of any person means a Subsidiary of such person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such person or by one or more Wholly Owned Subsidiaries of such person or by such person and one or more Wholly Owned Subsidiaries of such person.

      "Yield Protection Amount" means, with respect to the SFC Notes, the greater of (i) 1.0% of the principal amount of the applicable SFC Notes to be redeemed and (ii) the excess, expressed as a percentage of the total principal amount of the applicable SFC Notes outstanding on the date of determination and applied to the principal amount of such Notes to be redeemed, of (A) the present value of all remaining required interest and principal payments due on all such Notes outstanding on the date of determination through the final stated maturity of all such Notes, computed using a discount rate equal to the Treasury Rate plus the Applicable Spread, over (B) the principal amount of all such Notes outstanding on the date of determination.

                              PLAN OF DISTRIBUTION

      Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offers in exchange for initial notes acquired by it as a result of market-making or other trading activities may be deemed to be an underwriter within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales, offers to resell or other transfers of the exchange notes received by it in the exchange offers. Accordingly, each such broker-dealer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of these exchange notes. The letter of transmittal states that by acknowledging that it will delver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where these initial notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the consummation of the exchange offers, and ending on the close of business 180 days after the completion of the exchange offers, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale.

      We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter markets, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to these prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of these exchange notes may be deemed to be an underwriter within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.


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

                 UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      In the opinion of our counsel, Paul, Weiss, Rifkind, Wharton & Garrison, the following discussion is an accurate general description of certain of the material anticipated United States Federal income tax consequences of the acquisition, ownership, and disposition of exchange notes by U.S. holders (as defined below). This summary is based upon current laws, regulations, rulings, and judicial decisions all of which are subject to change, possibly retroactively. This summary deals only with holders that hold SFC Notes or initial notes and will hold exchange notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and does not address tax considerations applicable to investors that may be subject to special tax rules such as banks, insurance companies, tax-exempt organizations, persons that will hold notes as part of an integrated investment (including a "straddle") comprised of exchange notes and one or more other positions, dealers in securities or holders of, initial notes and/or exchange notes that are not U.S. holders (as defined below). In addition, this discussion does not consider the effect of any state, local, foreign, estate, gift or other tax laws. Investors considering acquiring exchange notes pursuant to the exchange offer should consult their own tax advisors with respect to the application of the Federal income tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

      As used in this prospectus, the term U.S. holder means a beneficial owner of notes that is, for United States Federal income tax purposes, (1) a citizen or resident of the United States, (2) a domestic corporation or other entity taxable as a corporation, (3) an estate the income of which is subject to United States Federal income taxation regardless of its source, (4) a trust if (A) a United States court is able to exercise supervision over the administration of the trust and (B) one or more United States persons have authority to control all substantial decisions of the trust, or (5) otherwise subject to United States Federal income taxation with respect to its worldwide income on a net income basis.

The Treatment of Holders of Private Exchange Notes

      Taxation of Holders of Private Exchange Notes on the Exchange

      In the opinion of our counsel, Paul, Weiss, Rifkind, Wharton & Garrison, the exchange of an outstanding private exchange note for an exchange note will not be a taxable event to a holder of our private exchange note, and a holder will not recognize any taxable gain or loss as a result of such an exchange. Accordingly, a holder will have the same adjusted basis and holding period in an exchange note that was received in exchange for our private exchange note as it had in our outstanding private exchange note immediately before such exchange. Further, the tax consequences of ownership and disposition of such an exchange note will be the same as the tax consequences of ownership and disposition of our outstanding private exchange note.


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

      The Treatment of Exchange Notes Received in Exchange for Private Exchange Notes

             Payments of Stated Interest and Original Issue Discount

      A holder of an 11 1/4% Senior Note, a 12 1/8% Senior Note, or a Subordinated Note that is received in exchange for our private exchange note will be required (absent an election described below to treat all interest on the note as original issue discount) to report as income for U.S. Federal income tax purposes the portion of the stated interest on such exchange note that is "qualified stated interest" in accordance with the holder's method of accounting for tax purposes. Qualified stated interest on a note is the stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate.

      Such exchange notes that are received in exchange for our private exchange notes will have original issue discount for Federal income tax purposes. Consequently, holders of such exchange notes will be required to include original issue discount in ordinary income over the period that they hold such notes on the basis of a constant yield method.

      Because such exchange notes are treated for Federal income tax purposes as the same as our private exchange notes, the amount of original issue discount on such an exchange note will be calculated as if the exchange note and the private exchange note were a single note that was issued at the time such private exchange note was issued, for an issue price equal to the issue price of the private exchange note, and any accrued original issue discount on the private exchange note at the time of the exchange will carry over and be treated as accrued original issue discount on the exchange note. The issue price of each of our private exchange notes is its stated principal amount less the amount allocated to any 11% Debentures received in exchange for such private exchange note and such 11% Debentures pursuant to the "investment unit" rules. Pursuant to these rules, when a note is issued together with certain property, the issue price of the note should be allocated to each of the note and property in proportion to their relative fair market values.

      Except as set forth below under "--Acquisition Premium" and "--Bond Premium," the amount of original issue discount on such an exchange note will be equal to the excess of (i) the sum of the principal amount due at maturity plus the amount of certain additional payments set forth below over (ii) the issue price of such exchange note. Any amount of original issue discount included in income will increase a holder's adjusted tax basis in such exchange notes, and any payments (other than payments of qualified stated interest), including additional payments described below, will decrease a holder's adjusted tax basis in such exchange notes. Such payments will not be subject to Federal income tax.

            The additional payments described in the preceding paragraph are as follows: (i) in the case of holders of 11 1/4% Senior Notes or 12 1/8% Senior Notes, the amount of additional interest on SFC 10 1/4% Senior Notes or 11 1/8% Senior Notes accepted for exchange for our private exchange notes, commencing April 1, 1999, and any other payments to be made on the 11 1/4% Senior Notes or 12 1/8% Senior Notes other than qualified stated interest; and (ii) in the case of holders of Subordinated Notes, the amount the Non-Redemption Premium, the amount of interest on a Subordinated Note payable in cash or in PIK Subordinated Notes, the amount of additional interest on the SFC Subordinated Notes accepted for exchange for our private exchange notes at the rate of 2% per annum, commencing April 1, 1999, payable in cash or in PIK Subordinated Notes, and any other payments to be made on the Subordinated Notes other than qualified stated interest. The amount of such interest actually paid in additional PIK Subordinated Notes will be taken into account as set forth below under "Issuance of PIK Subordinated Notes as Additional Interest on SFC Subordinated Notes and Exercise of Election to Issue PIK Subordinated Notes on the Subordinated Notes."

            Election to Treat All Interest as Original Issue Discount

      A holder of an exchange note, subject to certain limitations, may elect to include in gross income for Federal income tax purposes all interest that accrues on such note by using the constant yield method described above. For purposes of the election, interest includes all stated and unstated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium (as discussed below). In applying the constant yield method to a note with respect to which an election is made, the issue price of the note will equal the electing holder's adjusted basis in the note immediately after its acquisition, the issue date of the note will be the date of its acquisition, and no payments on the note will be treated as payments of qualified stated interest. This election is generally applicable only to the note with respect to which it is made and may not be revoked without the consent of the Internal Revenue Service. Such an election, if made in respect of a market discount bond, will constitute an election to include market discount in income currently on all market discount bonds held by such holder during or after the taxable year in which the note is acquired. See the discussion below under "--Market Discount." If the election is made with respect to a note with amortizable bond premium, the holder will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium held by the electing holder during or after the taxable year in which the note is acquired. See the discussion below under "--Bond Premium."

            Issuance of PIK Subordinated Notes as Additional Interest on SFC Subordinated Notes and Exercise of Election to Issue PIK Subordinated Notes on the Subordinated Notes

      In the case of holders who receive PIK Subordinated Notes in lieu of certain interest on any SFC Subordinated Notes previously held by such holder and in the event that the Issuer elects to issue PIK Subordinated Notes in respect of paying cash interest to holders of Subordinated Notes, such issuance of PIK Subordinated Notes will not be treated, for United States Federal income tax purposes, as a payment of interest, and the Subordinated Notes will be deemed to be "reissued" solely for purposes for computing the amount of original issue discount includible in income during the then remaining term of the Subordinated Notes. Under these rules, the Subordinated Notes will be deemed to be reissued at their then adjusted issue price, and the amount of original issue discount includible in ordinary income over the remaining term of the exchange notes, determined on the basis of a constant yield method, will equal the excess of the (i) the sum of the principal amount due at maturity of the Subordinated Notes and PIK Subordinated Notes


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

issued in lieu of cash payments, plus all remaining cash payments of stated interest and the amount of the Non-Redemption Payment on the Subordinated Notes and PIK Subordinated Notes over (ii) the adjusted issue price of the Subordinated Notes.

            Applicable High Yield Debt Obligations

      The exchange notes that are received in exchange for our private exchange notes will constitute "applicable high yield debt obligations" ("AHYDOs") for Federal income tax purposes if their yield to maturity is equal to or greater than the sum of the applicable Federal rate (the "AFR") plus five percentage points. If the exchange notes are AHYDOs, the Issuer will not be entitled to deduct original issue discount that accrues with respect to such notes until amounts attributed to such original issue discount are paid in cash. In addition, to the extent the yield to maturity of such notes exceeds the sum of the AFR plus six percentage points, the Issuer will not be entitled to claim a deduction for interest expense, for Federal income tax purposes, that is attributable to such excess yield.

            Market Discount

      The market discount rules generally provide that if a holder of an exchange note that is received in exchange for our private exchange note purchased the note, subsequent to the original offering, for an amount that is less than the "revised issue price" (the sum of the issue price of the exchange note and the aggregate amount of original interest discount includible in the gross income of all holders for periods before the acquisition of the exchange note by such holder, which probably should be reduced by, although it is not expressly stated in the Code, the amount of all payments previously received on the exchange note) of the exchange note, the amount of the difference will be treated as "market discount" for Federal income tax purposes, unless such difference is less than a specified de minimis amount. Such a holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a exchange note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such exchange note at the time of such payment or disposition. In addition, the holder may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such exchange note.

      Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the exchange note, unless the holder elects to accrue on a constant interest method. A holder of an exchange note may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.


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

            Acquisition Premium

      The acquisition premium rules generally provide that if a holder of an exchange note that is received in exchane for our private exchange note purchased the note, subsequent to the original offering, for an amount that is greater than the "adjusted issue price" (the sum of the issue price of the exchange note and the aggregate amount of original interest discount includible in the gross income of all holders for periods before the acquisition of the exchange note by such holder, reduced by the amount (other than qualified stated interest) of all payments previously received on the exchange note) of the exchange note, the amount of such excess will be treated as "acquisition premium" for Federal income tax purposes, and the amount of original issue discount that the holder includes in gross income is reduced to reflect such acquisition premium. Acquisition premium is allocated on a pro rata basis to each accrual of original issue discount reducing original issue discount by a constant fraction, the numerator of which is the excess of the adjusted basis of the exchange note over its adjusted issue price, and the denominator of which is the excess of the sum of all amounts (other than qualified stated interest) payable on the exchange note after the purchase date over its adjusted issue price. Alternatively, a holder may elect to amortize acquisition premium on a constant yield basis, treating the holder's basis in the exchange note as the exchange note's issue price.

            Bond Premium

      If a subsequent holder's tax basis in a exchange note that is received in exchange for our private exchange note exceeds the sum of all amounts (other than qualified stated interest) payable on such note after the acquisition date, such excess would be treated as "amortizable bond premium." The Holder may elect to amortize such excess over the period from the acquisition date of the note to the maturity date. Amortizable bond premium allocable to a period may be offset against qualified stated interest on the related security to the extent such qualified stated interest for the period exceeds the holder's yield for the period (the yield being the discount rate that, when used in computing the present value of all remaining payments to be made (including qualified stated interest) produces an amount equal to the holder's basis in the note. Additional amortizable premium for a period may be treated as a bond premium deduction to the extent that the holder's total interest inclusions on the note in prior periods exceed the total amount treated by the holder as a bond premium deduction on the note in prior periods. Any excess over such total interest inclusions is carried forward to the next accrual period. A holder that elects to amortize bond premium must reduce its adjusted basis in the note by the amount of allowable amortization. An election to amortize bond premium applies to the amortizable bond premium on all taxable bonds held during or after the holder's taxable year for which the election is made and may be revoked only with the consent of the Internal Revenue Service.

            Sale, Exchange or Retirement of Exchange Notes Received in Exchange for Outstanding SFC Notes

      If an exchange note that is received in exchange for our private exchange note is redeemed, sold or otherwise disposed of, a holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other disposition of such exchange note (to the extent such amount does not represent accrued but unpaid interest) and such adjusted holder's adjusted tax basis in such note. Except as set forth in the discussion of market discount set forth above, such gain or loss will be capital gain or loss and will be long-term if the holder has held the exchange note for more than one year at the time of the disposition. The deductibility of capital losses is subject to limitations.

            Reporting Requirements

      The Issuer will provide annual information statements to holders of exchange notes that are received in exchange for our private exchange notes and to the Internal Revenue Service setting forth the amount of original issue discount determined to be attributable to each of the exchange notes for that year.

The Treatment of Holders of SFC Notes

      Taxation of Holders of SFC Notes on the Exchange

      In the opinion of our counsel, Paul, Weiss, Rifkind, Wharton & Garrison, the exchange of an outstanding SFC Note for an exchange note should be a taxable event to a holder of an outstanding SFC Note. Tendering holders should recognize gain or loss equal to the difference between (i) the issue price of any exchange notes received in the exchange offer and (ii) such holder's adjusted tax basis in its SFC Notes exchanged therefor. Because the SFC Notes are not, and the exchange notes will not be, traded on an established securities market, the issue price of an exchange note that is received in exchange for an SFC Note will be its stated principal amount. A holder's adjusted tax basis in its SFC Notes will generally be equal to the amount paid for the SFC Notes and, in the case of a holder that purchased such SFC Notes after their original issuance at a discount to their initial issue price, market discount which such holder may have elected to include in income and reduced by, in the case of a holder that purchased the SFC Notes after their original issuance at a premium, any such acquisition premium which the holder may have elected to deduct from income. The gain or loss recognized on such an exchange, if any, will be capital gain or loss, except to the extent that such gain is attributable to accrued market discount that the holder has not elected to include in income. The portion representing capital gain or loss will be long-term capital gain or loss if such SFC Note was held for more than one year. The deductibility of capital losses is subject to limitation. A holder's initial tax basis in an exchange note that was received in exchange for an SFC Note will be equal to the stated principal amount of such exchange note.

      The Treatment of the 11 1/4% Senior Notes and the 12 1/8% Senior Notes Received in Exchange for Outstanding SFC Notes

            Payments of Interest

      Interest payable on an 11 1/4% Senior Note that is received in exchange for an outstanding SFC Note or a 12 1/8% Senior Note that is received in exchange for an outstanding SFC Note will be includible in the income of a holder in accordance with such holder's regular method of accounting.

            Market Discount

      The market discount rules generally provide that if a subsequent holder of such 11 1/4% Senior Note or such 12 1/8% Senior Note purchases the note for an amount that is less than its stated principal amount, the amount of the difference will be treated as "market discount" for Federal income tax purposes, unless such difference is less than a specified de minimis amount. Such a holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, an 11 1/4% Senior Note or a 12 1/8% Senior Note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such 11 1/4% Senior Note or 12 1/8% Senior Note at the time of such payment or disposition. In addition, the holder may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such 11 1/4% Senior Note or 12 1/8% Senior Note.

      Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of an 11 1/4% Senior Note or a 12 1/8% Senior Note, unless the holder elects to accrue on a constant interest method. A holder of an 11 1/4% Senior Note or a 12 1/8% Senior Note may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

            Bond Premium

      If a subsequent holder's tax basis in such 11 1/4% Senior Note or 12 1/8% Senior Note exceeds its stated principal amount, such excess would be treated as "amortizable bond premium." The Holder may elect to amortize such excess over the period from the acquisition date of the note to the maturity date. Amortizable bond premium allocable to a period may be offset against qualified stated interest on the related security to the extent such qualified stated interest for the period exceeds the holder's yield for the period (the yield being the discount rate that, when used in computing the present value of all remaining payments to be made (including qualified stated interest) produces an amount equal to the holder's basis in the note. Additional amortizable premium for a period may be treated as a bond premium deduction to the extent that the holder's total interest inclusions on the note in prior periods exceed the total amount treated by the holder as a bond premium deduction on the note in prior periods. Any excess over such total interest inclusions is carried forward to the next accrual period. A holder that elects to amortize bond premium must reduce its adjusted basis in the note by the amount of allowable amortization. An election to amortize bond premium applies to the amortizable bond premium on all taxable bonds held during or after the holder's taxable year for which the election is made and may be revoked only with the consent of the Internal Revenue Service.

            Sale, Exchange or Retirement of New 11 1/4% Senior Notes or New 12 1/8% Senior Notes

      If an 11 1/4% Senior Note that is received in exchange for an outstanding SFC Note or a 12 1/8% Senior Note that is received in exchange for an outstanding SFC Note is redeemed, sold or otherwise disposed of, a holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other disposition of such 11 1/4% Senior Note or 12 1/8% Senior Note (to the extent such amount does not represent accrued but unpaid interest) and such holder's adjusted tax basis in such note. Except as set forth in the discussion of market discount set forth above, such gain or loss will be capital gain or loss and will be long-term if the holder has held the exchange note for more than one year at the time of the disposition. The deductibility of capital losses is subject to limitations.

      The Treatment of the Subordinated Notes Received in Exchange for Outstanding SFC Notes

            Payments of Stated Interest and Original Issue Discount

      A holder of a Subordinated Note that is received in exchange for an outstanding SFC Note will be required (absent an election described below to treat all interest on the note as original issue discount) to report as income for U.S. Federal income tax purposes the portion of the stated interest on the note that is "qualified stated interest" in accordance with the holder's method of accounting for tax purposes. Qualified stated interest on a note is the stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate.

      Such Subordinated Notes will have original issue discount for Federal income tax purposes. Consequently, holders of such Subordinated Notes will be required to include original issue discount in ordinary income over the period that they hold such notes on the basis of a constant yield method.

      Except as set forth below under "--Acquisition Premium" and "--Bond Premium," the amount of original issue discount on such a Subordinated Note will be equal to the excess of (i) the sum of the principal amount due at maturity plus the amount of the Non-Redemption Premium, the amount of the interest on a Subordinated Note payable in cash or in PIK Subordinated Notes, and any other payments to be made on the note other than qualified stated interest over (ii) the issue price of such Subordinated Note. The amount of such interest actually paid in additional PIK Subordinated Notes will be taken into account as set forth below under "Exercise of Election to Issue PIK Subordinated Notes on the Subordinated Notes."

      Any amount of original issue discount included in income will increase a holder's adjusted tax basis in such notes, and any payments (other than payments of qualified stated interest) will decrease a holder's adjusted tax basis in such notes. Such payments will not be subject to Federal income tax.

            Election to Treat All Interest as Original Issue Discount.

      A holder of such a Subordinated Note, subject to certain limitations, may elect to include in gross income for Federal income tax purposes all interest that accrues on such note by using the constant yield method described above. For purposes of the election, interest includes all stated and unstated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium (as discussed below). In applying the constant yield method to a note with respect to which an election is made, the issue price of the note will equal the electing holder's adjusted basis in the note immediately after its acquisition, the issue date of the note will be the date of its acquisition, and no payments on the note will be treated as payments of qualified stated interest. This election is generally applicable only to the note with respect to which it is made and may not be revoked without the consent of the Internal Revenue Service. Such an election, if made in respect of a market discount bond, will constitute an election to include market discount in income currently on all market discount bonds held by such holder during or after the taxable year in which the note is acquired. See the discussion below under "--Market Discount." If the election is made with respect to a note with amortizable bond premium, the holder will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium held by the electing holder during or after the taxable year in which the note is acquired. See the discussion below under "--Bond Premium."

            Exercise of Election to Issue PIK Subordinated Notes on the Subordinated Notes

      In the event that the Issuer elects to issue PIK Subordinated Notes in respect of paying cash interest to holders of such Subordinated Notes, such issuance of PIK Subordinated Notes will not be treated, for United States Federal income tax purposes, as a payment of interest, and the Subordinated Notes will be deemed to be "reissued" solely for purposes for computing the amount of original issue discount includible in income during the then remaining term of the Subordinated Notes. Under these rules, the Subordinated Notes will be deemed to be reissued at their then adjusted issue price, and the amount of original issue discount includible in ordinary income over the remaining term of the exchange notes, determined on the basis of a constant yield method, will equal the excess of the (i) the sum of the principal amount due at maturity of the Subordinated Notes and PIK Subordinated Notes issued in lieu of cash payments, plus all remaining cash payments of stated interest and the amount of the Non-Redemption Payment on the Subordinated Notes and PIK Subordinated Notes over (ii) the adjusted issue price of the Subordinated Notes.

            Applicable High Yield Debt Obligations

      The Subordinated Notes will constitute "applicable high yield debt obligations" ("AHYDOs") for Federal income tax purposes if their yield to maturity is equal to or greater than the sum of the applicable Federal rate (the "AFR") plus five percentage points. If the Subordinated notes are AHYDOs, the Issuer will not be entitled to deduct original issue discount that accrues with respect to such notes until amounts attributed to such original issue discount are paid in cash. In addition, to the extent the yield to maturity of such notes exceeds the sum of the AFR plus six percentage points, the Issuer will not be entitled to claim a deduction for interest expense, for Federal income tax purposes, that is attributable to such excess yield.

            Market Discount

      The market discount rules generally provide that if a holder of a Subordinated Note purchased the note, subsequent to the original offering, for an amount that is less than the "revised issue price" (the sum of the issue price of the Subordinated Note and the aggregate amount of original interest discount includible in the gross income of all holders for periods before the acquisition of the Subordinated Note by such holder, which probably should be reduced by, although it is not expressly stated in the Code, the amount of all payments previously received on the Subordinated Note) of the Subordinated Note, the amount of the difference will be treated as "market discount" for Federal income tax purposes, unless such difference is less than a specified de minimis amount. Such a holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Subordinated Note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Subordinated Note at the time of such payment or disposition. In addition, the holder may be required to defer, until the maturity of the exchange note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Subordinated Note.

      Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Subordinated Note, unless the holder elects to accrue on a constant interest method. A holder of a Subordinated Note may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

            Acquisition Premium

      The acquisition premium rules generally provide that if a holder of a Subordinated Note purchased the note, subsequent to the original offering, for an amount that is greater than the "adjusted issue price" (the sum of the issue price of the exchange note and the aggregate amount of original interest discount includible in the gross income of all holders for periods before the acquisition of the exchange note by such holder, reduced by the amount (other than qualified stated interest) of all payments previously received on the Subordinated Note) of the Subordinated Note, the amount of such excess will be treated as "acquisition premium" for Federal income tax purposes, and the amount of original issue discount that the holder includes in gross income is reduced to reflect such acquisition premium. Acquisition premium is allocated on a pro rata basis to each accrual of original issue discount reducing original issue discount by a constant fraction, the numerator of which is the excess of the adjusted basis of the Subordinated Note over its adjusted issue price, and the denominator of which is the excess of the sum of all amounts (other than qualified stated interest) payable on the Subordinated Note after the purchase date over its adjusted issue price. Alternatively, a holder may elect to amortize acquisition premium on a constant yield basis, treating the holder's basis in the Subordinated Note as the Subordinated Note's issue price.

            Bond Premium

      If a subsequent holder's tax basis in a Subordinated Note exceeds the sum of all amounts (other than qualified stated interest) payable on such note after the acquisition date, such excess would be treated as "amortizable bond premium." The Holder may elect to amortize such excess over the period from the acquisition date of the note to the maturity date. Amortizable bond premium allocable to a period may be offset against qualified stated interest on the related security to the extent such qualified stated interest for the period exceeds the holder's yield for the period (the yield being the discount rate that, when used in computing the present value of all remaining payments to be made (including qualified stated interest) produces an amount equal to the holder's basis in the note. Additional amortizable premium for a period may be treated as a bond premium deduction to the extent that the holder's total interest inclusions on the note in prior periods exceed the total amount treated by the holder as a bond premium deduction on the note in prior periods. Any excess over such total interest inclusions is carried forward to the next accrual period. A holder that elects to amortize bond premium must reduce its adjusted basis in the note by the amount of allowable amortization. An election to amortize bond premium applies to the amortizable bond premium on all taxable bonds held during or after the holder's taxable year for which the election is made and may be revoked only with the consent of the Internal Revenue Service.

            Sale, Exchange or Retirement of Subordinated Notes

      If a Subordinated Note that is received in exchange for an outstanding SFC Notes is redeemed, sold or otherwise disposed of, a holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other disposition of such Subordinated Note (to the extent such amount does not represent accrued but unpaid interest) and such holder's tax basis in such note. Except as set forth in the discussion of market discount set forth above, such gain or loss will be capital gain or loss and will be long-term if the holder has held the exchange note for more than one year at the time of the disposition. The deductibility of capital losses is subject to limitations.

            Reporting Requirements

      The Issuer will provide annual information statements to holders of Subordinated Notes that are received in exchange for outstanding SFC Notes and to the Internal Revenue Service setting forth the amount of original issue discount determined to be attributable to each of the Subordinated Notes for that year.

Information Reporting and Backup Withholding Tax

      In general, information reporting requirements will apply to payments of principal, premium, if any, and interest (including original issue discount) on an exchange note and payment of the proceeds of the sale of an exchange note to certain non-corporate, not otherwise exempt holders, and a 31% backup withholding tax may apply to such payments if the holder (i) fails to furnish or certify its correct taxpayer identification number to the payor in the manner required, (ii) is notified by the Internal Revenue Service that it has failed to report payments of interest and dividends properly, or (iii) under certain circumstances, fails to certify that it has not been notified by the Internal Revenue Service that it is subject to backup withholding for failure to report interest and dividend payments. Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a credit against such holder's United States Federal income tax liability and may entitle the holder to a refund.

      THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF EXCHANGE NOTES IN LIGHT OF HIS PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. EACH HOLDER OF EXCHANGE NOTES SHOULD CONSULT HIS OWN ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF EXCHANGE NOTES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, OR SUBSEQUENT VERSIONS THEREOF.

                                  LEGAL MATTERS

      The validity of the exchange notes will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York.

                                     EXPERTS

      The financial statements of Specialty Foods Corporation and subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, have been included in this prospectus and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

                   WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

      We are not currently subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934. However, we will be subject to those requirements upon the completion of the exchange offers. In addition, the indentures require that we file reports under the Securities Exchange Act of 1934 with the Securities and Exchange Commission and provide those reports to the trustee and holders of the notes. You can inspect and copy at prescribed rates the reports and other information that we file with the Securities and Exchange Commission at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and also at the regional offices of the Securities and Exchange Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and the Citicorp Center at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain information on the operation of the public reference facilities by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an internet web site at http://www.sec.gov that contains reports, proxy and information statements and other information. You can also obtain copies of such materials from us upon request.

      We have filed a registration statement on Form S-4 with the Securities and Exchange Commission covering the exchange notes, and this prospectus is part of our registration statement. For further information on us and the exchange notes, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

      We have agreed that, whether or not we are required to do so by the rules and regulations of the Securities and Exchange Commission, for so long as any of the exchange notes remain outstanding, we will furnish you as a holder of the exchange notes and will, if permitted, file with the Securities and Exchange Commission (1) all quarterly and annual financial information that would be required to be contained in a filing with the Securities and Exchange Commission on Forms 10-Q and 10-K if we were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by our certified independent accountants, and (2) all reports that would be required to be filed with the Securities and Exchange Commission on Form 8-K if we were required to file such reports. In addition, for so long as any of the exchange notes remain outstanding, we have agreed to make available to any prospective purchaser of the exchange notes or beneficial owner of the notes in connection with any sale of these notes the information required by Rule 144 under the Securities Act.

                         INDEX TO FINANCIAL INFORMATION

                                                                          Page
                                                                          ----

Annual Information

Independent Auditors' Report..............................................F-2
Consolidated Balance Sheets -
  December 31, 1998 and 1997..............................................F-3
Consolidated Statements of Operations
  Years ended December 31, 1998, 1997, and 1996...........................F-4
Consolidated Statements of Changes in Stockholders' Equity
  Years ended December 31, 1998, 1997, and 1996...........................F-5
Consolidated Statements of Cash Flows -
  Years ended December 31, 1998, 1997, and 1996...........................F-6
Notes to Financial Statements.............................................F-7

Interim Information

Condensed Consolidated Balance Sheets as of March 31, 1999 and
  December 31, 1998......................................................F-25
Condensed Consolidated Statements of Operations for the three months ended March 31, 1999 and 1998...................................F-26
Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 1999 and 1998..........................................F-27
Notes to Financial Statements............................................F-28

All other financial statement schedules are omitted as not applicable or because the required information is presented in the consolidated financial statements or related notes.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Specialty Foods Corporation:

We have audited the accompanying consolidated balance sheets of Specialty Foods Corporation and Subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Specialty Foods Corporation and Subsidiaries as of December 31, 1998 and 1997 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998 in conformity with generally accepted accounting principles.

                                                        KPMG LLP

Chicago, Illinois
March 19, 1999

                  SPECIALTY FOODS CORPORATION AND SUBSIDIARIES

                           Consolidated Balance Sheets

                                 (In thousands)

                                                                     December 31,
                                                               ----------------------
                                                                  1998         1997
                                                               ---------    ---------
                                Assets
Current assets:
      Cash and cash equivalents                                $   5,880    $ 234,266
      Accounts receivable, net                                    19,327       15,504
      Inventories                                                 23,366       20,188
      Net assets of discontinued operations                       86,632       65,192
      Other current assets                                         7,234        7,157
                                                               ---------    ---------
                  Total current assets                           142,439      342,307

Property, plant, and equipment, net                              234,944      146,023
Intangible assets, net                                           113,438          842
Other noncurrent assets                                           39,338       23,491
                                                               ---------    ---------
                  Total assets                                 $ 530,159    $ 512,663
                                                               =========    =========

                   Liabilities and Stockholders' Equity

Current liabilities:
      Current maturities of long-term debt                     $   3,450    $   2,561
      Accounts payable                                            37,779       41,925
      Accrued expenses                                            80,741       80,906
                                                               ---------    ---------
                  Total current liabilities                      121,970      125,392

Long-term debt                                                   820,309      753,054
Due to Specialty Foods Acquisition Corporation                     7,499        7,376
Other noncurrent liabilities                                      31,355       30,645
                                                               ---------    ---------
                  Total liabilities                              981,133      916,467
                                                               ---------    ---------

Stockholders' equity:
      Additional paid-in capital                                 275,000      275,000
      Accumulated deficit                                       (725,974)    (678,804)
                                                               ---------    ---------
                  Total stockholders' equity                    (450,974)    (403,804)
                                                               ---------    ---------

                  Total liabilities and stockholders' equity   $ 530,159    $ 512,663
                                                               =========    =========

See accompanying notes to consolidated financial statements.

                  SPECIALTY FOODS CORPORATION AND SUBSIDIARIES

                      Consolidated Statements of Operations

                      (In thousands, except per share data)

                                                                 Years ended December 31,
                                                          -----------------------------------
                                                             1998         1997         1996
                                                          ---------    ---------    ---------
Net sales                                                 $ 742,315    $ 718,105    $ 705,996
Cost of sales                                               329,567      321,851      328,422
                                                          ---------    ---------    ---------
     Gross profit                                           412,748      396,254      377,574
                                                          ---------    ---------    ---------

Operating expenses:
      Selling, distribution, general and
       administrative expenses                              379,794      367,051      349,463
     Amortization of intangibles                              1,471          900        7,032
     Goodwill write-down                                         --           --      203,304
                                                          ---------    ---------    ---------
                                                            381,265      367,951      559,799
                                                          ---------    ---------    ---------
          Operating profit (loss)                            31,483       28,303     (182,225)

Other:
     Interest expense, net                                   84,750       90,789       93,479
     Other expense, net                                       3,129        4,729        9,132
                                                          ---------    ---------    ---------
          Loss before income taxes                          (56,396)     (67,215)    (284,836)

Provision (benefit) for income taxes                           (507)         244          927
                                                          ---------    ---------    ---------

          Loss from continuing operations                   (55,889)     (67,459)    (285,763)

Discontinued operations:
     Earnings (loss)                                         10,324       31,404     (146,273)
     Gain (loss) on disposal                                   (601)     133,130      (14,514)
                                                          ---------    ---------    ---------
                                                              9,723      164,534     (160,787)
                                                          ---------    ---------    ---------
          Income (loss) before extraordinary items          (46,166)      97,075     (446,550)

Extraordinary items                                              --       (5,714)          --
                                                          ---------    ---------    ---------

                   Net income (loss)                      $ (46,166)   $  91,361    $(446,550)
                                                          =========    =========    =========

See accompanying notes to consolidated financial statements

                  SPECIALTY FOODS CORPORATION AND SUBSIDIARIES

           Consolidated Statements of Changes in Stockholders' Equity

                        (In thousands, except share data)

                                                                        Additional                      Cumulative
                                               Common stock              paid-in         Accumulated    Translation
                                         -------------------------
                                         Shares           Amount          Capital           Deficit     Adjustment
                                         -------         ---------       ---------         ---------    ----------
Balance at December 31, 1995                 100                --       $ 275,000         $(319,656)    $    (837)

Dividend to parent                            --                --              --            (2,837)           --
Cumulative translation adjustment             --                --              --                --           837
Net loss                                      --                --              --          (446,550)           --
                                         -------         ---------       ---------         ---------     ---------

Balance at December 31, 1996                 100         $      --       $ 275,000         $(769,043)    $      --

Dividend to parent                            --                --              --            (1,122)           --
Net loss                                      --                --              --            91,361            --
                                         -------         ---------       ---------         ---------     ---------

Balance at December 31, 1997                 100         $      --       $ 275,000         $(678,804)    $      --

Dividend to parent                            --                --              --            (1,004)           --
Net loss                                      --                --              --           (46,166)           --
                                         -------         ---------       ---------         ---------     ---------

Balance at December 31, 1998                 100         $      --       $ 275,000         $(725,974)           --
                                         =======         =========       =========         =========     =========

See accompanying notes to consolidated financial statements.

                  SPECIALTY FOODS CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

                                                                                                    Years ended December 31,
                                                                                        ------------------------------------------
                                                                                           1998             1997             1996
                                                                                        ---------        ---------        ---------
Cash flows from operating activities:
   Loss from continuing operations                                                      $ (55,889)       $ (67,459)       $(285,763)
   Adjustments to reconcile to net cash from continuing
   operating activities:
       Depreciation and amortization                                                       27,204           21,087           27,868
       Debt issuance cost amortization                                                      9,500            5,511            5,472
       Write-down of goodwill                                                                  --               --          203,304
       Loss on disposal of property, plant, and equipment, net                                436            1,521            5,747
   Changes in assets and liabilities, net of effects from acquisitions of businesses:
       Accounts receivable                                                                  8,916            6,241           14,612
       Inventories                                                                          1,338              398              214
       Prepaid expenses and other assets                                                      274            1,576           (5,987)
       Accounts payable                                                                    (8,478)          (9,093)           2,064
   Accrued expenses and other                                                             (15,537)         (13,809)          (1,627)
                                                                                        ---------        ---------        ---------
   Net cash used by continuing operating activities                                       (32,236)         (54,027)         (34,096)
   Net cash provided (used) by discontinued operations                                    (11,717)         (41,564)          27,055
                                                                                        ---------        ---------        ---------

Net cash used by operating activities                                                     (43,953)         (95,591)          (7,041)

Cash flows from investing activities:
       Acquisitions of businesses, net of cash acquired                                  (135,035)              --               --
       Net proceeds from divestitures of businesses                                            --          384,096           69,333
       Capital expenditures                                                               (91,445)         (36,071)         (25,218)
       Cash restricted for the purchase of property, plant
         and equipment                                                                     (8,017)              --               --
       Proceeds from sale leaseback, net                                                       --               --           13,370
       Other                                                                               (5,061)          (3,281)            (727)
                                                                                        ---------        ---------        ---------
Net cash provided (used) by investing activities                                         (239,558)         344,744           56,758

Cash flows from financing activities:
       Increase (decrease) in revolving credit                                             75,000          (78,300)           5,700
   Payments on long-term debt                                                              (6,115)          (3,529)          (2,303)
   Payments of debt issuance costs                                                        (12,879)              --           (3,738)
   Issuance of redeemable preferred stock                                                      --           19,500               --
   Other                                                                                     (881)            (738)          (2,837)
                                                                                        ---------        ---------        ---------

Net cash provided (used) by financing activities                                           55,125          (63,067)          (3,178)
Increase (decrease) in cash and cash equivalents                                         (228,386)         186,086           46,539
Balance - beginning of year                                                               234,266           48,180            1,641
Balance - end of year                                                                   $   5,880        $ 234,266        $  48,180
                                                                                        =========        =========        =========

See accompanying notes to consolidated financial statements.

                  SPECIALTY FOODS CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

(1)   Company Background

      Specialty Foods Acquisition Corporation ("SFAC") through its direct, wholly-owned subsidiary, Specialty Foods Corporation ("SFC"), is a leading producer, marketer and distributor of bakery products, including retail bread, cookies and other baked goods. The continuing operations of SFC consist of the following operating companies:

            o Metz Baking Company ("Metz") - Metz is a leading retail bread company serving a sixteen state area of the Midwestern United States. Metz's product line includes breads, buns, rolls and sweet goods.

            o Mother's Cake & Cookie Co. ("Mother's") - Mother's is the second largest retail cookie producer and distributor in the Western United States. Mother's sells its branded cookie products primarily to retail grocers.

            o Archway Cookies, Inc. ("Archway") - Acquired in 1998, Archway is one of the nation's leading cookie makers, producing more than one billion cookies annually. Archway sells its branded cookie products through a network of independent distributors who resell to retail food outlets and chain stores throughout the U.S. and Canada.

            o Andre-Boudin Bakeries, Inc. ("Boudin") - Boudin is a leading marketer of premium branded specialty breads and bread-related products. Boudin sells most of its products through a chain of 46 bakery cafes and kiosks located in California and the greater Chicago area.

      The Company's discontinued operations are described in Note 3.

(2)   Summary of Significant Accounting Policies

      Basis of Presentation

      The Company's financial statements are presented on a consolidated basis. All significant intercompany accounts and transactions have been eliminated. Acquisitions recorded as purchases are included in the Consolidated Statement of Operations from the date of acquisition. Divestitures reported as discontinued operations have been removed from continuing operations and reclassified to discontinued operations in accordance with Accounting Principles Board Opinion No. 30.

                  SPECIALTY FOODS CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

      Use of Estimates in the Preparation of Financial Statements

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosures at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Reclassifications

      Certain amounts included in the 1997 and 1996 financial statements have been reclassified to conform to the manner in which the 1998 financial statements have been presented.

      Cash Equivalents

      Cash equivalents represent investments in overnight bank deposits and commercial paper with a maturity of less than three months.

      Inventories

      Inventories are stated at the lower of cost or market. Cost is determined principally by the first-in, first-out (FIFO) method.

      Property, Plant, and Equipment

      Property, plant, and equipment are stated at cost. Depreciation is provided by the straight-line method over the assets' estimated useful lives or, in the case of leasehold improvements, over the terms of the leases, if shorter, as follows:

                                                                     Years
                                                                     -----
      Buildings and improvements                                      7-40
      Machinery and equipment                                         3-20
      Office furniture and vehicles                                   3-10

      Expenditures for maintenance, repairs, and minor replacements are charged to current operations. Expenditures for major replacements and betterment are capitalized.

      The cost and related accumulated depreciation of property and equipment retired or sold is eliminated from the property and equipment accounts at the time of retirement or sale, and the resulting gain or loss is reported in the Consolidated Statement of Operations.

                  SPECIALTY FOODS CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

      Intangible Assets

      Intangible assets, which consist primarily of the excess of cost over fair value of net assets acquired, are amortized on a straight-line basis over the periods of expected benefit, which range from five to forty years. The Company annually evaluates whether events and circumstances have occurred that indicate that the remaining estimated useful life of intangible assets may warrant revision or that the remaining balance of intangible assets may not be recoverable. When factors indicate that intangible assets should be evaluated for possible impairment, the Company assesses recoverability of intangible assets based on its expectations concerning operating cash flows after interest and capital expenditures. An impairment is recorded if the discounted value of such cash flows is less than the recorded value of the intangible assets. The Company utilizes a discount rate which reflects its weighted average cost of capital. Based on application of this methodology, an impairment was recorded in 1996 (see Note 5).

      Deferred Debt Issuance Costs

      Deferred debt issuance costs are being amortized by the straight-line method over the terms of the related debt agreements and are classified as other noncurrent assets.

      Advertising Costs

      Advertising costs are expensed as incurred.

(3)   Discontinued Operations

      In March 1999, SFC signed a definitive agreement to sell its subsidiary, H&M Food Systems Company, Inc. ("H&M"), for $132 million. H&M is a producer of custom formulated, pre-cooked meat products that are sold primarily to national restaurant chains and prepared-food producers. SFC will realize net cash proceeds of approximately $110 million after it has repurchased H&M's financed accounts receivables, established a $5 million one-year escrow and paid transaction costs. Upon the closing of this transaction, expected in the second quarter of 1999, SFC will report a gain on the sale of H&M.

      In addition, during 1997 and 1996 the Company divested of:

            o Stella Foods, Inc. ("Stella") - One of the largest specialty cheese producers in the United States with distribution to retail grocers, foodservice accounts, and commercial food processors. The sale of Stella was completed on December 5, 1997 for $405 million.

            o Gai's Seattle French Baking Company ("Gai's") - A restaurant and institutional bakery operation serving the northwestern United States. The sale of Gai's was completed on February 24, 1997.

                  SPECIALTY FOODS CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

            o San Francisco French Bread ("SFFB") - A sourdough hearth bread operation located in California. The sale of SFFB was completed on March 31, 1997.

            o A restaurant and institutional bakery operated by Metz located in Illinois. The sale of this bakery was completed on August 23, 1997.

            o Bloch and Guggenheimer, Inc. ("B&G")/Burns & Ricker, Inc. ("B&R") - Pickle, pepper, and specialty snack food businesses operated under common management. The sale of the combined business of B&G/B&R was completed on December 27, 1996.

      These divestitures have been reported as discontinued operations in the accompanying financial statements in accordance with Accounting Principles Board Opinion No. 30. Operating results for these businesses, including revenues of $181,038, $935,424, and $1,333,194 for 1998, 1997, and 1996,
      respectively, as well as the applicable goodwill write-down of $152,360 in 1996, have been reclassified to discontinued operations. No interest expense has been allocated to discontinued operations.

      In 1998, the earnings from discontinued operations relates solely to H&M. The net loss on disposal of discontinued operations for 1998 consists of adjustments to the estimated losses on the sale of Gai's, SFFB, and the Illinois restaurant and institutional bakery. The net gain on disposal of discontinued operations for 1997 consisted of the gain realized on the sale of Stella and Gai's, an adjustment to the estimated loss on the disposal of SFFB, and the loss realized on disposal of the Illinois restaurant and institutional bakery. The net loss on disposal of discontinued operations for 1996 consisted of the realized loss on the sale of B&G/B&R, estimated loss on the sale of SFFB, and the 1996 operating losses from the measurement date through the disposal date of B&G/B&R, SFFB and of Gai's.

      Net assets of the discontinued operations as of December 31, 1998 and 1997 related to H&M and consisted of the following:

                                                      1998          1997
                                                      ----          ----
      Accounts receivable, net of allowance        $  3,587      $  3,658
      Inventories                                    16,824        15,388
      Plant and equipment, net                       53,205        41,852
      Other assets                                    4,852         1,011
      Goodwil, net                                   18,069        18,592
      Accounts Payable                               (6,727)      (10,058)
                                                   --------      --------
      Accrued expenses and other liabilitiues      $ 86,632      $ 65,192
                                                   ========      ========

                  SPECIALTY FOODS CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

(4)   Acquisitions

      On October 26, 1998, SFC acquired all of the outstanding capital stock of Archway, a privately held Michigan corporation, from the previous stockholders. The purchase price totaled approximately $90,000 plus $26,000 to repay certain indebtedness of Archway.

      Additionally, in 1998, SFC also acquired four retail bakeries in separate transactions for a total aggregate consideration of $19,600.

      All of the acquisitions have been accounted for as purchases and, accordingly, the respective purchase prices have been allocated to the applicable assets and liabilities based upon their estimated fair values as of the acquisition date. On a combined basis, the excess of the purchase price over the fair values of the net assets acquired was approximately $110,000 and has been recorded as goodwill, which is being amortized on a straight-line basis over 40 years. The acquisitions were funded by a combination of cash and borrowings under SFC's existing revolving credit facility. Operating results of acquired businesses have been included in the Consolidated Statements of Operations since their respective acquisition dates.

      The following unaudited pro forma consolidated results of operations are presented as if the above acquisitions had been made at the beginning of the periods presented.

                                                            1998        1997
                                                         ---------   ---------
      Net sales                                          $ 831,533   $ 828,243
      Net earnings (loss) from continuing operations     $ (60,513)  $ (70,188)

      The consolidated pro forma information is not necessarily indicative of the combined results that would have occurred had the acquisitions been made at the beginning of the periods presented or the future results of the combined operations and do not include the projected cost reductions and revenue increases of the combined operations. Additionally, pro forma net sales exclude sales of Archway's franchisees and third party distributor mark-up.

(5)   Goodwill Write-Down

      As described under "Intangible Assets" in Note 2, "Summary of Significant Accounting Policies", the Company annually evaluates its intangible assets. Based on the Company's goodwill assessment, a write-down of goodwill was recorded in the fourth quarter of 1996, which is presented in the accompanying Consolidated Statements of Operations as follows:

      Continuing operations                                       $203,304
      Discontinued operations                                      152,360
                                                                  --------
                                                                  $355,664
                                                                  ========

                  SPECIALTY FOODS CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

      In determining the amounts of the goodwill write-down, the Company developed its best estimate of future operating cash flows, after interest and capital expenditures, over the remaining useful life of the goodwill. The Company's estimates were based on recent historic financial trends and then current market conditions. The goodwill of each business was evaluated separately for impairment. Individual business unit sales growth projections ranged from two to five percent. Interest costs were allocated based on the relative level of investment in each business. Each of the Company's fixed-rate debt obligations were assumed to be refinanced at existing interest rates. The Company calculated the present value of estimated future cash flows using a discount rate which represented its weighted average cost of capital of 11.8% in 1996.

      As of December 31, 1998, there was $109,745 of goodwill on the Company's balance sheet resulting from acquisitions made during 1998. Management believes the Company's remaining goodwill will be recovered over its useful life.

(6)   Acquisition Liabilities

      In connection with the formation of the Company and subsequent acquisitions, estimated liabilities were recorded for the expected cash expenditures to consolidate facilities, streamline operations, and settle environmental, legal and tax matters. In 1998, $4,450 of additional estimated acquisition liabilities were recorded as a result of current year acquisitions. Cash expenditures associated with acquisition liabilities were $4,440, $14,043, and $10,593 for 1998, 1997, and 1996, respectively. As of December 31, 1998, there are $15,797 of remaining acquisition liabilities, of which $4,899 is classified as current.

(7)   Extraordinary Items

      In the first quarter of 1998, the Company refinanced its accounts receivable, revolver, and term loan financing facilities. Due to this early extinguishment of debt, the Company wrote-off deferred debt issuance costs related to these facilities of $5,714 and has recorded them as extraordinary items in 1997.

(8)   Accounts Receivable

      Specialty Foods Finance Corporation ("SFFC"), a wholly-owned subsidiary of SFC, was established for the purpose of acquiring substantially all of the trade accounts receivable generated by the operating subsidiaries of SFC. Under the terms of the Accounts Receivable Facility ("Facility"), SFFC sells for cash an undivided interest in eligible accounts receivable.

                  SPECIALTY FOODS CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

      Under the terms of the Facility, the maximum amount of eligible receivables that can be sold to the Facility is $75,000. The amount outstanding under the Facility varies based upon the level of eligible receivables and advance rate factors. As of December 31, 1998, the amount outstanding under the Facility was $50,000. The discount on receivables sold is included in other expense and totaled $2,445, $1,933, and $1,846 in 1998, 1997, and 1996, respectively.

      Trade accounts receivable are reported net of the allowance for doubtful accounts of $1,149 and $1,099 in 1998 and 1997, respectively.

(9)   Inventories

      The components of inventories are as follows:

                                                     1998          1997
                                                   --------      --------

      Raw materials and packaging                  $ 12,244      $  9,477
      Work in progress                                  264           452
      Finished goods                                  8,593         7,662
      Other                                           3,209         2,681
                                                   --------      --------
                                                     24,310        20,272
      Less obsolescence and other allowances           (944)          (84)
                                                   --------      --------
                                                   $ 23,366      $ 20,188
                                                   ========      ========

(10)  Property, Plant, and Equipment

      The components of property, plant and equipment are as follows:

                                                     1998          1997
                                                  ---------     ---------

      Land                                        $  11,586     $  10,898
      Buildings and improvements                     90,963        72,130
      Machinery and equipment                       136,732       104,676
      Office furniture and vehicles                  63,320        29,248
      Construction in progress                       36,734         8,639
                                                  ---------     ---------
                                                    339,335       225,591
      Less accumulated depreciation                (104,391)      (79,568)
                                                  ---------     ---------
                                                  $ 234,944     $ 146,023
                                                  =========     =========

      Depreciation expense was $25,733, $20,187, and $20,836 in 1998, 1997, and
      1996, respectively.

                  SPECIALTY FOODS CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

(11)  Restricted Cash

      In 1998, the Company entered into various agreements to purchase certain machinery, equipment and building improvements. Funds were designated for these purchases and deposited in an escrow account which amounted to $7,915 as of December 31, 1998. The escrow account is classified as a noncurrent asset.

(12)  Accrued Expenses

      The components of accrued expenses are as follows:

                                                    1998            1997
                                                   -------         -------

      Accrued payroll                              $ 8,782         $ 6,229
      Other taxes payable                            4,087           3,085
      Workers' compensation                         11,896           9,768
      Compensated absences                           7,491           6,236
      Accrued interests                             21,869          21,518
      Acquisition liabilities                        4,899           7,582
      Other                                         21,717          26,488
                                                   -------         -------
                                                   $80,741         $80,096
                                                   =======         =======

(13)  Long-Term Debt

      Long-term debt consists of the following:

                                                    1998           1997
                                                  ---------      ---------

      Revolving Credit Facility                   $  75,000      $      --
      Term Loan Facility                            169,080        173,750
      10 1/4% Senior Notes due 2001                 225,000        225,000
      11 1/8% Senior Notes due 2002                 150,000        150,000
      11 1/4% Subordinated Notes due 2003           200,000        200,000
      Other                                           4,679          6,865
                                                  ---------      ---------
                                                    823,759        755,615
      Less current portion                           (3,450)        (2,561)
                                                  ---------      ---------
                                                  $ 820,309      $ 753,054
                                                  =========      =========

                  SPECIALTY FOODS CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

      During March 1998, the Company refinanced its Revolving Credit Facility ("Revolver") and Term Loan Facility ("Term Loan") with a new syndicate of financial institutions. Both facilities mature on January 31, 2000. Proceeds from these facilities can be used to finance working capital requirements and are available for other corporate purposes, including acquisitions.

      As required under the terms of the Revolver and Term Loan Agreements, the Company reduced the commitment amount available under the Revolver from $125,000 to $122,801 and the Term Loan was reduced to $169,080 with excess asset sale proceeds during 1998. The Company is required to make quarterly payments on the Term Loan in the amount of $434.

      The Revolver bears an interest rate of LIBOR plus 250 basis points. The Revolver is secured by the assets of the operating companies. Amounts outstanding under the Revolver totaled $75,000 as of December 31, 1998. In addition to amounts outstanding under the Revolver, letters of credit commitments totaling $10,200 as of December 31, 1998 reduce available funds under the Revolver.

      The Term Loan bears an interest rate of LIBOR plus 375 basis points. The Term Loan is secured by the assets of SFC and a pledge of the stock of each of the direct subsidiaries of SFC.

      Semi-annual interest payments are required through maturity on the 10 1/4% Senior Notes and the 11 1/4% Subordinated Notes on February 15 and August 15 each year. Semi-annual interest payments are required through maturity on the 11 1/8% Senior Notes on April 1 and October 1 each year.

      The 10 1/4% and 11 1/8% Senior Notes and the 11 1/4% Senior Subordinated are unsecured. During the fourth quarter of 1998, the Company commenced private exchange offers for its publicly held debt. Under the offers, the existing debt of SFC held by certain holders would be exchanged for the debt of a new intermediate holding company. SFC is offering certain holders of its existing notes the opportunity to exchange their existing debt for new notes (the "New Notes") of another intermediate holding company. The New Notes have substantially the same terms and covenants as the existing notes. In addition, SFC is seeking the consent of its Term Loan and Revolver lenders to amend existing agreements to conform to the new holding company structure. The proposed exchange offer has not been consummated. Remaining on the Company's balance sheet are unamortized deferred financing fees of approximately $14,000 related to the existing debt that is subject to the exchange offer. Upon the completion of the exchange offer, this amount would be written off as an extraordinary item.

      Other long-term debt consists primarily of miscellaneous notes payable with interest rates ranging from 7.9% to 10.5% at December 31, 1998.

      The provisions of the Term Loan and the Revolver contain covenants which require the Company to maintain specified leverage and interest coverage ratios. The Company also has other limitations regarding capital expenditures, sales of assets, loans and investments, encumbrances of assets and assumption of additional indebtedness. In addition, the agreements governing the Term Loan and the Revolver and the indentures governing the Senior Notes and the Subordinated Notes contain certain restrictive covenants, including, to the detriment of the holders of the SFAC Senior Debentures and the SFAC Senior Subordinated Debentures, certain covenants that restrict

                  SPECIALTY FOODS CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

      or prohibit (with de minimis exceptions) SFC's ability to pay dividends or make other distributions to SFAC. Specifically, as a result of the Company's net losses and accumulated deficit, SFC's ability to make distributions to SFAC under the indentures of the Senior Notes and the Subordinated Notes has been impaired and these indentures will require modification before any such distribution to SFAC can be made.

      Aggregate maturities of debt are as follows:

            1999                                            $  3,450
            2000                                             243,308
            2001                                             225,234
            2002                                             150,259
            2003                                             200,277
            Thereafter                                         1,231
                                                            --------
               Total aggregate maturities                   $823,759
                                                            ========


      Cash paid for interest was $82,508, $85,603, and $90,533 for the years ended December 31, 1998, 1997, and 1996, respectively.

(14)  Financial Instruments

      Concentration of Credit Risk

      The Company's exposure to credit loss in the event of nonpayment of accounts receivable by customers is represented in the amount of those receivables. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral from those customers. As of December 31, 1998, the Company does not believe it has any significant concentration of credit risk with respect to its trade accounts receivable.

      Financial Instruments With Off-Balance-Sheet Risk

      During 1998, the Company entered into interest rate swap agreements to reduce its exposure to changes in the cost of its variable rate borrowings as required by its Term Loan Agreement. Under the interest rate swap agreements, which expire in January 2000, the Company receives floating rate payments from the counterparties based upon the three-month LIBOR and makes fixed rate payments at 5.753% and 5.765% to the respective counterparties. The payments are calculated based upon a notional principal amount of $100,000. The net differential of interest to be paid or received under the remaining agreements is recognized as incurred. In 1998, net payments totaling $30 were made to the counterparties. Off-balance-sheet risk from the interest rate swap agreements at December 31, 1998 includes the risk associated with changes in market values and interest rates. The counterparties to the agreements are major financial institutions.

                  SPECIALTY FOODS CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

      Fair Value of Financial Instruments

      The Company's financial instruments include long-term debt and the interest rate swap agreements. The estimated fair value and carrying amount of long term debt including current maturities at December 31, 1998 are as follows:

                                                                 Estimated
                                                   Carrying        Fair
                                                    Amounts       Values
                                                  ---------     ---------
            Financial liabilities:
                Long-term debt, including
                  current maturities              $ 823,759     $ 696,259
                Interest rate swap agreements     $      --     $    (906)

      The fair value of long-term debt and the interest rate swap agreements have been determined based on quoted market prices and market interest rates at December 31, 1998.

(15)  Lease Commitments

      The Company leases equipment and facilities under various noncancelable operating leases. Future minimum lease payments under all noncancelable operating leases are as follows:

            1999                                     $11,668
            2000                                      10,879
            2001                                       9,530
            2002                                       8,337
            2003                                       6,406
            Thereafter                                24,443
                                                     -------
               Total minimum lease payments          $71,263
                                                     =======

      Total rental expense for 1998, 1997, and 1996 was $17,318, $19,557, and $17,018 respectively.

      In 1998, the Company purchased certain transportation and production equipment which had been subject to operating lease arrangements. The cost of purchasing these leased assets was approximately $35,400.

(16)  Income Taxes

      The provision (benefit) for income taxes for 1998, 1997, and 1996 relates to state and Canadian income taxes payable (refundable). An effective tax rate reconciliation is not presented because the Company has no federal tax currently payable or deferred income tax expense due to its net operating loss position.

                  SPECIALTY FOODS CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

The components of net deferred taxes are as follows:

                                                           1998        1997
                                                         -------     -------
Deferred tax assets related to:
     Accrued expenses and other liabilities              $24,607     $20,670
     Net operating losses and credits                     63,820      44,514
     Other                                                 2,471       4,590
                                                         -------     -------
                  Total deferred tax assets               90,898      69,774

Valuation allowance                                       72,906      53,878
                                                         -------     -------
                  Total net deferred tax assets           17,992      15,896

Deferred tax liabilities related to:
       Depreciation and amortization                      17,992      15,541
       Inventories                                            --         355
                                                         -------     -------

                  Total deferred tax liabilities          17,992      15,896

                  Net deferred tax asset (liability)     $    --     $    --
                                                         =======     =======

At December 31, 1998, the Company has federal net operating loss carryforwards of $163,000 including $9,000 of loss carryforwards from predecessor companies, which are subject to limitations that may substantially limit future utilization. Also at December 31, 1998, the Company has $91,000 of state net operating loss carryforwards and $3,000 of state tax credit carryforwards. The net operating loss carryforwards and state tax credits exclude H&M's allocable portions. Net operating loss and credit carryforwards expire in varying amounts through the year 2018.

Cash paid (received) for income taxes was $(613), $123 and $432 for 1998, 1997, and 1996, respectively.

(17)  Litigation and Other Contingencies

      Litigation

      The Company has retained liability with respect to a proceeding against Stella. In 1993, Stella was alleged to have misappropriated confidential and proprietary trade secrets of a competitor and infringed upon the competitor's purported trademark. Stella has filed a cross complaint against the competitor for predatory pricing practices. The proceeding is scheduled for trial during the second quarter of 1999. The Company continues to vigorously defend against the allegations and pursue its claim. Although any litigation has an element of uncertainty, management believes the

                  SPECIALTY FOODS CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

      ultimate resolution of this matter will not have a material adverse effect on the Company's financial condition or results of operations.

      In the normal course of business activities, the Company is a party to certain legal proceedings and claims. Although the outcome of such matters cannot be determined with certainty, it is management's opinion that the final outcome will not have a material adverse effect on the Company's financial position or results of operations.

      Other

      Various operating subsidiaries are self-insured or retain a portion of losses with the respect to workers' compensation claims. Accordingly, the Company provides irrevocable letters of credit or surety bonds which total $10,200 at December 31, 1998 to state regulatory agencies or insurance companies.

(18)  Employee Benefits

      Pension and Other Post-retirement Benefits

      Certain of the operating subsidiaries sponsor single-employer, non-contributory, defined benefit pension plans. The operating subsidiaries also participate in numerous multi-employer, non-contributory, defined benefit pension plans. Substantially all of the Company's employees are covered by the defined benefit or multi-employer plans. Certain of the subsidiaries also sponsor post-retirement health care benefit plans.

                  SPECIALTY FOODS CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

      Benefits for employees are based on various factors including length of service and average compensation. Contributions are funded to the extent deductible for federal income tax purposes. The following table provides a reconciliation of the changes in the plans' benefit obligations and fair value of assets during the years ended December 31, 1998 and 1997 and a summary of the funded status as of December 31, 1998 and 1997:

                                                       Pension Plans          Post-retirement Medical
                                                   ----------------------     -----------------------
                                                     1998          1997          1998          1997
                                                   --------      --------     ---------      --------
Change in Benefit Obligation
      Benefit obligation at beginning of year      $ 61,072      $ 54,218      $  8,226      $  9,886
         Service cost                                 2,248         1,914           393           345
         Interest cost                                4,111         3,956           542           602
         Participant Contributions                       --            --            29            --
         Plan amendments                                 35         1,220            --            --
         Settlement (gain) or loss                       --            --            --        (1,295)
         Benefits paid                               (3,609)       (2,527)         (591)         (339)
         Actuarial (gain) or loss                     1,371         2,291           111          (973)
                                                   --------      --------      --------      --------
      Benefit obligation at end of year            $ 65,228      $ 61,072      $  8,710      $  8,226
                                                   ========      ========      ========      ========

Change in Plan Assets
      Fair value of plan assets at
         beginning of year                         $ 62,167      $ 57,854      $     --      $     --
         Actual return on plan assets                 7,368         6,840            --            --
         Benefits paid                               (3,609)       (2,527)           --            --
         Other                                        1,028            --            --            --
                                                   --------      --------      --------      --------
      Fair value of plan assets at end of year     $ 66,954      $ 62,167      $     --      $     --
                                                   ========      ========      ========      ========

Summary of Funded Status
      Funded status                                $  1,726      $  1,095      $ (8,710)     $ (8,226)
      Unrecognized transition amount                   (274)         (381)           --            --
      Unrecognized prior service cost                 1,447         1,561            --            --
      Unrecognized net (gain) or loss               (11,593)      (11,241)       (3,243)       (4,816)
                                                   --------      --------      --------      --------
      Accrued benefit cost                         $ (8,694)     $ (8,966)     $(11,953)     $(13,042)
                                                   ========      ========      ========      ========

Amounts Recognized in Consolidated
      Balance Sheets
      Accrued expenses                             $  2,842      $  2,464            --      $    251
      Other non-current liabilities                   5,852         6,502        11,953        12,791
                                                   --------      --------      --------      --------
                                                   $  8,694      $  8,966      $ 11,953      $ 13,042
                                                   ========      ========      ========      ========

                  SPECIALTY FOODS CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

      One of the Company's qualified pension plans had a projected benefit obligation in excess of plan assets as of December 31, 1998 and 1997. The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for this plan was $13,815, $13,815, and $12,675, respectively, as of December 31, 1998 and $12,669, $12,669, and $11,616,
      respectively, as of December 31, 1997.

      The following table provides the components of net periodic benefit cost for the plans for the fiscal years ended December 31, 1998, 1997 and 1996:

                                                         Pension Plans              Postretirement Medical
                                                --------------------------------------------------------------
                                                  1998       1997       1996       1998       1997       1996
                                                -------    -------    -------    -------    -------    -------
      Service cost - benefits earned during
      the period                                $ 2,248    $ 1,914    $ 2,116    $   393    $   345    $   446

      Interest cost on the benefit obligation     4,111      3,956      3,658        542        602        661

      Expected return on plan assets             (6,175)    (5,087)    (6,290)        --         --         --

      Net amortization and deferral                                     1,583                             (832)
         Transition amount                         (107)      (107)        --         --         --         --
         Prior service costs                        149        146         --         --         --         --
         (Gain)/loss                               (498)      (607)        --       (805)      (292)        --
                                                -------    -------    -------    -------    -------    -------

      Net periodic benefit cost                 $  (272)   $   215    $ 1,067    $   130    $   655    $   275
                                                =======    =======    =======    =======    =======    =======

      Gains and losses in excess of 10% of the greater of the benefit obligation or the market-related value of assets are amortized over the average remaining service period of active participants for pension plans. Gains and losses in excess of 10% of the benefit obligation are amortized over five years for the post-retirement plan.

      The Company sponsors defined benefit health care plans that provide post-retirement medical and life benefits to certain full-time employees who meet minimum age and service requirements. The plans are contributory, with retiree contributions adjusted annually, and contain other cost-sharing features such as deductibles and co-insurance. The accounting for these plans anticipates future cost-sharing changes to the written plans that are consistent with the Company's expressed intent to increase the retiree contribution rate annually for the expected general inflation rate for the year.

                  SPECIALTY FOODS CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

      The assumptions used in the measurement of the Company's benefit obligations are shown in the following table:

                                                                  Post-retirement
                                             Pension Plans             Medical
                                           -----------------------------------------
                                            1998      1997        1998         1997
                                           ------     -----   --------------   -----
      Discount Rate (Y/E Disclosures)       6.75%     7.00%   6.50% to 6.75%   7.00%
      Salary Scale                          4.00%     4.00%        N/A          N/A
      Long Term Rate of Return on Assets   10.00%     9.00%        N/A          N/A

      For measurement purposes, a 9.5% annual rate of increase in the per capita cost of covered health care benefit was assumed for 1998. The rate is assumed to decrease gradually to 5.5% for 2002 and remain at that level thereafter.

      The health care trend rate used to determine the pre-age 65 accumulated post-retirement benefit obligation was 14% for 1998, decreasing to 6% by the year 2002 and beyond. A flat 16 % rate per year is used for the post-age 65 obligation. Increasing the assumed health care trend rate by 1% each year would increase the accumulated post-retirement benefit obligation as of December 31, 1998 and 1997 approximately $664 and $658, respectively, and the aggregate of the service and interest cost components of 1998, 1997, and 1996 net retiree healthcare expense approximately $97, $98, and $134 respectively. Decreasing the assumed health care trend rate by 1% each year would decrease the accumulated post-retirement benefit obligation as of December 31, 1998 approximately $547, and the aggregate of the service and interest cost components for 1998 net retiree healthcare expense approximately $79.

      Certain of the operating subsidiaries also participate in various multi-employer defined benefit pension plans on behalf of employees pursuant to various collective bargaining agreements. Contributions to these plans included in continuing operations amounted to approximately $15,441, $14,822, and $14,535 for the years ended December 31, 1998, 1997, and 1996, respectively.

      The Company has various defined contribution plans which cover non-bargaining unit employees meeting eligibility requirements. Contributions to these plans were approximately $1,915, $1,444, and $1,296 for the years ended December 31, 1998, 1997, and 1996, respectively.

      Long Term Incentive Compensation Plans

      The Company has adopted long-term incentive compensation plans for several of its businesses which provide for cash awards upon the achievement of specified earnings or enterprise values. Amounts related to long-term incentive plans will be accrued when amounts due participants vest. As of December 31, 1998, no amounts have been accrued.

                  SPECIALTY FOODS CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

(19)  Related Party Transactions

      Certain Transactions with Stockholders of and Affiliates of Stockholders of SFAC

      Certain of SFAC's stockholders and their affiliates previously entered into financial advisory arrangements (the "Financial Advisory Agreements") with SFAC's subsidiary, SFC. Haas Wheat & Partners ("Haas Wheat"), Penobscot ("Penobscot"), an affiliate of Acadia Partners, L.P. ("Acadia"), and Keystone, Inc. ("Keystone") each entered into such Financial Advisory Agreements. In August 1998, the Board of Directors approved a one-year extension of the financial advisory arrangements. Under the terms of the Financial Advisory Agreements, SFC pays Haas Wheat an annual fee of $700 ( a portion of which Haas Wheat is obligated by agreement to remit to Acadia), Penobscot an annual fee of $200, and Keystone an annual fee of $100.

      In 1996, SF Leasing L.L.C. (of which Acadia and Keystone each owns a 45% interest and Haas Wheat owns a 10% interest) purchased from Metz all of the equipment at a manufacturing facility for $3,222 (which was based on the appraised value of such equipment) and leased such equipment back to Metz. During 1998, the Company made rental payments totaling $614 to SF Leasing L.L.C. for equipment that was leased by the Company. In September 1998, the Company purchased from SF Leasing L.L.C. this equipment for an aggregate amount of $3,013.

      In June 1997, the Company retained Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ", an affiliate of DLJMBP, which is a stockholder of the Company), to serve as the Company's financial advisor in connection with its sale of Stella. The Company paid DLJ approximately $5,400 as compensation for such financial advisory services. In December 1998, DLJ was retained as the financial advisor for the sale of H&M. Upon the completion of the H&M sale, the Company will pay DLJ approximately $1,600.

      In March 1998, the Company paid DLJ $5,092 in connection with the Company's refinancing of its Revolving Credit Facility and Term Loan Facility. DLJ serves as the Syndication Agent and Collateral Agent under both Loan Agreements.

                  SPECIALTY FOODS CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

(20)  Other Expense (Income)

      Other expense (income) is comprised of the following:

                                                   1998        1997        1996
                                                 ------      ------      ------
      Loss on disposal of property, plant
          and equipment                          $  436      $1,521      $5,747
      Discount on receivables sold                2,445       1,933       1,846

      Other                                         248       1,275       1,539
                                                 ------      ------      ------

                                                 $3,129      $4,729      $9,132
                                                 ======      ======      ======

                  SPECIALTY FOODS CORPORATION AND SUBSIDIARIES

                      Condensed Consolidated Balance Sheets
                                 (In thousands)

                                                                         March 31,      December 31,
                                                                           1999            1998
                                                                           ----            ----
                                                                       (unaudited)
                                   Assets
Current assets:
     Cash and cash equivalents                                          $    16,992    $     5,880
     Accounts receivable, net                                                20,915         19,327
     Inventories                                                             25,307         23,366
     Net assets of discontinued operations                                   87,839         86,632
     Other current assets                                                     8,764          7,234
                                                                        -----------    -----------

                           Total current assets                             159,817        142,439

Property, plant, and equipment, net                                         233,001        234,944
Intangible assets, net                                                      110,281        113,438
Other noncurrent assets                                                      30,171         39,338
                                                                        -----------    -----------

                           Total assets                                 $   533,270    $   530,159
                                                                        ===========    ===========

                    Liabilities and Stockholders' Equity

Current liabilities:
     Current maturities of long-term debt (Note 5)                      $   268,144    $     3,450
     Accounts payable                                                        44,662         37,779
     Accrued expenses                                                        75,777         80,741
                                                                        -----------    -----------

                           Total current liabilities                        388,583        121,970

Long-term debt                                                              577,548        820,309
Due to Specialty Foods Acquisition Corporation                                8,243          7,499
Other noncurrent liabilities                                                 30,506         31,355
                                                                        -----------    -----------

                           Total liabilities                              1,004,880        981,133

Stockholders' equity                                                       (471,610)      (450,974)
                                                                        -----------    -----------

                           Total liabilities and stockholders' equity   $   533,270    $   530,159
                                                                        ===========    ===========

See accompanying notes to condensed consolidated financial statements.

                  SPECIALTY FOODS CORPORATION AND SUBSIDIARIES

                 Condensed Consolidated Statements of Operations

                                   (Unaudited)
                        (In thousands, except share data)

                                                       Three months ended March 31,
                                                            1999         1998
                                                            ----         ----
Net sales                                                $ 200,265    $ 170,924
Cost of sales                                               89,444       76,319
                                                         ---------    ---------
         Gross profit                                      110,821       94,605

Operating expenses:
     Selling, distribution, general and administrative     108,537       94,364
     Amortization of intangibles                             1,017          212
                                                         ---------    ---------
         Total operating expenses                          109,554       94,576
                                                         ---------    ---------

         Operating profit                                    1,267           29

Other expenses:
     Interest expense, net                                  23,493       19,630
     Other expense, net                                        679          801
                                                         ---------    ---------
         Loss before income taxes                          (22,905)     (20,402)

Provision for income taxes                                     130           29
                                                         ---------    ---------
         Loss from continuing operations                   (23,035)     (20,431)

Discontinued operations:
     Net income                                              3,810        2,362
     Loss on disposal, net                                    (412)          --
                                                         ---------    ---------
                                                             3,398        2,362
                                                         ---------    ---------

         Net loss                                        $ (19,637)   $ (18,069)
                                                         =========    =========

See accompanying notes to condensed consolidated financial statements.

                  SPECIALTY FOODS CORPORATION AND SUBSIDIARIES

                 Condensed Consolidated Statements of Cash Flows

                                   (Unaudited)
                                 (In thousands)

                                                        Three months ended March 31,
                                                            1999         1998
                                                            ----         ----
Cash flows from operating activities:
   Loss from continuing operations                       $ (23,035)   $ (20,431)
   Adjustments to reconcile to net cash
     from continuing operating activities
       Depreciation and amortization                         9,331        5,653
       Debt issuance cost amortization                       2,762        1,316
   Changes in operating assets and liabilities,
       net of effects from businesses acquired or sold      (3,780)     (17,699)
                                                         ---------    ---------
   Net cash used by continuing operating activities        (14,722)     (31,161)
   Net cash provided (used) by discontinued operations       2,191       (2,391)
                                                         ---------    ---------

                Net cash used by operating activities      (12,531)     (33,552)

Cash flows from investing activities:
   Capital expenditures                                     (3,658)      (5,977)
   Proceeds from the sale of business                        3,800           --
   Other                                                     2,406         (764)
                                                         ---------    ---------

   Net cash provided (used) by investing activities          2,548       (6,741)

Cash flows from financing activities:
   Increase in  revolving credit                            22,801           --
   Refinancing costs                                          (586)      (9,243)
   Other                                                    (1,120)        (712)
                                                         ---------    ---------

   Net cash provided (used) by financing activities         21,095       (9,955)

Increase (decrease) in cash and cash equivalents            11,112      (50,248)
Cash - beginning of period                                   5,880      234,266
                                                         ---------    ---------
Cash - end of period                                     $  16,992    $ 184,018
                                                         =========    =========

     See accompanying notes to condensed consolidated financial statements.

NOTE 1 - Interim Financial Information

      In the opinion of management, the accompanying unaudited interim condensed financial information of Specialty Foods Corporation (SFC) and its subsidiaries (collectively, the Company) contains all adjustments, consisting only of those of a recurring nature, necessary to present fairly the Company's financial position and results of operations. All significant intercompany accounts, transactions and profits have been eliminated.

      These financial statements are for interim periods and do not include all information normally provided in annual financial statements and should be read in conjunction with the financial statements of the Company for the year ended December 31, 1998 included in the annual report filed on Form 10-K and any reports on Form 8-K filed during the quarter. The results of operations for interim periods are not necessarily indicative of the results that may be expected for the full year.

      Certain amounts in the 1998 financial statements have been reclassified to conform to the manner in which the 1999 financial statements have been presented.

NOTE 2 - Inventories

      The components of inventories are as follows:

                                                      March 31,    December 31,
                                                        1999           1998
                                                        ----           ----
                                                           (In thousands)

      Raw materials and packaging                     $ 12,519        $ 12,244
      Work in progress                                     588             264
      Finished goods                                     9,282           8,593
      Other                                              3,934           3,209
                                                      --------        --------
                                                        26,323          24,310
      Less obsolescence and other allowances            (1,016)           (944)
                                                      --------        --------
                                                      $ 25,307        $ 23,366
                                                      ========        ========

      Inventories are stated at the lower of cost or market. Cost is determined principally by the first-in first-out ("FIFO") method.

NOTE 3 - Sale of H&M Food Systems, Inc. (H&M)

      In March 1999, SFC signed a definitive agreement to sell its subsidiary, H&M, for $132 million. H&M is a producer of custom formulated, pre-cooked meat products that are sold primarily to national restaurant chains and prepared-food producers. The transaction closed on April 12, 1999. Accordingly, SFC will report the net gain on the sale, expected to approximate $29 million, during the second quarter of 1999. The Company realized net cash proceeds of $110 million after it repurchased H&M's financed receivables, established a $5 million one-year escrow and paid transaction costs.

      H&M is classified as a discontinued operation in the accompanying financial statements. The net assets of H&M are reported as a single line item in SFC's Balance Sheets for March 31, 1999 and December 31, 1998, and the results of H&M's operation are reported in the discontinued operations section of the accompanying Consolidated Statements of Operations.

NOTE 4 - Acquisition

      On May 13, 1999, SFC announced that its wholly-owned operating company, Metz Baking Company, signed a definitive agreement to acquire Grocers Baking Company. Grocers Baking Company, which had approximately $60 million of sales during 1998, is a privately-held manufacturer and distributor of retail bread, buns, and sweet goods based in Western Michigan. The transaction, which is subject to certain regulatory approvals, is expected to close during the second quarter of 1999.

NOTE 5 - Debt

      On May 12, 1999, the Company commenced new private exchange offers ("New Offers") for its publicly held debt following the termination of its previous exchange offers on April 30, 1999. Under the New Offers, holders of existing debt of SFC and its Parent Company, Specialty Foods Acquisition Corporation ("SFAC") are being offered the opportunity to exchange their existing debt for the debt of three new intermediate holding companies as described below:

      o Holders of SFAC 13% Senior Secured Discount Debentures are being offered the opportunity to exchange their existing securities for new 13% Senior Secured Discount Debentures ("New Senior Debentures") of one of the new intermediate holding companies. The New Senior Debentures include provisions that will extend the initial cash pay interest date from February 2000 to December 2004, extend the maturity date from August 2005 to June 2009, and provide the Company with the option to redeem the New Senior Debentures at prescribed discounts of accreted value. Consenting holders of the New Senior Debentures will also receive up to an aggregate of ten percent of the equity interest of one of the new intermediate holding companies. Additionally, holders of SFAC's 11% Senior Subordinated Discount Debentures are being offered the opportunity to exchange their existing securities for new 11% Senior Subordinated Discount Debentures ("New 11% Debentures") of one of the new intermediate holding companies. The New 11% Debentures include provisions that will extend the initial cash pay interest date from August 2001 to December 2005 and extend the maturity date from August 2006 to December 2009.

      o Holders of SFC Subordinated Notes and Senior Notes are being offered the opportunity to exchange their existing securities for new notes ("New Notes") of one of the new intermediate holding companies. The New Notes will have substantially the same terms and covenants as the existing SFC notes and will be structurally senior to the New Senior Debentures. Subordinated Note holders who exchange for the New Notes will receive a consent fee of $35 per $1,000 note and an increased coupon rate of 200 basis points of which 100 basis points will be paid in cash and 100 basis points payable in kind. Senior Note holders who exchange for the New Notes will receive a consent fee of $10 per $1,000 note and an increased coupon rate of 100 basis points. In addition, consenting holders of the New Notes will receive up to an aggregate of $28.2 million of New 11% Debentures of one of the new intermediate holding companies.

      Concurrent with the above described offers, the Company is seeking the consent for the Corporate organization changes from its Revolving Credit, Term Loan, and Accounts Receivable Facility lenders ("Senior Secured Debt Lenders"). Additionally, the Company is seeking the consent of its Senior Secured Debt Lenders to extend the maturity of the facilities from January 2000 to January 2001. As of March 31, 1999, $ 264.7 million of the Revolving Credit and Term Loan Facilities were reclassed to a current liability based on the existing maturity date. Consummation of the exchange offers and the extension of the Senior Secured Debt facilities would result in a reclassification of the amount outstanding under the Revolving Credit and Term Loan Facilities back to a non-current liability.

      The Company's management believes that completion of an exchange offer and the extension of its senior secured indebtedness are essential elements in continuing to operate the Company's business as currently conducted.

                             SFC New Holdings, Inc.

                              Exchange offers for:

                          11 1/4% Senior Notes due 2001
                          12 1/8% Senior Notes due 2002
                       13 1/4% Subordinated Notes due 2003
                            of SFC New Holdings, Inc.

                          10 1/4% Senior Notes due 2001
                          11 1/3% Senior Notes due 2002
                       11 1/4% Subordinated Notes due 2003
                         of Specialty Foods Corporation

                           ---------------------------

                                   PROSPECTUS

                                 _________, 1999

                           ---------------------------

No person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of SFC New Holdings since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

      Article 8 of the Company's Certificate of Incorporation and By-Laws provide for the indemnification by the Company of each person who is or was or had agreed to become a director, officer, employee or agent of the Company, or, at the request of the Company, a director, officer, employee or agent of another enterprise, against all expenses and other amounts for which indemnification may be made under law. Section 145 of the General Corporation Law of the State of Delaware sets forth provisions which define the extent to which a corporation organized under the laws of Delaware may indemnify directors, officers, employees, and agents. Section 145 provides in pertinent part as follows:

            (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

            (e) Expenses (including attorneys' fees) incurred by an officer or director in defending a civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

            (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

            (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

                                      * * *

            (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Item 21. Exhibits and Financial Statements.

            Exhibit
            Number      Description of Document
            ------      -----------------------
            3.1*        Certificate of Incorporation of SFC New Holdings, Inc.

            3.2*        By-Laws of SFC New Holdings, Inc.

            3.3*        Certificate of Designation of SFC New Holdings, Inc.

            4.1* Registration Rights Agreement, dated as of June 11, 1999, among SFC New Holdings, Inc. and holders of its 11 1/4% Senior Notes due 2001, its 12 1/8% Senior Notes due 2002 and its 13 1/4% Senior Subordinated Notes due 2003.

            4.2* Indenture, dated as of June 11, 1999, between SFC New Holdings, Inc. and United States Trust Company of New York, as trustee, governing the 11 1/4% Senior Notes due 2001 issued by SFC New Holdings, Inc.

            4.3* Indenture, dated as of June 11, 1999, between SFC New Holdings, Inc. and United States Trust Company of New York, as trustee, governing the 12 1/8% Senior Notes due 2002 issued by SFC New Holdings, Inc.

            4.4* Indenture, dated as of June 11, 1999, between SFC New Holdings, Inc. and U.S. Trust Company of Texas, N.A., as trustee, governing the 13 1/4% Senior Subordinated Notes due 2003 issued by SFC New Holdings, Inc.

            5.1** Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding the legality of the securities being registered.

            8.1** Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding certain tax matters.

            10.1 Tax Sharing Agreement, dated as of August 16, 1993, among Specialty Foods Acquisition Corp., Specialty Foods Corp. and certain subsidiaries of Specialty Foods Corp. (Incorporated by reference to Exhibit 10.17 to Specialty Foods Acquisition Corp.'s Registration Statement on Form S-4 (Registration No. 33-68958))

            10.2* First Amended and Restated SFC Group Tax Sharing Agreement, dated as of June 11, 1999, among Specialty Foods Acquisition Corp., SFC New Holdings, Inc. and certain subsidiaries of SFC New Holdings, Inc.

            Exhibit
            Number      Description of Document
            ------      -----------------------

            10.3 Tax Sharing Agreement, dated as of August 16, 1993, between Specialty Foods Acquisition Corp. and Specialty Foods Corp. (Incorporated by reference to Exhibit 10.18 to Specialty Foods Acquisition Corp.'s Registration Statement on Form S-4 (Registration No. 33-68958))

            10.4* First Amended and Restated SFAC Tax Sharing Agreement, dated as of June 11, 1999, among Specialty Foods Acquisition Corp. and SFC New Holdings, Inc.

            10.5* Assignment and Assumption Agreement, dated as of June 11, 1999, between Specialty Foods Corp. and SFC New Holdings, Inc.

            10.6 Corporate Services Agreement, dated as of June 30, 1994, between Specialty Foods Acquisition Corp. and Specialty Foods Corp. (Incorporated by reference to Exhibit 10.14 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1994)

            10.7 Term Loan Agreement, dated as of March 16, 1998, among Specialty Foods Corp., various financial institutions, DLJ Capital Funding, Inc., as syndication agent, and ABN Amro Bank N.V., as administrative agent. (Incorporated by reference to Exhibit 10.24 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31, 1997)

            10.8 Amended and Restated Term Loan Agreement, dated as of June 11, 1999, among SFC New Holdings, Inc., as the Borrower, Various Financial Institutions, as the Term Loan Lenders, DLJ Capital Funding, Inc., as the Syndication Agent and Collateral Agent for the Term Loan Lenders, ABN Amro Bank, N.V. as the Administrative Agent for the Term Loan Lenders and Banque Paribas, as the Documentation Agent for the Term Loan Lenders. (Incorporated by reference to Exhibit 99.3 to Specialty Foods Acquisition Corp. Report on Form 8-K dated June 30, 1999)

            10.9 Revolving Credit Agreement, dated as of March 16, 1998, among certain subsidiaries of Specialty Foods Corp., various financial institutions, DLJ Capital Funding, Inc., as syndication agent, and ABN Amro Bank N.V., as administrative agent. (Incorporated by reference to
                        Exhibit 10.25 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31,
                        1997)

            Exhibit
            Number      Description of Document
            ------      -----------------------

            10.10 Amended and Restated Revolving Credit Agreement, dated as of June 11, 1999, among certain subsidiaries of SFC New Holdings, Inc., as the Revolving Credit Borrowers, Various Financial Institutions, as the Revolving Credit Lenders, DLJ Capital Funding, Inc., as the Syndication Agent and Collateral Agent for the Revolving Credit Lenders, ABN Amro Bank, N.V. as the Administrative Agent for the Revolving Credit Lenders and Banque Paribas, as the Documentation Agent for the Revolving Credit Lenders. (Incorporated by reference to Exhibit 99.2 to Specialty Foods Acquisition Corp. Report on Form 8-K dated June 30, 1999)

            10.11 Pooling Agreement, dated as of November 16, 1994, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and Chase Manhattan Bank, as trustee (the "Pooling Agreement"). (Incorporated by reference to Exhibit 10.29 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31, 1994)

            10.12 Series 1994-1 Supplement to the Pooling Agreement, dated as of November 16, 1994, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and Chase Manhattan Bank, as trustee. (Incorporated by reference to Exhibit 10.30 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31, 1994)

            10.13 Series 1996-1 Supplement to the Pooling Agreement, dated as of August 1, 1996, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and Chase Manhattan Bank, as trustee. (Incorporated by reference to Exhibit 10.67 to Specialty Foods Acquisition Corp.'s Report on Form 10-Q for the Quarter ended September 28, 1996)

            10.14 Amendment No. 1 to Series 1996-1 Supplement to the Pooling Agreement, dated as of November 29, 1996, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, Chase Manhattan Bank, as initial VFC Certificate holder, and Chase Manhattan Bank, as trustee. (Incorporated by reference to Exhibit
                        10.34 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31, 1996)

            Exhibit
            Number      Description of Document
            ------      -----------------------

            10.15 Amendment No. 2 to Series 1996-1 Supplement to the Pooling Agreement, dated as of December 13, 1996, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, Chase Manhattan Bank, as initial VFC Certificate holder, and Chase Manhattan Bank, as trustee. (Incorporated by reference to Exhibit
                        10.26 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1996)

            10.16 Series 1997-1 Supplement to the Pooling Agreement, dated as of January 31, 1997, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and Chase Manhattan Bank, as trustee. (Incorporated by reference to Exhibit 10.36 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31, 1996)

            10.17 Series 1998-1 Certificate Purchase Agreement, dated as of March 31, 1998, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and Bankers Trust Company, as Agent. (Incorporated by reference to Exhibit 10.78 to Specialty Foods Acquisition Corp.'s Report on Form 10-Q for the Quarter ended March 31, 1998)

            10.18 Series 1998-1 Supplement, dated as of March 31, 1998, to the Pooling Agreement, dated as of November 16, 1994, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and Chase Manhattan Bank, as trustee. (Incorporated by reference to Exhibit 10.79 to Specialty Foods Acquisition Corp.'s Report on Form 10-Q for the Quarter ended March 31, 1998)

            10.19 Amendment to Series 1998-1 Supplement, dated as of March 31, 1998, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, Chase Manhattan Bank, as trustee, and Bankers Trust, as the sole VFC Certificate holder under that certain Certificate Purchase Agreement. (Incorporated by reference to Exhibit 10.81 to Specialty Foods Acquisition Corp.'s Report on Form 10-Q for the Quarter ended March 31, 1998)

            Exhibit
            Number      Description of Document
            ------      -----------------------

            10.20 Amendment No. 3 to Series 1998-1 Supplement and Amendment No. 1 to Series 1998-1 Certificate Purchase Agreement, dated as of June 10, 1999, between Specialty Foods Finance Corp., Specialty Foods Corp., SFC New Holdings, Inc., The Chase Manhattan Bank, Various Financial Institutions and Bankers Trust Company, as a VFC Certificateholder and as agent for the VFC Certificateholder. (Incorporated by reference to Exhibit
                        99.5 to Specialty Foods Acquisition Corp.'s Report on Form 8-K dated June 30, 1999).

            10.21 Amendment No. 4 to Series 1998-I Supplement, dated as of June 10, 1999, by and among Specialty Foods Finance Corp., SFC New Holdings, Inc., The Chase Manhattan Bank, as trustee, Various Financial Institutions and Bankers Trust, as a VFC Certificateholder and as agent for the VFC Certificateholder. (Incorporated by reference to Exhibit 99.6 to Specialty Foods Acquisition Corp.'s Report on Form 8-K dated June 30, 1999)

            10.22 Performance Guaranty, dated as of March 31, 1998, by and among Specialty Foods Corp., as Master Servicer, in favor of Specialty Foods Finance Corp. (Incorporated by reference to Exhibit 10.82 to Specialty Foods Acquisition Corp.'s Report on Form 10-Q for the Quarter ended March 31, 1998)

            10.23 Amended and Restated Receivables Sales Agreement, dated as of November 16, 1994, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and certain subsidiaries of Specialty Foods Corp. (Incorporated by reference to Exhibit 10.31 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31, 1994)

            10.24 Servicing Agreement, dated as of November 16, 1994, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and certain subsidiaries of Specialty Foods Corp. (Incorporated by reference to
                        Exhibit 10.32 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31,
                        1994)

            10.25 Amendment No. 1 to Specialty Foods Corp. Master Trust Pooling and Servicing Agreements, dated as of December 16, 1996, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and Chase Manhattan Bank, as trustee. (Incorporated by reference to Exhibit 10.38 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31,
                        1996)

            Exhibit
            Number      Description of Document
            ------      -----------------------

            10.26 Amendment No. 2 to Specialty Foods Corp. Master Trust Pooling Agreement, dated as of December 27, 1996, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and Chase Manhattan Bank, as trustee. (Incorporated by reference to Exhibit 10.40 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31, 1996)

            10.27 Amendment No. 3 to Specialty Foods Corp. Master Trust Pooling Agreement, dated as of February 24, 1997, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and Chase Manhattan Bank, as trustee. (Incorporated by reference to Exhibit 10.41 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31, 1996)

            10.28 Amendment No. 7 to Specialty Foods Corp. Master Trust Amendment No. 7 to the Master Trust Pooling Agreement and the Receivables Sale Agreement and Amendment No. 2 to the Servicing Agreement and Consent Related thereto, dated as of June 10, 1999, by and among Specialty Foods Finance Corp., Specialty Foods Corp., SFC New Holdings, Inc. and The Chase Manhattan Bank, as trustee. (Incorporated by reference to Exhibit 99.4 to Specialty Foods Acquisition Corp.'s Report on Form 8-K dated June 8, 1999)

            10.29 Amendment No. 1 to Amended and Restated Receivables Sale Agreement, dated as of December 16, 1996, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and certain subsidiaries of Specialty Foods Corp. (Incorporated by reference to Exhibit 10.42 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31, 1996)

            10.30 Amendment No. 2 to Amended and Restated Receivables Sale Agreement, dated as of December 27, 1996, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and certain subsidiaries of Specialty Foods Corp. (Incorporated by reference to Exhibit 10.43 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31, 1996)

            10.31 Amendment No. 3 to Amended and Restated Receivables Sale Agreement, dated as of February 24, 1997, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and certain subsidiaries of Specialty Foods Corp. (Incorporated by reference to Exhibit 10.44 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31, 1996)

            Exhibit
            Number      Description of Document
            ------      -----------------------

            10.32 Specialty Foods Corp. Master Trust Amendment No. 5 to each of the Pooling Agreement and Receivables Sale Agreement and Amendment No. 1 to the Servicing Agreement. (Incorporated by reference to Exhibit 10.80 to Specialty Foods Acquisition Corp.'s Report on Form 10-Q for the Quarter ended March 31, 1998)

            10.33 Amended and Restated Executive Employment Agreement, dated as of March 15, 1999, among Specialty Foods Acquisition Corp., Specialty Foods Corp. and Lawrence S. Benjamin. (Incorporated by reference to Exhibit 10.38 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.34 Amended and Restated Executive Employment Agreement, dated as of March 15, 1999, among Specialty Foods Acquisition Corp., Specialty Foods Corp. and Robert L. Fishbune. (Incorporated by reference to Exhibit 10.43 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.35 Amended and Restated Executive Employment Agreement, dated as of March 15, 1999, among Specialty Foods Acquisition Corp., Specialty Foods Corp. and Robert L. Fishbune. (Incorporated by reference to Exhibit 10.43 to Specialty Food Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.36 Executive Employment Agreement, dated as of July 15, 1997, among Specialty Foods Corp., Mother's Cake & Cookie Company, MCC-DSD Holdings, Inc. and Patrick J. O'Dea. (Incorporated by reference to Exhibit 10.44 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.37 Mother's Cake & Cookie Co. Amended and Restated Supplemental Long Term Incentive Compensation Plan. (Incorporated by reference to Exhibit 10.48 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.38 Deferred Bonus Agreement, dated as of October 27, 1997, between Specialty Foods Corp. and Lawrence S. Benjamin. (Incorporated by reference to Exhibit 10.53 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31, 1997)

            Exhibit
            Number      Description of Document
            ------      -----------------------

            10.39 Special Bonus Agreement, dated as of December 21, 1997, between Specialty Foods Corp. and Lawrence S. Benjamin. (Incorporated by reference to Exhibit 10.54 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31, 1997)

            10.40 Retention Bonus Agreement, dated as of March 15, 1999, between Specialty Foods Corp. and Lawrence S. Benjamin. (Incorporated by reference to Exhibit 10.52 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.41 Participation Award Agreement, dated as of March 15, 1999, between Mother's Cake & Cookie Company and Lawrence S. Benjamin. (Incorporated by reference to
                        Exhibit 10.53 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.42 Deferred Bonus Agreement, dated as of July 15, 1997, between Specialty Foods Corp. and Robert L. Fishbune. (Incorporated by reference to Exhibit 10.55 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31, 1997)

            10.43 Retention Bonus Agreement, dated as of March 15, 1999, between Specialty Foods Corp. and Robert L. Fishbune. (Incorporated by reference to Exhibit 10.55 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.44 Deferred Bonus Agreement, dated as of June 16, 1998, between Andre-Boudin Bakeries, Inc. and Larry Strain. (Incorporated by reference to Exhibit 10.56 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.45 Deferred Bonus Agreement, dated as of July 15, 1997, between Mother's Cake & Cookie Company and Patrick J. O'Dea. (Incorporated by reference to Exhibit 10.58 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.46 Retention Bonus Agreement, dated as of March 15, 1999, between Mother's Cake & Cookie Company and Patrick J. O'Dea. (Incorporated by reference to Exhibit 10.59 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            Exhibit
            Number      Description of Document
            ------      -----------------------

            10.47 Retention Bonus Agreement, dated as of March 15, 1999, between Specialty Foods Corp. and David E. Schreibman. (Incorporated by reference to Exhibit 10.60 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.48 Deferred Bonus Agreement, dated as of July 15, 1997, between Metz Baking Company and Henry J. Metz. (Incorporated by reference to Exhibit 10.57 Specialty Foods Acquisition Corp.'s Report on Form 10-Q for the Quarter ended March 31, 1998)

            10.49 Divestiture Award Agreement, dated as of March 15, 1999, between Metz Baking Company and Robert L. Fishbune. (Incorporated by reference to Exhibit 10.66 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.50 Divestiture Award Agreement, dated as of July 15, 1997, between Metz Baking Company and Henry J. Metz. (Incorporated by reference to Exhibit 10.65 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31, 1997)

            10.51 Divestiture Award Agreement, dated as of March 15, 1999, between H&M Food System Company, Inc. and Lawrence S. Benjamin. (Incorporated by reference to Exhibit 10.68 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.52 Divestiture Award Agreement, dated as of March 15, 1999, between Metz Baking Company and Lawrence S. Benjamin. (Incorporated by reference to Exhibit 10.69 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.53 Divestiture Award Agreement, dated as of March 15, 1999, between H&M Food System Company, Inc. and Robert L. Fishbune. (Incorporated by reference to Exhibit 10.70 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.54 Divestiture Award Agreement, dated as of March 15, 1999, between Mother's Cake & Cookie Company and Robert L. Fishbune. (Incorporated by reference to Exhibit 10.71 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            Exhibit
            Number      Description of Document
            ------      -----------------------

            10.55 Divestiture Award Agreement, dated as of March 15, 1999, between Andre-Boudin Bakeries, Inc. and Robert L. Fishbune. (Incorporated by reference to Exhibit 10.72 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.56 Divestiture Award Agreement, dated as of October 19, 1998 between H&M Food System Company, Inc. and David E. Schreibman. (Incorporated by reference to Exhibit 10.73 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.57 Divestiture Award Agreement, dated as of March 15, 1999, between Metz Baking Company and David E. Schreibman. (Incorporated by reference to Exhibit 10.74 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.58 Divestiture Award Agreement, dated as of March 15, 1999, between Mother's Cake & Cookie Company and David E. Schreibman. (Incorporated by reference to Exhibit 10.75 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.59 Divestiture Award Agreement, dated as of March 15, 1999, between Andre-Boudin Bakeries, Inc. and David E. Schreibman. (Incorporated by reference to Exhibit 10.76 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.60 Amended and Restated Metz Baking Company Pension Plan for Non-Union Employees. (Incorporated by reference to
                        Exhibit 10.52 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31,
                        1994)

            10.61 Amended and Restated Mother's Cake & Cookie Company Retirement Plan. (Incorporated by reference to Exhibit
                        10.51 to Specialty Foods Acquisition Corp.'s report on Form 10-K for the year ended December 31, 1994)

            10.62       Coordination Document for the Metz Baking
                        Company-Mother's Cake & Cookie Co. Consolidated Pension Plan. (Incorporated by reference to Exhibit 10.80 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            Exhibit
            Number      Description of Document
            ------      -----------------------

            10.63 Form of 1998 Annual Bonus Plan. (Incorporated by reference to Exhibit 10.84 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31,
                        1998)

            10.64 Form of 1999 Annual Bonus Plan. (Incorporated by reference to Exhibit 10.85 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31,
                        1998)

            10.65 Executive Employment Agreement, dated as of May 1, 1999, by and among Specialty Foods Acquisition Corp., Specialty Foods Corp., Metz Baking Company, Mother's Cake & Cookie Company, Archway Cookies, Inc., and Andre-Boudin Bakeries, Inc. and David E. Schreibman. (Incorporated by reference to Exhibit 10.87 to Specialty Foods Corp.'s Report on Form 10-Q for the Quarter ended March 31, 1999)

            10.66 Amended and Restated Retention Bonus Agreement, dated as of May 1, 1999, by and between Specialty Foods Corp. and David E. Schreibman. (Incorporated by reference to
                        Exhibit 10.88 to Specialty Foods Corp.'s Report on Form 10-Q for the Quarter ended March 31, 1999)

            10.67 Amended and Restated Divestiture Award Agreement, dated as of May 1, 1999, by and between Metz Baking Company and David E. Schreibman. (Incorporated by reference to Exhibit 10.89 to Specialty Foods Corp.'s Report on Form 10-Q for the Quarter ended March 31, 1999)

            10.68 Amended and Restated Divestiture Award Agreement, dated as of May 1, 1999, by and between Mother's Cake & Cookie Company and David E. Schreibman. (Incorporated by reference to Exhibit 10.90 to Specialty Foods Corp.'s Report on Form 10-Q for the Quarter ended March 31,
                        1999)

            10.69 Amended and Restated Divestiture Award Agreement, dated as of May 1, 1999, by and between Andre-Boudin Bakeries, Inc. and David E. Schreibman. (Incorporated by reference to Exhibit 10.91 to Specialty Foods Corp.'s Report on Form 10-Q for the Quarter ended March 31, 1999)

            10.70 Participation Award Agreement, dated as of May 1, 1999, between Mother's Cake & Cookie Company and Patrick J. O'Dea. (Incorporated by reference to Exhibit 10.92 to Specialty Foods Corp.'s Report on Form 10-Q for the Quarter ended March 31, 1999)

            12.1*       Statement re Computation of Ratio of Earnings to Fixed
                        Charges.

            Exhibit
            Number      Description of Document
            ------      -----------------------

            21.1*       Subsidiaries of SFC New Holdings, Inc.

            23.1*       Consent of KPMG.

            23.2**      Consent of Paul, Weiss, Rifkind, Wharton & Garrison (See
                        Exhibit 5.1).

            24.1* Power of attorney (included on the signature page of this registration statement).

            25.1* Statement on Form T-1, of the Eligibility of United States Trust Company of New York, as Trustee under the Indenture relating to the 11 1/4% Senior Notes due 2001 and the 12 1/8% Senior Notes due 2002.

            25.2* Statement on Form T-1, of the Eligibility of U.S. Trust Company of Texas, N.A., as Trustee under the Indenture relating to the 13 1/4% Senior Subordinated Notes due 2003.

            27*         Financial Data Schedule

            99.1**      Form of Letter of Transmittal.

            99.2**      Form of Notice of Guaranteed Delivery.

----------

*     To be filed herewith.
**    To be filed by amendment.

Item 22. Undertakings.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned registrant hereby undertakes as follows:

      (a) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

      (b) Every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

      The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Deerfield, Illinois on July 15, 1999.

                                  SFC NEW HOLDINGS, INC.


                                  By: /s/ Sean M.Stack
                                      ------------------------------------
                                  Name: Sean M. Stack
                                  Title: Vice President, Treasurer and
                                         Assistant Secretary

                                POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Robert
L. Fishbune and Sean M. Stack, or any one of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature and Title              Capacity                       Date
-------------------              --------                       ----


/s/ Lawrence S. Benjamin         Principal Executive Officer    July 15, 1999
----------------------------     and Director
Lawrence S. Benjamin


/s/ Robert L. Fishbune           Principal Financial and        July 15, 1999
----------------------------     Accounting Officer
Robert L. Fishbune

Signature and Title              Capacity                       Date
-------------------              --------                       ----


/s/ Robert B. Haas               Chairman of the Board of       July 15, 1999
----------------------------     Directors
Robert B. Haas


                                 Director
----------------------------
Thomas J. Baldwin


/s/ J. Taylor Crandall           Director                       July 15, 1999
----------------------------
J. Taylor Crandall


/s/ Jerry M. Meyer               Director                       July 15, 1999
----------------------------
Jerry M. Meyer


/s/ Andrew J. Nathanson          Director                       July 15, 1999
----------------------------
Andrew J. Nathanson


                                 Director
----------------------------
David G. Offensend


/s/ Marc C. Particelli           Director                       July 15, 1999
----------------------------
Marc C. Particelli


/s/ Anthony P. Scotto            Director                       July 15, 1999
----------------------------
Anthony P. Scotto


/s/ Douglas D. Wheat
----------------------------
Douglas D. Wheat                 Director                       July 15, 1999

                                  EXHIBIT INDEX

            3.1*        Certificate of Incorporation of SFC New Holdings, Inc.

            3.2*        By-Laws of SFC New Holdings, Inc.

            3.3*        Certificate of Designation of SFC New Holdings, Inc.

            4.1* Registration Rights Agreement, dated as of June 11, 1999, among SFC New Holdings, Inc. and holders of its 11 1/4% Senior Notes due 2001, its 12 1/8% Senior Notes due 2002 and its 13 1/4% Senior Subordinated Notes due 2003.

            4.2* Indenture, dated as of June 11, 1999, between SFC New Holdings, Inc. and United States Trust Company of New York, as trustee, governing the 11 1/4% Senior Notes due 2001 issued by SFC New Holdings, Inc.

            4.3* Indenture, dated as of June 11, 1999, between SFC New Holdings, Inc. and United States Trust Company of New York, as trustee, governing the 12 1/8% Senior Notes due 2002 issued by SFC New Holdings, Inc.

            4.4* Indenture, dated as of June 11, 1999, between SFC New Holdings, Inc. and U.S. Trust Company of Texas, N.A., as trustee, governing the 13 1/4% Senior Subordinated Notes due 2003 issued by SFC New Holdings, Inc.

            5.1** Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding the legality of the securities being registered.

            8.1** Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding certain tax matters.

            10.1 Tax Sharing Agreement, dated as of August 16, 1993, among Specialty Foods Acquisition Corp., Specialty Foods Corp. and certain subsidiaries of Specialty Foods Corp. (Incorporated by reference to Exhibit 10.17 to Specialty Foods Acquisition Corp.'s Registration Statement on Form S-4 (Registration No. 33-68958))

            10.2* First Amended and Restated SFC Group Tax Sharing Agreement, dated as of June 11, 1999, among Specialty Foods Acquisition Corp., SFC New Holdings, Inc. and certain subsidiaries of SFC New Holdings, Inc.

            10.3 Tax Sharing Agreement, dated as of August 16, 1993, between Specialty Foods Acquisition Corp. and Specialty Foods Corp. (Incorporated by reference to Exhibit 10.18 to Specialty Foods Acquisition Corp.'s Registration Statement on Form S-4 (Registration No. 33-68958))

            10.4* First Amended and Restated SFAC Tax Sharing Agreement, dated as of June 11, 1999, among Specialty Foods Acquisition Corp. and SFC New Holdings, Inc.

            10.5* Assignment and Assumption Agreement, dated as of June 11, 1999, between Specialty Foods Corp. and SFC New Holdings, Inc.

            10.6 Corporate Services Agreement, dated as of June 30, 1994, between Specialty Foods Acquisition Corp. and Specialty Foods Corp. (Incorporated by reference to Exhibit 10.14 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1994)

            10.7 Term Loan Agreement, dated as of March 16, 1998, among Specialty Foods Corp., various financial institutions, DLJ Capital Funding, Inc., as syndication agent, and ABN Amro Bank N.V., as administrative agent. (Incorporated by reference to Exhibit 10.24 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31, 1997)

            10.8 Amended and Restated Term Loan Agreement, dated as of June 11, 1999, among SFC New Holdings, Inc., as the Borrower, Various Financial Institutions, as the Term Loan Lenders, DLJ Capital Funding, Inc., as the Syndication Agent and Collateral Agent for the Term Loan Lenders, ABN Amro Bank, N.V. as the Administrative Agent for the Term Loan Lenders and Banque Paribas, as the Documentation Agent for the Term Loan Lenders. (Incorporated by reference to Exhibit 99.3 to Specialty Foods Acquisition Corp. Report on Form 8-K dated June 30, 1999)

            10.9 Revolving Credit Agreement, dated as of March 16, 1998, among certain subsidiaries of Specialty Foods Corp., various financial institutions, DLJ Capital Funding, Inc., as syndication agent, and ABN Amro Bank N.V., as administrative agent. (Incorporated by reference to
                        Exhibit 10.25 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31,
                        1997)

            10.10 Amended and Restated Revolving Credit Agreement, dated as of June 11, 1999, among certain subsidiaries of SFC New Holdings, Inc., as the Revolving Credit Borrowers, Various Financial Institutions, as the Revolving Credit Lenders, DLJ Capital Funding, Inc., as the Syndication Agent and Collateral Agent for the Revolving Credit Lenders, ABN Amro Bank, N.V. as the Administrative Agent for the Revolving Credit Lenders and Banque Paribas, as the Documentation Agent for the Revolving Credit Lenders. (Incorporated by reference to Exhibit 99.2 to Specialty Foods Acquisition Corp. Report on Form 8-K dated June 30, 1999)

            10.11 Pooling Agreement, dated as of November 16, 1994, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and Chase Manhattan Bank, as trustee (the "Pooling Agreement"). (Incorporated by reference to Exhibit 10.29 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31, 1994)

            10.12 Series 1994-1 Supplement to the Pooling Agreement, dated as of November 16, 1994, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and Chase Manhattan Bank, as trustee. (Incorporated by reference to Exhibit 10.30 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31, 1994)

            10.13 Series 1996-1 Supplement to the Pooling Agreement, dated as of August 1, 1996, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and Chase Manhattan Bank, as trustee. (Incorporated by reference to Exhibit 10.67 to Specialty Foods Acquisition Corp.'s Report on Form 10-Q for the Quarter ended September 28, 1996)

            10.14 Amendment No. 1 to Series 1996-1 Supplement to the Pooling Agreement, dated as of November 29, 1996, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, Chase Manhattan Bank, as initial VFC Certificate holder, and Chase Manhattan Bank, as trustee. (Incorporated by reference to Exhibit
                        10.34 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31, 1996)

            10.15 Amendment No. 2 to Series 1996-1 Supplement to the Pooling Agreement, dated as of December 13, 1996, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, Chase Manhattan Bank, as initial VFC Certificate holder, and Chase Manhattan Bank, as trustee. (Incorporated by reference to Exhibit
                        10.26 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1996)

            10.16 Series 1997-1 Supplement to the Pooling Agreement, dated as of January 31, 1997, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and Chase Manhattan Bank, as trustee. (Incorporated by reference to Exhibit 10.36 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31, 1996)

            10.17 Series 1998-1 Certificate Purchase Agreement, dated as of March 31, 1998, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and Bankers Trust Company, as Agent. (Incorporated by reference to Exhibit 10.78 to Specialty Foods Acquisition Corp.'s Report on Form 10-Q for the Quarter ended March 31, 1998)

            10.18 Series 1998-1 Supplement, dated as of March 31, 1998, to the Pooling Agreement, dated as of November 16, 1994, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and Chase Manhattan Bank, as trustee. (Incorporated by reference to Exhibit 10.79 to Specialty Foods Acquisition Corp.'s Report on Form 10-Q for the Quarter ended March 31, 1998)

            10.19 Amendment to Series 1998-1 Supplement, dated as of March 31, 1998, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, Chase Manhattan Bank, as trustee, and Bankers Trust, as the sole VFC Certificate holder under that certain Certificate Purchase Agreement. (Incorporated by reference to Exhibit 10.81 to Specialty Foods Acquisition Corp.'s Report on Form 10-Q for the Quarter ended March 31, 1998)

            10.20 Amendment No. 3 to Series 1998-1 Supplement and Amendment No. 1 to Series 1998-1 Certificate Purchase Agreement, dated as of June 10, 1999, between Specialty Foods Finance Corp., Specialty Foods Corp., SFC New Holdings, Inc., The Chase Manhattan Bank, Various Financial Institutions and Bankers Trust Company, as a VFC Certificateholder and as agent for the VFC Certificateholder. (Incorporated by reference to Exhibit
                        99.5 to Specialty Foods Acquisition Corp.'s Report on Form 8-K dated June 30, 1999).

            10.21 Amendment No. 4 to Series 1998-I Supplement, dated as of June 10, 1999, by and among Specialty Foods Finance Corp., SFC New Holdings, Inc., The Chase Manhattan Bank, as trustee, Various Financial Institutions and Bankers Trust, as a VFC Certificateholder and as agent for the VFC Certificateholder. (Incorporated by reference to Exhibit 99.6 to Specialty Foods Acquisition Corp.'s Report on Form 8-K dated June 30, 1999)

            10.22 Performance Guaranty, dated as of March 31, 1998, by and among Specialty Foods Corp., as Master Servicer, in favor of Specialty Foods Finance Corp. (Incorporated by reference to Exhibit 10.82 to Specialty Foods Acquisition Corp.'s Report on Form 10-Q for the Quarter ended March 31, 1998)

            10.23 Amended and Restated Receivables Sales Agreement, dated as of November 16, 1994, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and certain subsidiaries of Specialty Foods Corp. (Incorporated by reference to Exhibit 10.31 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31, 1994)

            10.24 Servicing Agreement, dated as of November 16, 1994, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and certain subsidiaries of Specialty Foods Corp. (Incorporated by reference to
                        Exhibit 10.32 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31,
                        1994)

            10.25 Amendment No. 1 to Specialty Foods Corp. Master Trust Pooling and Servicing Agreements, dated as of December 16, 1996, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and Chase Manhattan Bank, as trustee. (Incorporated by reference to Exhibit 10.38 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31,
                        1996)

            10.26 Amendment No. 2 to Specialty Foods Corp. Master Trust Pooling Agreement, dated as of December 27, 1996, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and Chase Manhattan Bank, as trustee. (Incorporated by reference to Exhibit 10.40 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31, 1996)

            10.27 Amendment No. 3 to Specialty Foods Corp. Master Trust Pooling Agreement, dated as of February 24, 1997, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and Chase Manhattan Bank, as trustee. (Incorporated by reference to Exhibit 10.41 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31, 1996)

            10.28 Amendment No. 7 to Specialty Foods Corp. Master Trust Amendment No. 7 to the Master Trust Pooling Agreement and the Receivables Sale Agreement and Amendment No. 2 to the Servicing Agreement and Consent Related thereto, dated as of June 10, 1999, by and among Specialty Foods Finance Corp., Specialty Foods Corp., SFC New Holdings, Inc. and The Chase Manhattan Bank, as trustee. (Incorporated by reference to Exhibit 99.4 to Specialty Foods Acquisition Corp.'s Report on Form 8-K dated June 8, 1999)

            10.29 Amendment No. 1 to Amended and Restated Receivables Sale Agreement, dated as of December 16, 1996, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and certain subsidiaries of Specialty Foods Corp. (Incorporated by reference to Exhibit 10.42 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31, 1996)

            10.30 Amendment No. 2 to Amended and Restated Receivables Sale Agreement, dated as of December 27, 1996, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and certain subsidiaries of Specialty Foods Corp. (Incorporated by reference to Exhibit 10.43 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31, 1996)

            10.31 Amendment No. 3 to Amended and Restated Receivables Sale Agreement, dated as of February 24, 1997, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and certain subsidiaries of Specialty Foods Corp. (Incorporated by reference to Exhibit 10.44 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31, 1996)

            10.32 Specialty Foods Corp. Master Trust Amendment No. 5 to each of the Pooling Agreement and Receivables Sale Agreement and Amendment No. 1 to the Servicing Agreement. (Incorporated by reference to Exhibit 10.80 to Specialty Foods Acquisition Corp.'s Report on Form 10-Q for the Quarter ended March 31, 1998)

            10.33 Amended and Restated Executive Employment Agreement, dated as of March 15, 1999, among Specialty Foods Acquisition Corp., Specialty Foods Corp. and Lawrence S. Benjamin. (Incorporated by reference to Exhibit 10.38 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.34 Amended and Restated Executive Employment Agreement, dated as of March 15, 1999, among Specialty Foods Acquisition Corp., Specialty Foods Corp. and Robert L. Fishbune. (Incorporated by reference to Exhibit 10.43 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.35 Amended and Restated Executive Employment Agreement, dated as of March 15, 1999, among Specialty Foods Acquisition Corp., Specialty Foods Corp. and Robert L. Fishbune. (Incorporated by reference to Exhibit 10.43 to Specialty Food Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.36 Executive Employment Agreement, dated as of July 15, 1997, among Specialty Foods Corp., Mother's Cake & Cookie Company, MCC-DSD Holdings, Inc. and Patrick J. O'Dea. (Incorporated by reference to Exhibit 10.44 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.37 Mother's Cake & Cookie Co. Amended and Restated Supplemental Long Term Incentive Compensation Plan. (Incorporated by reference to Exhibit 10.48 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.38 Deferred Bonus Agreement, dated as of October 27, 1997, between Specialty Foods Corp. and Lawrence S. Benjamin. (Incorporated by reference to Exhibit 10.53 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31, 1997)

            10.39 Special Bonus Agreement, dated as of December 21, 1997, between Specialty Foods Corp. and Lawrence S. Benjamin. (Incorporated by reference to Exhibit 10.54 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31, 1997)

            10.40 Retention Bonus Agreement, dated as of March 15, 1999, between Specialty Foods Corp. and Lawrence S. Benjamin. (Incorporated by reference to Exhibit 10.52 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.41 Participation Award Agreement, dated as of March 15, 1999, between Mother's Cake & Cookie Company and Lawrence S. Benjamin. (Incorporated by reference to
                        Exhibit 10.53 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.42 Deferred Bonus Agreement, dated as of July 15, 1997, between Specialty Foods Corp. and Robert L. Fishbune. (Incorporated by reference to Exhibit 10.55 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31, 1997)

            10.43 Retention Bonus Agreement, dated as of March 15, 1999, between Specialty Foods Corp. and Robert L. Fishbune. (Incorporated by reference to Exhibit 10.55 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.44 Deferred Bonus Agreement, dated as of June 16, 1998, between Andre- Boudin Bakeries, Inc. and Larry Strain. (Incorporated by reference to Exhibit 10.56 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.45 Deferred Bonus Agreement, dated as of July 15, 1997, between Mother's Cake & Cookie Company and Patrick J. O'Dea. (Incorporated by reference to Exhibit 10.58 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.46 Retention Bonus Agreement, dated as of March 15, 1999, between Mother's Cake & Cookie Company and Patrick J. O'Dea. (Incorporated by reference to Exhibit 10.59 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.47 Retention Bonus Agreement, dated as of March 15, 1999, between Specialty Foods Corp. and David E. Schreibman. (Incorporated by reference to Exhibit 10.60 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.48 Deferred Bonus Agreement, dated as of July 15, 1997, between Metz Baking Company and Henry J. Metz. (Incorporated by reference to Exhibit 10.57 Specialty Foods Acquisition Corp.'s Report on Form 10-Q for the Quarter ended March 31, 1998)

            10.49 Divestiture Award Agreement, dated as of March 15, 1999, between Metz Baking Company and Robert L. Fishbune. (Incorporated by reference to Exhibit 10.66 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.50 Divestiture Award Agreement, dated as of July 15, 1997, between Metz Baking Company and Henry J. Metz. (Incorporated by reference to Exhibit 10.65 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31, 1997)

            10.51 Divestiture Award Agreement, dated as of March 15, 1999, between H&M Food System Company, Inc. and Lawrence S. Benjamin. (Incorporated by reference to Exhibit 10.68 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.52 Divestiture Award Agreement, dated as of March 15, 1999, between Metz Baking Company and Lawrence S. Benjamin. (Incorporated by reference to Exhibit 10.69 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.53 Divestiture Award Agreement, dated as of March 15, 1999, between H&M Food System Company, Inc. and Robert L. Fishbune. (Incorporated by reference to Exhibit 10.70 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.54 Divestiture Award Agreement, dated as of March 15, 1999, between Mother's Cake & Cookie Company and Robert L. Fishbune. (Incorporated by reference to Exhibit 10.71 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.55 Divestiture Award Agreement, dated as of March 15, 1999, between Andre-Boudin Bakeries, Inc. and Robert L. Fishbune. (Incorporated by reference to Exhibit 10.72 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.56 Divestiture Award Agreement, dated as of October 19, 1998 between H&M Food System Company, Inc. and David E. Schreibman. (Incorporated by reference to Exhibit 10.73 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.57 Divestiture Award Agreement, dated as of March 15, 1999, between Metz Baking Company and David E. Schreibman. (Incorporated by reference to Exhibit 10.74 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.58 Divestiture Award Agreement, dated as of March 15, 1999, between Mother's Cake & Cookie Company and David E. Schreibman. (Incorporated by reference to Exhibit 10.75 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.59 Divestiture Award Agreement, dated as of March 15, 1999, between Andre-Boudin Bakeries, Inc. and David E. Schreibman. (Incorporated by reference to Exhibit 10.76 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.60 Amended and Restated Metz Baking Company Pension Plan for Non-Union Employees. (Incorporated by reference to
                        Exhibit 10.52 to Specialty Foods Acquisition Corp.'s Report on Form 10-K for the year ended December 31,
                        1994)

            10.61 Amended and Restated Mother's Cake & Cookie Company Retirement Plan. (Incorporated by reference to Exhibit
                        10.51 to Specialty Foods Acquisition Corp.'s report on Form 10-K for the year ended December 31, 1994)

            10.62       Coordination Document for the Metz Baking
                        Company-Mother's Cake & Cookie Co. Consolidated Pension Plan. (Incorporated by reference to Exhibit 10.80 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

            10.63 Form of 1998 Annual Bonus Plan. (Incorporated by reference to Exhibit 10.84 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31,
                        1998)

            10.64 Form of 1999 Annual Bonus Plan. (Incorporated by reference to Exhibit 10.85 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31,
                        1998)

            10.65 Executive Employment Agreement, dated as of May 1, 1999, by and among Specialty Foods Acquisition Corp., Specialty Foods Corp., Metz Baking Company, Mother's Cake & Cookie Company, Archway Cookies, Inc., and Andre-Boudin Bakeries, Inc. and David E. Schreibman. (Incorporated by reference to Exhibit 10.87 to Specialty Foods Corp.'s Report on Form 10-Q for the Quarter ended March 31, 1999)

            10.66 Amended and Restated Retention Bonus Agreement, dated as of May 1, 1999, by and between Specialty Foods Corp. and David E. Schreibman. (Incorporated by reference to
                        Exhibit 10.88 to Specialty Foods Corp.'s Report on Form 10-Q for the Quarter ended March 31, 1999)

            10.67 Amended and Restated Divestiture Award Agreement, dated as of May 1, 1999, by and between Metz Baking Company and David E. Schreibman. (Incorporated by reference to Exhibit 10.89 to Specialty Foods Corp.'s Report on Form 10-Q for the Quarter ended March 31, 1999)

            10.68 Amended and Restated Divestiture Award Agreement, dated as of May 1, 1999, by and between Mother's Cake & Cookie Company and David E. Schreibman. (Incorporated by reference to Exhibit 10.90 to Specialty Foods Corp.'s Report on Form 10-Q for the Quarter ended March 31,
                        1999)

            10.69 Amended and Restated Divestiture Award Agreement, dated as of May 1, 1999, by and between Andre-Boudin Bakeries, Inc. and David E. Schreibman. (Incorporated by reference to Exhibit 10.91 to Specialty Foods Corp.'s Report on Form 10-Q for the Quarter ended March 31, 1999)

            10.70 Participation Award Agreement, dated as of May 1, 1999, between Mother's Cake & Cookie Company and Patrick J. O'Dea. (Incorporated by reference to Exhibit 10.92 to Specialty Foods Corp.'s Report on Form 10-Q for the Quarter ended March 31, 1999)

            12.1*       Statement re Computation of Ratio of Earnings to Fixed
                        Charges.

            21.1*       Subsidiaries of SFC New Holdings, Inc.

            23.1*       Consent of KPMG.

            23.2**      Consent of Paul, Weiss, Rifkind, Wharton & Garrison (See
                        Exhibit 5.1).

            24.1* Power of attorney (included on the signature page of this registration statement).

            25.1* Statement on Form T-1, of the Eligibility of United States Trust Company of New York, as Trustee under the Indenture relating to the 11 1/4% Senior Notes due 2001 and the 12 1/8% Senior Notes due 2002.

            25.2* Statement on Form T-1, of the Eligibility of U.S. Trust Company of Texas, N.A., as Trustee under the Indenture relating to the 13 1/4% Senior Subordinated Notes due 2003.

            27*         Financial Data Schedule

            99.1**      Form of Letter of Transmittal.

            99.2**      Form of Notice of Guaranteed Delivery.

----------

*     To be filed herewith.
**    To be filed by amendment.